REGISTRATION FILE NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                         Pre-Effective Amendment No. 1

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                         KNIGHTSBRIDGE FINE WINES, INC.
              (Exact name of small business issuer in its charter)



         NEVADA                          5180                   98-0231440
(State or other jurisdiction  (Primary standard industrial) (IRS Employer
 of incorporation or           classification code number)   Identification No.)
 organization)

                             ONE KIRKLAND RANCH ROAD
                             NAPA, CALIFORNIA 94558
                                 (707) 254-9100
          (Address and telephone number of principal executive offices)

Approximate date of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [__]



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


                        CALCULATION OF REGISTRATION FEE


------------------------- ---------------------- ----------------------- ---------------------- ----------------------
     TITLE OF EACH               AMOUNT             PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
        CLASS OF                  TO BE            OFFERING PRICE PER     AGGREGATE OFFERING      REGISTRATION FEE
    SECURITIES TO BE          REGISTERED (1)              UNIT                   PRICE
       REGISTERED
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Common stock, $.001 par      21,925,556 (2)            $0.74 (3)              $16,224,911             $2,055.70
value per share

------------------------- ---------------------- ----------------------- ---------------------- ----------------------


(1) In the event of a stock split, stock dividend or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Includes (i) 12,500,000 shares of common stock covering 125% of the shares of common stock issuable upon conversion of the secured convertible note issued to Gryphon Master Fund, L.P., (ii) 8,890,556 shares of common stock issuable upon exercise of warrants, and (iii) 535,000 shares of common stock held by various holders.

(3) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 and is based upon the average of the bid and the asked price of the Registrant's common stock as quoted on the Over-the-Counter Bulletin Board of $0.74 on October 27, 2004.



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


                                 WITH A COPY TO:

             JOEL SHAPIRO                         LOUIS E. TAUBMAN
        CHIEF EXECUTIVE OFFICER         LAW OFFICES OF LOUIS E. TAUBMAN, P.C
        ONE KIRKLAND RANCH ROAD               225 BROADWAY, SUITE 1200
           NAPA, CALIFORNIA                      NEW YORK, NY 10007
            (707) 254-9100                         (212) 732-7184


            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                  SUBJECT TO COMPLETION, DATED October 27, 2004

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                                21,925,556 SHARES

                         KNIGHTSBRIDGE FINE WINES, INC.
                                  COMMON STOCK

This prospectus relates to the resale by the selling security holders for their own accounts of up to an aggregate of 21,925,556 shares of our common stock, of which (i) 12,500,000 shares of common stock covering 125% of the shares of common stock issuable upon conversion of the secured convertible note issued to Gryphon Master Fund, L.P., (ii) 8,055,556 shares of common stock issuable upon exercise of warrants to Gryphon; (iii) 835,000 shares of common stock issuable upon exercise of warrants to various holders; and, (iv) 535,000 shares of common stock held by various holders.

Our common stock trades on the OTC Bulletin Board(R) under the symbol "KFWI." The last reported sale price of our common stock on October 27, 2004, was $0.75 per share.



The mailing address and the telephone number of our principal executive offices are One Kirkland Ranch Road, Napa, California 94558, (707) 254-9100.



 ------------------------------------------------------------------------------

          Investing in our common stock involves a high degree of risk.

 PLEASE SEE THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" BEGINNING ON
  PAGE 3.
 ------------------------------------------------------------------------------


We will not receive any proceeds from the sale of the shares by the selling security holders. We may receive proceeds in connection with the exercise of a warrant whose underlying shares may be sold in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is October 27, 2004.


You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

                                TABLE OF CONTENTS
                                -----------------



                                                                         ge


Prospectus Summary                                                        1

Risk Factors                                                              3

Cautionary Statement Regarding Forward Looking Statements                 9

Use Of Proceeds                                                           9

Selling Shareholders                                                      10

Plan of Distribution                                                      14

Description of Business                                                   16

Description of Property                                                   23

Directors, Executive Officers, Promoter and Control Persons               23

Executive Compensation                                                    27

Security Ownership of Certain Beneficial Owners and
 Management                                                               29

Certain Relationships And Related Transactions and
 Recent Sales of Unregistered Securities                                  31

Description Of Securities                                                 32

Market for Common Equity and Related Shareholder Matters                  36

Management's Discussion and Analysis or Plan of Operation                 38

Changes in and Disagreements with Accountants on Accounting
 and Financial Disclosure                                                 43

Legal Proceedings                                                         43

Disclosure of Commission Position on Indemnification for
 Securities Act Liabilities                                               44

Transfer Agent                                                            44

Experts                                                                   44

Legal Matters                                                             44

Where You Can Find More Information                                       44

Financial Statements                                                      46





DEALER PROSPECTUS DELIVERY OBLIGATION


Until such date as stated in the prospectus filed under Rule 424(b) under the Securities Act, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

CORPORATE INFORMATION

         Our corporate offices are located at One Kirkland Ranch Road, Napa California, 94558. Our telephone number is (707) 254-9100. The URL for our website is http://www.knightsbridgewines.com.




                              PROSPECTUS SUMMARY

         The following is a summary that highlights what we believe to be the most important information regarding Knightsbridge Fine Wines, Inc. and the securities being offered herein. Because it is a summary, however, it may not contain all of the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus, including our financial statements and related notes and the risks of investing in our common stock discussed under "Risk Factors" carefully. Unless the context requires otherwise, "we," "us," "our" and similar terms refer to Knightsbridge
Fine Wines.


         This   prospectus   covers  the  resale  of  up  to  an   aggregate  of
21,925,556shares of our common stock. In connection with a financing transaction on April 21, 2004 with Gryphon Master Fund,  L.P., or Gryphon,  this  prospectus covers the resale of (1)  12,500,000  covering 125% of the shares  issuable upon conversion of a four-year secured convertible term note issued to Gryphon in the principal amount of $5,500,000,  secured by a lien and pledge of our assets, (2)
8,055,556 shares issuable to Gryphon upon the exercise of warrants;  (3) 835,000 shares  issuable  the exercise of warrants by various  holders;  and (4) 535,000 shares of common stock held by various holders.  The Gryphon note is convertible into  shares of our  common  stock at a  conversion  price of $0.55  per  share, subject to certain  anti-dilution  adjustments,  and the  exercise  price of the warrants  issued to Gryphon ranges between $0.01 and $0.70 per share.  1,527,778 shares  issuable  upon the exercise of the warrants  issued from our October 16,
2003 and  December  22, 2003  private  placements  are also  covered  hereunder, although  these  shares were  previously  registered  in our  December  22, 2003
Registration Statement on Form SB-2.

         835,000 shares of our common stock are issuable upon exercise of various warrants issued between December 16, 2002 and April 21, 2004 to various parties. This prospectus covers the resale of such 835,000 shares of common stock and an additional 535,000 shares of common stock issued to certain parties that have been granted registration rights. The offering will terminate when all of the Selling Shareholders have sold their shares pursuant to this prospectus or in reliance on any exemption or safe harbor available pursuant to the Securities Act or until the shares are freely tradable under the Securities Act pursuant to applicable safe harbor or exemptions of the Securities Act.

OUR COMPANY

         Our predecessor company, Tech-Net Communications, Inc. was incorporated on May 15, 2000 under the laws of the state of Nevada.

            On August 1, 2003, our predecessor company,  Tech-Net Communications
Inc.,  completed a Share Exchange with  Knightsbridge Fine Wines, Inc., a Nevada corporation,  formed  to  develop  and  finance  the  growth  of  a  diversified international  wine  company  consisting  of estate  vineyards  and brands  from various wine growing regions of the world.  Knightsbridge Fine Wines was founded during 2002. As a result of the Share Exchange,  Knightsbridge became our wholly
owned  subsidiary.   Pursuant  to  the  Share  Exchange,   the  shareholders  of
Knightsbridge  became the owners of the  majority  of  Tech-Net  Communication's voting  stock.  On August 6, 2003,  our board of  directors  and a  majority  of shareholders  approved  a name  change  from  Tech-Net  Communications  Inc.  to
Knightsbridge Fine Wines, Inc.

         We are engaged in the business of producing wine. From our inception, we had a vision to establish and build a diversified international wine company.
We believed that an oversupply of small and mid-sized wineries existed that lacked effective sales, marketing, and branding strength, and, therefore, an opportunity existed in which we could strategically consolidate a group of these small and mid-sized wineries and create an enterprise which would maximize economies of scale by leveraging the production of wines in under utilized facilities and increasing the efficiency of sales through the utilization of a singular global sales and marketing group. We further believed that by adopting and applying consumer beverage marketing principals we could further enhance operating results beyond what was currently achieved by many small and mid-sized wineries creating a comparative advantage for us over these smaller enterprises.
See "Description of Business" for more information. We are a development stage company and our operations to date have been largely financed through the sale of our securities. As a result, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

            KFWBA Acquisition Corp., a corporation formed under the laws of the State of Nevada was incorporated in November 2003. KFWBA is a wholly owned subsidiary holding company of Knightsbridge.

         On April 21, 2004 we acquired  50% of  Kirkland  Knightsbridge,  LLC, a
California limited liability  company,  pursuant to a Capital Stock Contribution
Agreement, dated as of April 21, 2004, by and among Kirkland Ranch, LLC, a California limited liability company, Kirkland Knightsbridge, Knightsbridge and Mr. Larry Kirkland.


         Our  corporate  offices are located at One  Kirkland  Ranch Road,  Napa
California, 94558. Our telephone number is (707) 254-9100. The URL for our website is http://www.knightsbridgewines.com.



THE OFFERING


Common stock offered by selling security holders         Up to an aggregate of 21,935,556  shares of common stock may be offered under this  prospectus,  of which (1)  12,500,000 shares  cover 125% of the shares  issuable  upon  conversion convertible  note issued to Gryphon,  (2)  8,055,556  shares exercise of warrants  issued to Gryphon,  (3)  1,527,778  of which warrant shares were previously issued and outstanding,
                                                         (4)835,000 shares issuable upon exercise of various warrants issued to various parties, and (5)535,000 shares were issued to various parties with registration rights.


Use of Proceeds                                          All  proceeds  of  this  offering  will be  received  by the selling  security  holders  for their own  accounts.  We may receive  proceeds  in  connection  with the  exercise of the
                                                         warrants   issued  to  Gryphon  and  various  parties  whose
                                                         underlying shares may in turn be sold by Gryphon and various parties.

Risk Factors                                             You should read the "Risk Factors" section beginning on page
                                                         3, as well as other  cautionary  statements  throughout this prospectus, before investing in shares of our common stock.

OTC Bulletin Board(R)symbol                              KFWI







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


                                  RISK FACTORS

         You should carefully consider the risks described below before making an investment in Knightsbridge. All of these risks may impair our business operations. If any of the following risks actually occurs our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

         Our auditors have expressed substantial doubt about our ability to continue as a going concern because our business has been funded largely through the sale of our securities and, as a result, the growth and success of our business depends upon obtaining future financings, without which we will not have the necessary capital spending and working capital funds to continue our business.





The premium wine industry is a capital-intensive business, which requires substantial capital expenditures to develop and acquire vineyards and to improve or expand wine production. Further, the farming of vineyards and acquisition of grapes and bulk wine require substantial amounts of working capital. We project the need for significant capital spending and increased working capital requirements over the next several years. There can be no assurance that we will be able to secure such financing on terms that are acceptable, if at all. Additionally, we are in default on some of our short-term notes payable, payment of which has currently been extended by the lenders pending the refinance of our liabilities. As a result, we will be required to raise substantial amounts of cash during 2004. There can be no assurance that we will be successful in our efforts and any failure to raise such monies would have a material negative effect on our business and operations. Finally, our auditors have expressed substantial doubt about our ability to continue as a going concern. If we are unable to secure necessary financing with favorable terms, we will not have the funds to continue to produce, market and sell our products.


Our business is seasonal, which could cause our market price to fluctuate.

         Our industry is subject to seasonal as well as quarterly fluctuations in revenues and operating results. Sales volume tends to increase during summer months and the holiday season and decrease after the holiday season. As a result, our sales and earnings are likely to be highest during the fourth calendar quarter and lowest in the first calendar quarter. This and other factors may cause fluctuations in the market price of our common stock.


We are dependent on third parties for supply of ourproducts and if we are not able to maintain good working relationships with these parties or enter into new third party agreements, we may not be able to meet our distribution and sale goals.


         We currently own two vineyards with the facilities for wine production. However, Knightsbridge primarily markets and distributes wines produced by third parties under our own label or the label of such third party producers. Except for any contractual rights and remedies that Knightsbridge may have with such producers, we have no control over the availability of Knightsbridge's products, their quality or cost. If for any reason we are unable to maintain or acquire new relationships with third party producers on commercially acceptable terms, we may not be able to distribute our products as planned. If we encounter delays or difficulties with contract producers in producing or packaging our products, the distribution, marketing and subsequent sales of these products would be adversely affected, and we may have to seek alternative sources of supply or abandon or sell product lines on unsatisfactory terms. Knightsbridge may not be able to enter into alternative supply arrangements on commercially acceptable terms, if at all. There can be no assurance that the producers that Knightsbridge has engaged will be able to provide sufficient quantities of these products or that the products supplied will meet with Knightsbridge's specifications.


We are dependent on certain key existing and future personnel, without whom the Company will not run as efficiently as it has in the past.

         Our success will depend, to a large degree, upon the efforts and abilities of our officers and key management employees such as Joel Shapiro, our Chief Executive Officer; and Joseph Carr, our President. The loss of the services of either of these employees, or other key employees could have a material adverse effect on our operations. Joel Shapiro has vast experience in the finance industry and has been with us since our Share Exchange on August 1, 2003, which gives him unprecedented knowledge about our Company's history. Joseph Carr has over 20 years experience in the wine industry. We have an employment agreement with Joseph Carr. We do not currently maintain key man life insurance on any of our key employees. In addition, as our business plan is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations. Key employees will require a strong background in the wine industry and we cannot assure that we will be able to successfully attract and retain such key personnel. If, for any reason our current key employees leave our employ and we are unable to retain comparable replacements, our Company will lack a strong management team and that could lead to a temporary or permanent breakdown of the Company.

We may have difficulty competing with larger and better-financed companies in our sector, which could result in a decrease of sales.


         The premium table wine industry is intensely competitive and highly fragmented. Our wines may compete in the premium wine market segments with many other premium domestic and foreign wines. Our wines may also compete with popular-priced generic wines and with other alcoholic and, to a lesser degree, non-alcoholic beverages, for shelf space in retail stores and for marketing focus by our independent distributors, many of which carry extensive brand portfolios. Being a fairly new, and smaller company than many of our competitors who have greater financial, technical, marketing and public relations resources than we presently do, may put us at a disadvantage. Our sales may be harmed to the extent we are not able to compete successfully against such wine or alternative beverage producers.


Winemaking and grape growing are subject to a variety of agricultural risks that may lead to a decrease in supply of our product.

         Various diseases, pests, fungi, viruses, drought, frosts and certain other weather conditions can affect the quality and quantity of grapes available, decreasing the supply of our products and negatively impacting profitability. Many California vineyards have been infested in recent years with phylloxera. Although we intend to work towards limiting the risk from phylloxera, there can be no assurance that the vineyards owned or utilized by the producers with whom we have contracted, or future vineyards that we may acquire, will not become susceptible to current or new strains of phylloxera.
Pierce's Disease is a vine bacterial disease that has been in California for more than 100 years. It kills grapevines and there is no known cure. Small insects called sharpshooters spread this disease. A new strain of the sharpshooter, the glassy winged, was discovered in Southern California and is believed to be migrating north. The agricultural industry is actively trying to control this pest and is making every reasonable effort to prevent an infestation in vineyards. We cannot, however, guarantee that our current producers will succeed in preventing contamination in existing vineyard or that we will succeed in preventing contamination in future vineyards we may acquire. Future government restrictions regarding the use of certain materials used in grape growing may increase vineyard costs and/or reduce production. Grape growing also requires adequate water supplies. A substantial reduction in water supplies could result in material losses of grape crops and vines, which could lead to a shortage of our product supply.


Our business may be adversely effected by our ability to grow or acquire enough high quality grapes for our wines, which could result in a supply shortage.

          The adequacy of our grape supply is influenced by consumer demand for wine in relation to industry-wide production levels. While we believe that we can secure sufficient regular supplies of grapes from a combination of acquisitions and from grape supply contracts with independent growers, we cannot be certain that grape supply shortages will not occur. A shortage in the supply of wine grapes could result in an increase in the price of some or all grape varieties and a corresponding increase in our wine production costs. An increase in production cost could lead to an increase in our wine prices, which may ultimately have a negative effect on our sales. Depending upon our independent growers and acquisitions, a shortage in grape supply could have a stronger effect on our Company than our competitors. Since wine is our only product at this time, a shortage like the one described above would harm our business.

A potential oversupply of grapes due to an increase in domestic and foreign vineyards could cause our prices to decrease and reduce sales.

 Current trends in the domestic and foreign wine industry point to rapid plantings of new vineyards and replanting of old vineyards to greater densities, with the expected result of significantly increasing the worldwide supply of premium wine grapes and the amount of wine which will be produced in the future. This increase in grape production has resulted in an excess of supply over demand and has forced wineries to reduce, or maintain prices without the ability to increase them. A reduction in our wine prices could have a material adverse effect on our sales and overall business. Specifically, reduced grape prices could result in a greater number of wine companies and increased competition for our product.


We may experience barriers to conducting business due to government regulations.

         The United States wine industry is subject to extensive regulation by the Federal Bureau of Alcohol, Tobacco and Firearms and various foreign agencies, state liquor authorities and local authorities. These regulations and laws dictate such matters as licensing requirements, trade and pricing practices, permitted distribution channels, permitted and required labeling, advertising and relations with wholesalers and retailers. Any acquisition of new vineyards or wineries may be limited by present and future zoning ordinances, environmental restrictions and other legal requirements. In addition, new regulations or requirements or increases in excise taxes, income taxes, property and sales taxes or international tariffs, could reduce our profits. Future legal challenges to the industry, either individually or in the aggregate, could harm our business if they mandate documents to continue our business and we are unable to obtain such documents.


Foreign exchange rates risks, political stability risk, and/or the imposition of adverse trade regulations could harm our business.


         We conduct some of our business in foreign currencies. We own and operate a winery in Argentina and operate a sales and marketing business in Australia, which exports Australian sourced wines. As part of our plans to acquire other businesses we may expand our operations to other countries, operate those businesses in foreign currencies, and export goods from the United States of America. As part of our current international business we import bulk wine into the United States of America and operate a winery in Argentina of which we use foreign currencies to purchase goods and operate those businesses. Presently, we have not engaged in any financial hedging activities to offset the risk of exchange rate fluctuations. We may in the future, on an as-needed basis, engage in limited financial hedging activities to offset the risk of exchange rate fluctuations. There is a risk that a shift in certain foreign exchange rates or the imposition of unforeseen and adverse political instability and/or trade regulations could adversely impact the costs of these items and the liquidity of our assets, and have an adverse impact on our operating results. In addition, the imposition of unforeseen and adverse trade regulations could have an adverse effect on our imported wine operations. We expect the volume of international transactions to increase, which may increase our exposure to future exchange rate fluctuations.


Our business may be adversely affected by changing public opinions about alcohol.


         A number of research studies suggest that various health benefits may result from the moderate consumption of alcohol, but other studies suggest that alcohol consumption does not have any health benefits and may in fact increase the risk of stroke, cancer and other illnesses. If an unfavorable report on alcohol consumption gains general support, it could harm the wine industry as a whole, including our Company.

Contamination of our wines could lead to a diminishing reputation of our product, which would harm our business.

         Because our products are designed for human consumption, our business is subject to certain hazards and liabilities related to food products, such as contamination. A discovery of contamination in any of our wines, through tampering or otherwise, could result in a recall of our products. Any such recall would significantly damage our reputation for product quality, which we believe is one of our principal competitive assets, and could seriously harm our business and sales. Although we maintain insurance to protect against such risks, we may not be able to maintain such insurance on acceptable terms and such insurance may not be adequate to cover any resulting liability. Therefore, if our products are recalled and we do not have adequate insurance coverage, our business will suffer a significant loss of sales and profit, as well as capital to cover the difference in the liability cost.


Infringement of Our Brand Name May Damage Our Business.

         Our wines are branded consumer products. Our ability to distinguish our brand name from those of our competitors depends, in part, on the strength and vigilant enforcement of our brand name. Competitors may use trademarks, trade-names or brand names that are similar to those we use, thereby weakening our intellectual property rights. If our competitors infringe on our rights, we may have to litigate in order to protect such rights. Litigation may result in significant expense and divert our attention from business operations. In addition, we cannot assure you that we would be successful in protecting our rights.


One of our key investors maintains the right to declare us in default of our obligations under a Note.

         The Company entered a Note dated April 21, 2004 with Gryphon Master Fund, LP. Under the Note, if Gryphon declares an event of default it has the option to either foreclose on all of our assets or require us to immediately pay the entire outstanding Principal amount of the Note and any accrued and unpaid interest thereon in cash. One of the events of default listed in the Note is the failure to have the current registration statement declared effective by June 15, 2004. Since this date has passed and the registration statement has not yet been declared effective, Gryphon maintains the right to declare us in default under the Note and to require payment within 20 days from the date of notice. If we are unable pay the amount due under the Note, Gryphon's investment is secured by a first priority security interest in all of the assets and property of our Company, including our interest in Kirkland Knightsbridge LLC.


RISKS RELATING TO THE OFFERING

The fact that our directors and officers own 44.71% of our capital stock may decrease your influence on shareholder decisions.

         Our executive officers and directors, in the aggregate, beneficially own 44.71% of our capital stock. As a result, our officers and directors, will have the ability to influence our management and affairs and the outcome of matters submitted to shareholders for approval, including the election and removal of directors, amendments to our bylaws and any merger, consolidation or sale of all or substantially all of our assets.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.


         There is currently only a limited public market for our common stock, which is traded on the Over-the-Counter Bulletin Board, and there can be no assurance that a trading market will develop further or be maintained in the future. As of October 27, 2004, the closing price of our common stock on the Over-the-Counter Bulletin Board was $0.73. As of October 27, 2004, we had approximately 520 shareholders of record not including shares held in street name. During the month of April 2004, our common stock traded an average of 58,229 shares per day with a trading range of $2.53 per share to $1.38 per share. During the month of May 2004, our common stock trade an average of 20,170 shares per day with a trading range of $1.40 per share to $0.90 per share. During the month of June 2004, our common stock traded an average of 13,143 shares per day with a trading range of $1.21 per share to $0.90 per share. During the month of July 2004, our common stock traded an average of 31,276 shares per day with a trading range of $1.28 per share to $0.90 per share. During the month of August 2004, our common stock traded an average of 61,995 shares per day with a trading range of $1.01 per share to $0.46 per share. During the month of September 2004, our common stock traded an average of 76,980 shares per day with a trading range of $1.01 per share to $0.473 per share. In addition, during the past two years our common stock has had a trading range with a low price of $0.01 per share and a high price of $4.97 per share.


The outstanding warrants may adversely affect the company in the future and cause dilution to existing shareholders.

         There are currently 8,890,556 warrants outstanding, which are exercisable at a various prices between $0.01 and $2.70 per share, subject to adjustment in certain circumstances, with terms that extend until as late as April 21, 2009. Exercise of the warrants may cause dilution to the interests of other shareholders as a result of the additional common stock that would be issued upon exercise. In addition, sales of the shares of our common stock issuable upon exercise of the warrants could have a depressive effect on the price of our stock, particularly if there is not a coinciding increase in demand by purchasers of our common stock. Further, the terms on which we may obtain additional financing during the period any of the warrants remain outstanding may be adversely affected by the existence of these warrants as well.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING INFORMATION


         This prospectus, any supplement to this prospectus and the documents incorporated by reference include "forward-looking statements". To the extent that the information presented in this prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends", "anticipates", "believes", "estimates", "projects", "forecasts", "expects", "plans" and "proposes" or similar expressions. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of this prospectus. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements. When considering forward-looking statements in this prospectus, you should keep in mind the cautionary statements in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections, and other sections of this prospectus.


         In addition, these forward-looking statements speak only as of the date of this prospectus. We believe it is in the best interest of our investors to use forward-looking statements in discussing future events. However, we are not required to, and you should not rely on us to, revise or update these statements or any factors that may affect actual results, whether as a result of new information, future events or otherwise.



                              SELLING SHAREHOLDERS


         The following table sets forth certain information concerning the resale of the shares of our common stock by the Selling Shareholders. Unless otherwise described below, to our knowledge, no selling shareholder nor any of their affiliates has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. Unless otherwise described below, the Selling Shareholders have confirmed to us that they are not broker-dealers or affiliates of a broker-dealer within the meaning of Rule 405 of the Securities Act, as amended. Those Selling Shareholders that are broker-dealers have confirmed to us that that they purchased the securities in the ordinary course of business and that at the time of the purchase of the securities to be resold, the seller had no agreements or understandings, directly or indirectly, with any person to distribute the securities.


         The Selling Shareholders may offer all or some portion of the shares of common stock or the shares of common stock issuable upon conversion of the note and/or exercise of the warrants. Accordingly, no estimate can be given as to the amount or percentage of our common stock that will be held by the Selling Shareholders upon termination of sales pursuant to this prospectus. In addition, the Selling Shareholders identified below may have sold, transferred or disposed of all or a portion of their shares since the date on which they provided the information regarding their holdings in transactions exempt from the registration requirements of the Securities Act. The number of shares owned and offered hereby by the Selling Shareholders are calculated assuming a conversion ratio of 125%. Individual beneficial ownership of the Selling Shareholders also includes shares of common stock that a person has the right to acquire within 60 days from the date of this prospectus.


         As of October  27,  2004,  there were  40,928,297  shares of our Common
Stock outstanding and 10,000,000 shares from the notes and 8,890,556 shares from our warrants outstanding, which are treated on as converted basis for the purposes of computing the percentage of outstanding securities owned by the Selling Shareholders. Unless otherwise indicated, the Selling Shareholders have the sole power to direct the voting and investment over the shares owned by them. We will not receive any proceeds from the resale of our common stock by the Selling Shareholders.

        The Selling  Shareholders  and any other persons  participating  in the sale or distribution of the shares offered under this prospectus will be subject to applicable  provisions of the  Securities  Exchange Act of 1934 and the rules and regulations  under that act,  including  Regulation M. These  provisions may restrict  activities  of, and limit the timing of purchases  and sales of any of the shares by, the Selling Shareholders or any other such persons.  Furthermore, pursuant to Regulation M, persons  engaged in a  distribution  of securities are prohibited from  simultaneously  engaging in market making and other  activities with  respect to those  securities  for a specified  period of time prior to the
commencement  of  such  distributions,   subject  to  specified   exceptions  or
exemptions.  All of these limitations may affect the marketability of the shares offered hereby. The offering will terminate when all of the Selling Shareholders have sold their shares  pursuant to this  prospectus or in reliance on exemption or safe harbor available  pursuant to the Securities Act or until the shares are freely tradable under the Securities Act.



                                OWNERSHIP OF COMMON STOCK PRIOR TO THE OFFERING
                                -----------------------------------------------
                                                      PERCENTAGE OF    NUMBER           PERCENTAGE OF
       NAME OF SELLING          NUMBER OF             OWNERSHIP        OF SHARES        OWNERSHIP AFTER
       STOCKHOLDER              SHARES                (1)(2)(3)        OFFERED HEREBY   THE OFFERING (4)
       ------------------------------------------------------------------------------------------------------


       Gryphon Master Fund,     20,555,556           34.06%             819,444          9.99%
       L.P. (5)
       100 Crescent Court
       Suite 490
       Dallas, Texas  75201

       James McCubbin(6)           300,000            0.50%             300,000          0.00%
       38 Maybaugh Lane
       Annapolis, MD 21403

       Michael McIntyre            130,000            0.22%             60,000           0.15%
       1496 Bramwell Rd
       West Vancouver, BC
       Canada. V7S 2N9




10


       Richard Baright (7)          50,000            0.08%             50,000           0.00%
       50 Hudson Bluff
       Tivoli, NY 12583

       Robert Massucci, Sr.(8)      50,000            0.08%             50,000           0.00%
       1881 Hood Lane
       Maple Glenn, PA 19002

       Jack Masre (9)               30,000            0.05%             30,000           0.00%
       1931 east 87th street,
       Brooklyn NY 11223


       Robert Ryan (10)            100,000            0.20%            100,000           0.00%
       108 Cathcart Rd, Gwynedd
       Valley, PA 19437

       Robert Massucci, Jr. (11)   125,000            0.21%             25,000           0.04%
       1881 Hood Lane
       Maple Glenn, PA 19002

       Michael Garncik (12)        250,000            0.41%            250,000           0.00%
       1590 Stockdale Road
       Meadowbrook, PA
       19046

       Vincent Russo (13)           50,000            0.08%             50,000           0.00%
       413 Riverview Circle,
       New Hope, PA 18938

       Frank Gasztonyi (14)        200,000            0.33%            200,000           0.00%
       2355 Miramar Ave, Long
       Beach, CA 90815

       Victor Sedaka (15)          180,000            0.30%             30,000           0.05%
       3359 Bedford Avenue
       Brooklyn, NY 11210

       CK Cooper and Company       225,000            0.37%            225,000           0.00%
       (16)
       18300 Von Karman Avenue,
       Suite 440
       Irvine, CA  92612



(1) All Percentages have been rounded up to the nearest one hundredth of one percent.

(2)The 10,000,000 shares from our Convertible Note and 8,890,556 shares from our warrants outstanding are treated on fully converted basis for the purposes of computing the percentage of outstanding securities owned by the Selling Shareholders.

(3) Although we are registering shares covering 125% of the Company's shares (or 12,500,000) of common stock issuable under the $5.5 million convertible note, we are using the $0.55 per share conversion price of the note (or 10,000,000) for purposes of computing percentage of outstanding securities owned by Selling Shareholders, which results in a total of 60,353,853 shares issued and outstanding.

(4) Since we do not have the ability to control how many, if any, of their shares each of the selling shareholders listed above will sell, we have assumed that all of the selling shareholders will sell all of the shares offered herein for purposes of determining their percentage of ownership following the offering.

(5) The number of shares offered by this prospectus will vary from time to time based upon several factors including the total number of shares of common stock the holders of the note intend to convert and the amount of warrants that may be exercised. Based upon the terms of both the note and the warrants, holders may not convert the note and/or exercise the warrants, if on any date, such holder would be deemed the beneficial owner of more than 9.99% of the then outstanding shares of our common stock. But for this 9.99% contractual limitation, Gryphon would own 34.06%. Additionally, the shares underlying the note are subject to certain anti-dilution provisions, which would be triggered if we were to sell securities at a price below the note's conversion price. The person having voting, dispositive or investment powers over Gryphon Master Fund, L.P. is Warren W. Garden, Authorized Agent.

(6) Mr. McCubbin served as our Chief Financial Officer from August 1 - December 31, 2003. Mr. McCubbin continued to serve as consultant to the company until April 30, 2004 but no longer acted in the capacity of Chief Financial Officer, and as such, he no longer certifies our filings with the Securities and Exchange Commission.

(7) Includes 25,000 warrants issued on September 5, 2003, which are exercisable at a price of $2.70 per share and 25,000 warrants issued on September 5, 2003, which are exercisable at a price of $1.98 per share.

(8) Includes 25,000 warrants issued on September 8, 2003, which are exercisable at a price of $2.70 per share and 25,000 warrants issued on November 24, 2003, which are exercisable at a price of $1.50 per share.

(9) Includes 30,000 warrants issued on July 1, 2003, which are exercisable at a price of $1.50 per share.

(10) Includes 50,000 warrants issued on August 26, 2003, which are exercisable at a price of $1.80 per share and 50,000 warrants issued on November 24, 2003, which are exercisable at a price of $1.50 per share.

(11) Includes 25,000 warrants issued on July 7, 2003, which are exercisable at a price of $1.50 per share and 100,000 restricted shares that are not included as part of this registration statement.

(12) Includes 75,000 warrants issued on July 28, 2003, which are exercisable at a price of $2.30 per share and 175,000 restricted shares that are included as part of this registration statement.

(13)  Includes  25,000  warrants  issued  on  September  23,  2003,   which  are
exercisable at a price of $2.00 per share and 25,000 warrants issued on November 24, 2003, which are exercisable at a price of $1.50 per share.

(14)  Includes   100,000  warrants  issued  on  December  16,  2002,  which  are exercisable at a price of $2.00 per share and 100,000 warrants issued on September 22, 2003, which are exercisable at a price of $1.50 per share.

(15) Includes 30,000 warrants issued on October 2, 2003, which are exercisable at a price of $1.50 per share and 150,000 restricted shares that are not included as part of this registration statement. Additionally, Victor Sedaka is a registered person whose license is currently held at Gun Allen, Securities, which is a broker-dealer registered with the National Association of Securities Dealers. However, Sedaka purchased his securities in the ordinary course of business and at the time of his purchase of the securities to be resold, the seller had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(16) Includes 25,000 warrants issued on October 16, 2003, which are exercisable at a price of $2.40 per share and 60,000 warrants issued on December 22, 2003, which are exercisable at a price of $0.70 per share and 140,000 warrants issued on April 21, 2004, which are exercisable at a price of $0.70 per share.
Additionally, CK Cooper is a broker-dealer registered with the National Association of Securities Dealers. However, CK Cooper purchased his securities in the ordinary course of business and at the time of purchase of the securities to be resold, the seller had no agreements or understandings, directly or indirectly, with any person to distribute the securities. The person having voting, dispositive or investment powers over CK Cooper and Company is Alex Montano.




                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock on behalf of the selling shareholders. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

     o transactions on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

     o   in the over-the-counter market;

     o in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

     o   in connection with short sales of the shares;

     o   by pledge to secure or in payment of debt and other obligations;

     o through the writing of options, whether the options are listed on an options exchange or otherwise;

     o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

     o   through a combination of any of the above transactions.

         Each selling shareholder and its successors, including its transferees, pledgees or donees or their successors, may sell the common stock directly to the purchaser or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchaser. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

         In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The offering will terminate once all of the Selling Shareholders have sold their shares.

         We have entered into registration rights agreements for the benefit of the selling shareholders to register the common stock under applicable federal and state securities laws. The registration rights agreements provide for cross-indemnification of the selling shareholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling shareholders incident to the registration of the offering and sale of the common stock.

                             DESCRIPTION OF BUSINESS

OVERVIEW

         Knightsbridge Fine Wines was incorporated in the State of Nevada, on October 8, 2002 with a vision and objective to establish and build a diversified international wine company. Knightsbridge believes that an oversupply of small and mid-sized wineries lacking effective sales, marketing, and branding strength currently exists, which has created an opportunity to consolidate and build an efficient operation that can maximize economies of scale, increase utilization of production assets, and provide a more streamlined and effective sales, marketing, and distribution group. We further believe that by adopting and applying consumer beverage marketing principals within the wine industry we can further enhance operating results beyond what is currently achieved by many small and mid-sized wineries creating a comparative advantage for Knightsbridge. On August 1, 2003, we completed a reverse acquisition of Tech-net Communications, Inc., a Nevada corporation, incorporated on May 15, 2000. Following the reverse acquisition, we changed the name of Tech-net Communications, Inc. to "Knightsbridge Fine Wines, Inc." Knightsbridge Fine Wines, Inc. (formerly "Tech-net Communications") is now the parent company to our operating subsidiaries and is referred to herein as Knightsbridge.

         Most of our current costs consist primarily of expenses associated with developing our corporate strategy. As a result of our plan to expand our operations through new internal and external initiatives to expand revenue growth, we expect these costs to increase. Our profitability and success depends upon our success in executing our strategy to consolidate and build an efficient operation and our ability to raise capital in order to execute our growth plans.

INDUSTRY BACKGROUND

         The wine industry is generally segregated into three categories: premium table wines that retail for more than $3 per 750ml bottle; "jug" wines that retail for less than $3 per 750 ml bottle; and other wine products, such as sparkling wines, fortified wines, wine coolers and flavored wines. We produce and sell only premium table wines. The premium category is generally divided by the trade into four segments: popular-premium ($3-$7 per 750ml); super-premium ($7-$14 per 750 ml); ultra-premium ($14-$25 per 750 ml); and luxury (over $25 per 750 ml). We sell wines in each segment of the premium table wine market.


CORPORATE HISTORY

         We were incorporated under the laws of the state of Nevada in May 15, 2000, with the name Tech-Net Communications, Inc. Our original business was to establish an Internet e-commerce gateway, the Technet Gateway, for exchange of telecommunications services specifically targeted to small and medium size users of such services. It was our intention to provide the US telecommunications industry an online tool enabling them to market and sell their products through our website thereby allowing them to reach an untapped market of buyers consisting of small to medium size businesses in need of telecommunication products.

         Due to deteriorating market and lack of additional financing, in the summer of 2003, we determined that we would search for an ongoing business that we could purchase solely for stock rather than having to raise capital necessary for completely launching our existing business enterprise. On August 1, 2003, we completed a share exchange with Knightsbridge. As a result of the share exchange, Knightsbridge became our wholly owned subsidiary.



PRODUCTS

Current Product Line

         As of the date of this filing, with the exception of wines we hope will be produced by Bodegas, our recent acquisition in Argentina, and wines produced by Kirkland Knightsbridge, our joint venture with the Kirkland Ranch, we currently market and distribute wines produced by third parties under our own or such other parties' labels. These include a variety of red and white wines produced under the following labels by the following parties:


------------------------------------------- --------------------------------------- ----------------------------------
                WINE/LABEL                                 PRODUCER                        OWNERSHIP OF LABEL
------------------------------------------- --------------------------------------- ----------------------------------
The Global Collection of Guy Buffet         Kirkland Knightsbridge, LLC             Knightsbridge (1)
------------------------------------------- --------------------------------------- ----------------------------------
Kirkland Ranch Estate Wines                 Kirkland Knightsbridge, LLC             Kirkland Knightsbridge (2)
------------------------------------------- --------------------------------------- ----------------------------------
Kirkland Ranch                              Kirkland Knightsbridge, LLC             Kirkland Knightsbridge (2)
------------------------------------------- --------------------------------------- ----------------------------------
Jamieson Canyon                             Kirkland Knightsbridge, LLC             Kirkland Knightsbridge (2)
------------------------------------------- --------------------------------------- ----------------------------------
Alexander Park                              Dominion Wines, Ltd(3)                  Dominion Wines, International
------------------------------------------- --------------------------------------- ----------------------------------
Vinus                                       Dominion Wines, Ltd(3)                  Dominion Wines, International
------------------------------------------- --------------------------------------- ----------------------------------
Saddle Mountain                             Dominion Wines, Ltd.(3)                 Dominion Wines, International
------------------------------------------- --------------------------------------- ----------------------------------

     (1) During the first run of this line of wines, which was produced by a third party, we were the sole marketer and distributor. Kirkland Knightsbridge, LLC will produce the second run of this line at the Kirkland Ranch, but we will be the sole owners of this label.
     (2) Pursuant to the Capital Stock Contribution Agreement, from which the joint venture subsidiary Kirkland Knightsbridge, LLC was formed, we have a 50% ownership interest in this wine.
     (3) We do not provide any services to Dominion Wines, Ltd. We are the majority owner of Dominion Wines International, maintaining a 56% ownership interest.


Future Products

        As a result of our recent acquisition of Bodegas y Vinedos, financing and Letters of intent, we plan to begin independently producing and distributing our own wines in the future. We anticipate that the initial series of Knightsbridge owned and/or produced wines will include the following:

--------------------------------------- ----------------------------------------
                NAME                                 PRODUCER

--------------------------------------- ----------------------------------------
Fincas del Ocampo                       Bodegas y Venedos Anguinan S.A.(1)
--------------------------------------- ----------------------------------------
Siete Soles                             Bodegas y Venedos Anguinan S.A.(1)
--------------------------------------- ----------------------------------------
Los Colorados-Argentina Artist Series   Bodegas y Venedos Anguinan S.A.(1)
--------------------------------------- ----------------------------------------
Melbourne Park Australia                Dominion Wines, Ltd.(2)
--------------------------------------- ----------------------------------------

     (1) Bodegas y Vinedos does not have ready for sale products. Currently, Bodegas y Vinedos maintains a large inventory of wine, which we now own, and that we will ultimately bottle and label. In the future we will also begin to independently produce, at the Kirkland Ranch, the wine Bodegas y Vinedos has been producing for the past 80 years.
     (2) We intend to eventually own, market and distribute this particular label produced by Dominion Wines.


CURRENT SALES AND MARKETING

         With the exception of wines produced by Kirkland Knightsbridge, we currently market and distribute wines produced by third parties under such other parties' labels. We sell our wines through direct sales, independent distributors, our own customer list, and in limited quantities, directly from the wineries. Distributors generally remarket the wines through specialty wine shops and grocery stores, selected restaurants, hotels and private clubs across the country, and in certain overseas markets. We rely primarily on word-of-mouth recommendation, wine tastings, positive reviews in various publications, select wine competitions and company-sponsored promotional activities in order to increase public awareness of its wines.

         Independent distributors market our wines throughout the United States, including the District of Columbia and Puerto Rico, and internationally in the Caribbean Islands and Canada. We are currently investigating how to extend our distribution network into the Far East and Europe. As part of this process, we recently signed a sales and marketing agreement with a European winery. We employ 10 dedicated sales and marketing professionals who work directly with distributors in a particular region of the United States, and their customers. In addition, we have 25 broker agents who assist our sales and marketing forces with the distribution of our wines.

CUSTOMERS

         Since we are still in the development stage, and due to our sales and distribution strategy as described herein, we believe that we are not currently dependent on one or a few major customers.

Growth Strategy

         We intend to grow our operations through both internal initiatives and external acquisitions. The internal initiatives include the development of new and innovative brands and alliances with noted artists that leverage their proprietary designs into award wining wine labels that produce a differentiated consumer product. We further intend to internally grow sales by providing a wider selection of brands and products for our sales force to introduce into the marketplace thereby reducing average sales cost per product and increasing variety of product to our client base. We believe that by increasing our ability to provide an ever growing inventory of brands and products that we will be able to increase our ability to provide wholesalers with better promotional advantages over our smaller peers and therefore increase our competitive position and drive internal growth. The external initiatives include the targeting and subsequent acquisition of small to mid-sized wineries and distressed brands or inventory, which we can assimilate into our business model. We believe that by assimilating the small to mid-sized wineries we can add brands to our portfolio, which we can introduce into our sales and marketing channel that should provide wider public awareness and a greater level of sales.

         The   following   initiatives   represent  the  internal  and  external
transactions that we have recently initiated, developed, or acquired.

Kirkland sales and marketing agreement

         On June 1, 2003, we entered into a sales and marketing agreement with Kirkland Ranch Winery, a Napa Valley based company, to represent their products on an exclusive commission basis through our sales and marketing group. The terms of the agreement call for the parties to pursue certain transactions relating to a proposed joint-venture between the parties and for Knightsbridge to receive certain discounts on wine purchases.See "Acquisitions During the Current Fiscal Year."




The Artist Series of Fine Wines

         In order to complement our growth, we decided to create new brands based upon world-renowned artists to maximize brand name recognition while minimizing marketing costs. As part of this strategy, we recently entered into two agreements with renowned artists.

         On July 9, 2003, we entered into a license agreement with Guy Buffet to market an international collection of wines that blends Mr. Buffet's artistic talent with the winemaking talent of Knightsbridge's winemakers. This collection of wines, each featuring a unique Guy Buffet designed label, initially features California Chardonnay, Merlot, Cabernet Sauvignon, Sauvignon Blanc, and Shiraz from Australia. As distribution grows internationally, we intend to add varietal blends from New Zealand and Bordeaux. In addition, we have the right to use Guy Buffet's name, portrait, or picture in advertising and other promotional materials associated with the sale of products licensed under the agreement. Guy Buffet receives non-refundable royalties on sales of the licensed products we sell at a rate of $5.00 per twelve-bottle wine cases. In addition, we will pay Guy Buffet a non-refundable Guaranteed Minimum Royalty in the amount of $150,000.00, to be paid in 12 monthly installments during the term of the agreement, as an advance against the royalties previously described. The agreement expires on July 8, 2006 and we launched this artist series during the fourth quarter of 2003.

         On September 22, 2003, the Company entered into a license agreement with the Andy Warhol Foundation for the Visual Arts to market an international collection of wines. The agreement expires on December 31, 2006, and we anticipate launching this artist series during the second half of 2004. Under the agreement, we were granted a non-exclusive license to use Andy Warhol's artwork throughout North America, in connection with our wine products. Specifically, we are entitled to use artwork and quotations created by Andy Warhol on our wine labels; use of such artwork and quotations must be pre-approved on a case by case basis by the Andy Warhol Foundation. Pursuant to the terms of the agreement, we are to pay four percent (4%) of all net sales of the wine including Andy Warhol's artwork or quotes that we sell, to the Andy Warhol Foundation. We are also required to pay minimum royalty fees to the Andy Warhol Foundation as follows: $40,000 on December 31, 2003; $45,000 on December 15, 2005; $135,000 on December 15, 2005; and, $180,000 on December 15, 2006. A
portion of the proceeds from the sale of these art-inspired releases will benefit the Andy Warhol Foundation and its mission, fostering innovative artistic expression and advancing the visual arts through support of cultural organizations.

Gutsverwaltung Niederhausen Schlossbockenheim sales and marketing agreement

On February 1, 2004 the Company entered into a sales and marketing agreement with Gutsverwaltung Niederhausen Schlossbockenheim, a German Winery. Gutsverwaltung produces and sells certain wines under the name Gutsverwaltung Niederhausen-Schlossboeckelheim. Pursuant to the agreement, we have the exclusive right to sell Gutsverwaltung's wines in North America, Asia, and duty free shops. Under the agreement, we have a goal to purchase at least 70,000, 750 milliliter bottles of wine; our target for 2004 however, is 100,000 bottles. We solicit and confirm all orders we choose to accept and arrange for shipments to be sent directly by Gutsverwaltung or such warehouse or shipping location as designated by us and we are responsible for all freight charges. The agreement expires on December 31st 2004, but may be automatically renewed for successive one-year terms.

Acquisitions During the Fiscal Year Ended December 31, 2003

Dominion Wines International


         On February 17, 2003, we acquired a majority ownership interest in Dominion Wines International, an international sales and distributor of Australian sourced wines sold under several Company owned brands. We purchased 56% of Dominion's issued and outstanding shares for 694,850 of shares of equity in Knightsbridge. In addition to the shares, we also received all rights and properties owned, possessed or controlled by Dominion, tangible or intangible, of every kind and description including all assets used by Dominion in connection with its Business and operations as a going concern.


Bodegas y Venedos Anguinan S.A.


         On November 6, 2003, we used a portion of the net proceeds from our October 2003 private financing to complete the acquisition of Bodegas y Vinedos Anguinan S.A. through our wholly-owned subsidiary, KFWBA Acquisition Corp, a Nevada Corporation. The Bodegas winery and estate encompasses approximately 900 acres in the Andes Mountains of Argentina. The estate winery, founded in 1924, has developed a reputation for producing high quality wines with exceptional value. The winery focuses on traditional Bordeaux varietals, including Cabernet Sauvignon, Merlot, and Malbec, which have been shown to excel in Argentina's microclimates. Currently, there are 160 mature planted acres on a 900-acre estate. The vineyards have modern irrigation and piping systems contributing to optimum quality and production of the grapes.

         KFWBA acquired all of the assets, including all of the issued and outstanding shares of Bodegas for a purchase price of $2,700,000. When the Stock Purchase Agreement was signed, $2,500,000 was paid to Bodegas, through the issuance and delivery of an aggregate of 1,000,000 restricted common shares of Knightsbridge. The Stock Purchase Agreement is between Raul Granillo Ocampo and Nelida Barros Reyes, the only shareholders of Bodegas, KFWBA and Knightsbridge, as KFWBA's parent. Additionally, KFWBA issued 10 puts to Bodegas under Put Agreements, pursuant to which Bodegas may put to KFWBA up to an aggregate of $2,500,000 of the restricted common stock issued to Bodegas, based on the original issuance price to them, at their option. KFWBA's performance under the Put Agreement is guaranteed by us, as KFWBA's parent and secured by a Stock Pledge Agreement.

Acquisitions During the Current Fiscal Year

         We used the net proceeds from our most recent senior secured convertible note as part of the financing of our purchase of our 50% ownership interest in Kirkland Knightsbridge, LLC, a California limited liability company. In exchange for our 50% membership interest in the joint venture, we made an initial capital contribution equal in value of $10 million through the initial issuance of 4,255,320 shares of our common stock, par value $.001 per share, at an initial valuation of $2.35 per share. Pursuant to the joint venture agreements, Kirkland Ranch contributed all of its assets and certain of its liabilities to the joint venture subsidiary, including all of the assets of the Kirkland Ranch Winery located in Napa Valley, California. Kirkland Knightsbridge has title and ownership to all of the Kirkland Ranch assets including, without limitation, sixty-nine (69) acres of vineyard land, a 57,000 square foot state-of-the-art winemaking facility, wine labels including Kirkland Ranch Winery and Jamieson Canyon, inventory, accounts receivable, intellectual property and general intangibles. In connection with the transaction, we entered into an exclusive distribution and marketing agreement with Kirkland

Knightsbridge to sell wine and wine related products under our labels with an initial annual minimum purchase requirement equal to $3 million. Under a separate bottling agreement, Kirkland Knightsbridge will serve as the exclusive bottler of our products in California. (Please See Note 12: Acquisition of Interest in Kirkland Knightsbridge LLC, to our Financials.)


COMPETITION

         The premium segment of the wine industry is intensely competitive. Our competitors produce table, premium and other wines in the United States of America, Europe, South Africa, South America, Australia and New Zealand. Our domestic competitors in the popular-premium and super-premium segments include Beringer Blass Wine Estates (Beringer, Meridian), Brown-Forman (Fetzer),Constellation Brands (Estancia, Talus, Vendange, Nathanson Creek), Diageo (Beaulieu Vineyards), Kendall-Jackson, and the Wine Group (Glen Ellen). Our higher-priced wines compete with several hundred smaller California wineries, generally from Napa or Sonoma County, and with numerous foreign vintners, that produce premium wines. In recent years some very large producers of primarily generic wines have introduced varietal wines in the growing premium wine market. Our wines also compete with other alcoholic and non-alcoholic beverages for shelf space in retail stores and for marketing focus by our independent distributors, all of which also carry other wine or beverage brands. Many of our domestic and international competitors have significantly greater resources and as a result there can be no assurance that in the future we will be able to successfully compete with these competitors or that we will not face greater competition from other wineries and beverage manufacturers.

         At present, we do not have a single main competitor. Rather, we compete with different companies in different wine categories. In addition, we compete with various beverage companies for shelf space in retail stores that carry wine or other beverage brands. The Company, as a development stage company, has a relatively small competitor position within the industry, but believes that as we execute upon our business strategy, our relative position within the industry should rise.


INDUSTRY TAXES AND COSTS

         The United States Government imposes a federal excise tax of $2.55 per case on table wine. In addition, various states (including California) also impose excise taxes on wine. There can be no guarantee that the Federal or State Governments will not increase excise tax on wines in the near future. There can be no guarantee that the Federal or State Governments will not increase excise tax on wines in the near future.

RESEARCH AND DEVELOPMENT

         We did not conduct any significant research and development activities during the fiscal years ended December 31, 2002 and December 31, 2003.

EMPLOYEES


         At October 27, 2004, we had 13 full time employees based throughout the United States. In addition, our Argentina Winery operated through KFWBA Acquisition Corporation has 20 full-time employees located at Bodegas y Vinedos Anguinan S.A. We also pay approximately 25 broker-agents on a commission basis, as independent contractors, to assist our sales and marketing forces with the distribution of our wines.

         None of our employees is represented by a labor union and we consider our relationships with our employees to be good.

REGULATORY ENVIRONMENT

Regulation; Permits and Licenses

         The wine industry is subject to extensive regulation by the Federal Alcohol and Tobacco Tax and Trade Bureau, various foreign agencies and state and local liquor authorities. These regulations and laws dictate such matters as licensing requirements, trade and pricing practices, permitted distribution channels, permitted and required labeling, advertising restrictions and relations with wholesalers and retailers. Expansion of our existing facilities and development of new vineyards and wineries may be limited by present and future zoning ordinances, environmental restrictions and other legal requirements. In addition, new regulations or requirements or increases in excise taxes, sales taxes or international tariffs, could materially adversely affect the financial results of the Company. Currently, however, we believe we are in compliance with all currently applicable federal and state regulations.

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange or Nasdaq, the equity security also would constitute a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities is also required. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.





















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

                             DESCRIPTION OF PROPERTY

         For the fiscal year ended December 31, 2003, our U.S. corporate office was located at 65 Shrewsbury Road, Livingston, NJ 07039. This space was provided on a rent free basis by our majority shareholder. As a result, the Company did not recognize rental expense in the fiscal year.


         Commencing April 21, 2004, our principal corporate office is located at One Kirkland Ranch Road, Napa, California 94558. The property is owned by
Knightsbridge Kirkland, our joint venture subsidiary, and has an existing mortgage securing a $20,000,000 loan. The Kirkland property consists of sixty-nine (69) acres of vineyard land and a 57,000 square winemaking facility.


         We also own, by virtue of our recent acquisition of Bodegas Anguinan Winery, a 900 acre estate in the La Rioja province of Argentina. Currently, there are 160 mature planted acres on the 900-acre estate.


         We believe our existing properties are adequately covered by insurance.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS


         The following table and text set forth the names and ages of all directors and executive officers of the Company as of October 27, 2004. The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. We did not hold an annual meeting in 2003. There are no family relationships among directors and executive officers. Also provided herein are brief descriptions of the business experience of each director and executive officer during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.


NAME                         AGE               POSITION
----                         ---               --------
Joel Shapiro                  33          Chairman, CEO,
Joseph Carr                   43          President
Anthony J. A. Bryan           80          Director
Phillip E. Pearce             74          Director
Larry Kirkland                63          Director
Charles D. Marin              39          Controller
Jay Essa                      61          Executive Vice President of Sales
Michael Jeub                  61          Director


         JOEL SHAPIRO, CHAIRMAN OF THE BOARD, CEO. Joel ("Jake") Shapiro is CEO and Chairman of Knightsbridge, and has served on the Board since August 1, 2003. He has reviewed or visited almost 100 wineries in 4 continents in his quest to build the world's best wine company. He is charged with developing, sourcing and negotiating our acquisitions and strategic partnerships. He also guides corporate strategy, ensuring that we stay on-track to meet our long-term goals. Prior to joining Knightsbridge, Mr. Shapiro was President of JS Capital LLC, an east coast based finance boutique that specialized in mergers & acquisitions, and public corporate finance. JS Capital financed a variety of industry non-specific companies including software production firms in Pakistan, fiber optic systems in Mexico, and five star European hotel owners and operators. JS Capital had a strong presence in both apparel and mass media sectors, and maintained a number of Hollywood celebrity clients. JS Capital is no longer an active company as Mr. Shapiro now dedicates his full time to Knightsbridge. Mr. Shapiro began his finance career in 1992 working in the back offices of the investment-banking firm of M.H. Meyerson & Company. While attending night school at the Rutgers University Graduate School of Business for his MBA, Mr. Shapiro quickly rose up the ranks from working in the operations division of M.H. Meyerson to becoming one of the youngest Senior Traders, where he executed institutional orders on behalf of Wall Street's biggest firms, including Goldman Sachs, Merrill Lynch, and Credit Suisse First Boston. Mr. Shapiro attended Rutgers University, where he completed his studies in three years and received departmental and collegiate honors. As an undergraduate, Mr. Shapiro also attended the National University of Singapore, and through a joint venture program with Columbia University, the Shanghai Teachers College in China.



         JOSEPH CARR, PRESIDENT. Joe Carr is the President of Knightsbridge. Mr. Carr was previously our Executive Vice President of Sales. Mr. Carr has over twenty years experience in the wine industry overseeing team building within the international wine industry. Prior to joining Knightsbridge, Mr. Carr was the Vice President/Eastern Division Import Manager for Beringer Blass Wines. In this position, Joe surpassed all shipment and depletion goals while outperforming national Australian category trends over 38%. Mr. Carr also launched the brand Rothbury Estates, which surpassed all national goals and marketing plans. Prior to that, Mr. Carr was President of Mildara Blass Wines for North America. He lead the integration team of Beringer and Mildara Blass Wines and was responsible for international operations budgets, including Sales and Marketing Operations, and International Finance in excess of 11 million US$. He managed the executive staff including VP Marketing, VP Finance, and National Sales Manager. Joe built a team that consisted of 23 Regional Division Managers and 18 Regional Brokers. Previously he was Eastern Regional Manager for Paterno
Imports, whose international portfolio of products comes from all major wine producing countries. Mr. Carr graduated from the State University of New York at Geneseo in 1982 with a degree in Business Communications/Fine Arts.

         JAY ESSA, EXECUTIVE VICE PRESIDENT OF SALES. Jay Essa is the Executive Vice President of Sales for Knightsbridge. Mr. Essa was previously our Vice President of National Accounts, where he was instrumental in the development and expansion of sales and marketing team. In this position, he helped craft the Knightsbridge Sales team and helped locate and develop our initial customer base. Prior to joining Knightsbridge, Mr. Essa was Vice President of Sales and Marketing for Golden State Vintners. In this position, he managed 4 regional sales mangers to develop national brands and private labels for major clients, including Safeway, Kroger and Albertson. Prior to that, Mr. Essa was Vice President International Marketing and Western Division Manager for Palm Bay Imports. He led the development of an international sales and marketing program for both Italian and California wines. Before joint Palm Bay, Mr. Essa was President and CEO of Geerlings & Wade, Inc. (NASDAQ: GEER). He led the company's return to profitability in only 6 months and grew the top line revenues and profits for 3 consecutive years. He also helped position the company as the largest direct marketer and e-tailer of wine in North America. In addition, he personally developed numerous strategic alliances, including Starbucks, Greg Manning Auctions and Starchefs. Previously he was Managing Director in Europe for E&J Gallo Winery where he was responsible for development and management of operations in 18 countries. He has also served as E&J' Gallo Winery's Managing Director in UK & Ireland, General Manager of Gallo Sales Company, Regional Manager of Vintage Wine Division in California and a General Sales Manager for both Mountain Wine and Valley Winners. Jay graduated from the Pasadena City College in Pasadena, California where he majored in English Literature.

         ANTHONY J.A. BRYAN, DIRECTOR. Anthony J. A. Bryan is a Director of Knightsbridge and has served in this capacity since November 4, 2003. Mr. Bryan



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

is the former Chairman and CEO of Copperweld Corporation, a bimetallic wire and steel tubing company, and the former CEO of Cameron Iron Works, a company in the oil service business. Mr. Bryan has served on the Board of Directors of Federal Express (1987-96), Chrysler Corporation (1975-91), PNC Financial Corp (1978-89), ITT Corporation, Koppers Corporation, Hamilton Oil Corporation, First City National Bank of Houston, Imetal, and Hospital Corporation International. Mr. Bryan received his Master Degree in Business Administration from the Harvard Business School.

         PHILLIP E. PEARCE, DIRECTOR. Phillip E. Pearce is a Director of Knightsbridge and has served in this capacity since December 11, 2003. Mr. Pearce is an independent business consultant with Phil E. Pearce & Associates, and a member of the Board of Directors for a number of domestic and internationally headquartered companies. Mr. Pearce was Senior Vice President and a director of E.F. Hutton, Chairman of the Board of Governors of the National Association of Securities Dealers, a Governor of the New York Stock Exchange and a member of the Advisory Council to the United States Securities and Exchange Commission on the Institutional Study of the Stock Markets. Mr. Pearce has been a featured speaker to the European Economic Committee in Belgium representing the United States on a symposium on public disclosures. Mr. Pearce is a graduate of the University of South Carolina and the Wharton School of Investment Banking at the University of Pennsylvania.

         LARRY KIRKLAND, DIRECTOR. Larry Kirkland is a Director of Knightsbridge and has served in this capacity since April 21, 2004 when the Company acquired a membership interest in Kirkland Knightsbridge, LLC. Prior to joining the Company and the formation of Kirkland Knightsbridge, Mr. Kirkland was the principle owner and operator of the Kirkland Ranch Winery. Mr. Kirkland and his family began planting their first vineyards in 1985 while studying viticulture and enology. Construction of the current winery began in March 1998 and was completed in October 1999. Prior to entering the wine business Mr. Kirkland was a successful entrepreneur growing and developing various businesses including cattle ranches, building contractors and wild-cat oil drilling operations. As his businesses grew, he continued to buy larger parcels of ground and eventually purchased the 3,000 acres in the Napa Valley where the Kirkland Ranch Winery is currently located.


         CHARLES D.  MARIN,  CONTROLLER.  Charles  Marin is the  Controller  for
Knightsbridge. Mr. Marin is responsible for our consolidated financial operations. He has over 14 years of accounting experience including seven years of financial management experience in the wine industry specializing in Napa Valley vineyards. Prior to joining Knightsbridge, he held management positions with Domaine Chandon, an international sparkling wine house and Roundhill Cellars, a nationally distributed wine producing company. With these companies he managed the day-to-day finance functions, international consolidations, budgeting & forecasting, contract review, and procedural development. Prior to his experience in the wine industry, Mr. Marin held positions in public accounting, construction and the service industries. Mr. Marin's financial background is enhanced by his in-depth knowledge of human resources management practices. Mr. Marin is a graduate of the University of California at Davis with an accounting accreditation from the University of Washington in Seattle.

         MICHAEL JEUB, DIRECTOR AND CHAIRMAN OF THE AUDIT COMMITTEE. Michael Jeub is a Director of Knightsbridge and has served in this capacity since July 2004. Mr. Jeub is a Partner with the San Diego office of Tatum Partners. He is a financial management executive with a 30-year background in finance and operations. He is fully familiar with SEC requirements and compliance issues, and auditor and shareholder relations. From June 2002 to October 2003, Mr. Jeub served as Chief Financial Officer and Vice President of Finance for The Immune Response Corporation, a biotech company co-founded by Jonas Salk, which is developing a therapeutic AIDS vaccine. While in this position, Mr. Jeub was responsible for all accounting, SEC reporting, property and human resources. Prior to joining Tatum Partners, Mr. Jeub was Senior Vice-President and CFO of

Jenny Craig International, a $350,000,000 NYSE company for five years. Previously, Mr. Jeub was Senior Vice-President and Chief Financial Officer of National Health Laboratories, a $800,000,000 NYSE company, at which he was the financial liaison with the controlling investor. Mr. Jeub also served first as Chief Financial Officer and then as President of Medical Imaging Centers of America, a publicly held chain of freestanding imaging centers and hospital leased imaging centers. Mr. Jeub spent 18 years with International Clinical Laboratories, a publicly held national chain of medical testing facilities. Mr. Jeub began his career at ICL as regional controller, was promoted to Chief
Financial Officer during the bulk of his tenure and was President-ICL East for the last two years. Mr. Jeub was responsible for SEC filings and analyst presentations at ICL. Mr. Jeub holds a B.S. in Accounting from California State Polytechnic University-Pomona. Upon graduation Mr. Jeub joined Ernst& Young where he earned his CPA Certificate.



AUDIT COMMITTEE AND FINANCIAL EXPERT JEUB

         The Company has an Audit Committee as specified in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, composed of Mr. Mike Jeub and Mr. Tony Bryan and Phillip E. Pearce. The Audit Committee focuses its efforts on assisting our Board of Directors to fulfill its oversight responsibilities with respect to the Company's:


     o Quarterly and annual consolidated financial statements and financial information filed with the Securities and Exchange Commission;

     o   System of internal controls;

     o   Financial accounting principles and policies;

     o   Internal and external audit processes; and

     o   Regulatory compliance programs.

         The committee meets periodically with management to consider the adequacy of the Company's internal controls and financial reporting process. It also discusses these matters with the Company's independent auditors and with appropriate financial personnel employed by the Company. The committee reviews our financial statements and discusses them with management and our independent auditors before those financial statements are filed with the Securities and Exchange Commission.

         The committee has the sole authority to retain and dismiss our independent auditors and periodically reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the committee.

AUDIT COMMITTEE FINANCIAL EXPERT


         Michael Jeub is the Company's Audit Committee Financial Expert, as that term is defined in Item 401 of Regulation S-B. Mr. Jeub's qualifications as an audit committee financial expert are described above.


COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------

Our Board of Directors currently has two committees. The committees and committee members are listed below:

         1. Audit Committee: Mike Jeub (Chair), Tony Bryan and Phillip E. Pearce

         2.  Compensation Committee: Tony Bryan (Chair) and Phil Pearce



                             EXECUTIVE COMPENSATION


         The following sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December
31,  2003,  2002 and 2001 for each  person  who  served as the  Company's  Chief
Executive Officer and the other most highly compensated Executive Officers with annual compensation in excess of $100,000 for the fiscal year.

SUMMARY COMPENSATION TABLE


                                                   Long Term Compensation
        Annual Compensation                                               Awards                       Payouts
        (a)                (b)     (c)             (d)           (e)           (f)           (g)            (h)         (i)
                                                                 Other                       Securities
        Name                                                     Annual        Restricted    Under-                     All
        and                                                      Compen-       Stock         lying          LTIP        Other
        Principal                                                sation        Award(s)      Options/       Payouts     Compen-
        Position           Year    Salary($)       Bonus($)      ($)           ($)           SARs (#)       ($)         sation
                                                                                                                        ($)
        Joel Shapiro,      2003    0               0             0             0             0              0           114,500
        Chairman,          2002    0               0             0             0             0              0           0
        President and CEO  2001    0               0             0             0             0              0           0


        Paul Gardner,      2003    125,000(1)      0             0             0             0              0           22,800(2)
        Former Chief       2002    0               0             0             0             0              0           0
        Marketing Officer  2001    0               0             0             0             0              0           0

        Joseph Carr,       2003    125,000(1)      0             0             0             0              0           280,000(3)
        Executive Vice     2002    0               0             0             0             0              0           0
        President of       2001    0               0             0             0             0              0           0
        Sales

        Jayeson            2003    0               0             0             0             0              0           0
        Carmichael,        2002    0               0             0             0             0              0           0
        Former President   2001    0               0             0             0             0              0           0


(1) Mr. Gardner and Mr. Carr are each compensated by our wholly owned subsidiary. Mr. Gardner's salary was paid in Australian Dollars.

(2) Mr. Gardner received 986,700 shares of Knightsbridge's common stock valued at $22,800.

(3) Mr. Carr received 350,000 shares of Knightsbridge's common stock valued at $280,000.

         We did not grant any options or stock appreciation rights to the individuals named in the above table during the fiscal year ended December 31, 2003.

         The individuals listed in the above table did not own any options or stock appreciation rights as of December 31, 2003.

         As of December 31, 2003, we did not maintain any long term incentive plans.

BOARD OF DIRECTORS

         Our directors who are employees do not receive any compensation from us for services rendered as directors. Outside directors receive $1,000 a month for serving on the Board of Directors, an additional $1,000 per committee meeting and for service on a committee of the Board of Directors and may in the future be granted incentive-based stock compensation. Cash fees to be paid to directors have not been paid as of December 31, 2003 and are currently accruing. On November 4, 2003, Mr. Bryan received a grant of 325,000 shares of our common stock. On December 11, 2003, Mr. Pearce received a grant of 250,000 shares of our common stock. These shares are subject to forfeiture if their directorship is terminated before the one year anniversary of the date of issuance or if certain performance criterion, to be determined, has not been met.

EMPLOYMENT AGREEMENTS

         On February 20, 2003, we entered into an employment agreement with Mr. Paul Gardner as an executive of Knightsbridge effective March 1, 2003. Pursuant to the share exchange and reverse acquisition with Tech-Net Communications, Inc., that we completed on August 1, 2003, Mr. Gardner also became our Chief Marketing Officer. Mr. Gardner's compensation was $125,000 (Australian Dollars) (US $94,155 at March 31, 2004) per annum along with other similar employee benefits as offered to employees of the Company. In addition, Mr. Gardner received 986,700 shares of stock of Knightsbridge valued at $22,800. On April 16, 2004, Knightsbridge and Mr. Gardner mutually agreed to terminate their relationship. As part of their mutual agreement, the Company agreed to pay Mr. Gardner approximately $50,700 as salary and expenses and Mr. Gardner agreed to wave his severance package.

         On June 1, 2003, we entered into an employment agreement with Mr. Joe Carr as an executive of Knightsbridge effective June 1, 2003. On August 1, 2003, as a result of the share exchange, he also became our Executive Vice President of Sales. Mr. Carr's compensation is $125,000 per annum along with other similar employee benefits as offered to employees of the Company. Mr. Carr also received 350,000 shares of stock of Knightsbridge valued at approximately US $280,000. On September 24, 2004, Joseph Carr was promoted to President of the Company. His employment agreement as Executive Vice President of Sales will be amended and revised to include his new title and the raise in salary he will receive in connection with his promotion.


STOCK OPTION PLANS

         We do not currently have any stock option or incentive plans.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable.


         As of October 27, 2004, we had a total of 40,928,297 shares of common stock and no shares of Preferred Stock issued and outstanding, which are the only issued and outstanding voting equity securities of the Company.

         The following table sets forth, as of October 27, 2004: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our Common Stock beneficially owned by each such person, and the percent of our Common Stock so owned; and (b) the names and addresses of each director and executive officer, the number of shares our Common Stock beneficially owned, and the percentage of our Common Stock so owned, by each such person, and by all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock except as otherwise indicated.


                                       Amount and Nature of         Percentage
 Name and Address                      Beneficial Ownership         Of Voting of
                                                                    Securities
                                                                       (1)


Joel Shapiro                                 13,100,225                 32.01%
CEO, Chairman
One Kirkland Ranch Road
Napa, California 94558

Gryphon Master Fund, L.P.                    4,088,737(2)                9.99%
100 Crescent Court, Suite 490
Dallas, Texas 75201

Anthony J. A. Bryan                            325,000                   0.79%
Director
2525 North Ocean Blvd
Gulfstream, FL 33483

Phillip E. Pearce                              250,000                  0.61%
Director
6624 Glenleaf Court
Charlotte, NC  28270

                                       Amount and Nature of         Percentage
 Name and Address                      Beneficial Ownership         Of Voting of
                                                                    Securities


Larry Kirkland                                4,255,320(3)              10.32%
Director
One Kirkland Ranch Road
Napa, CA 94558

Paul Gardner (4)                              1,897,000(5)               4.63%
Former Chief Marketing Officer
13 Lileura Avenue
Beaumaris
Victoria, AU 3193

James McCubbin (6)                              300,000                  0.73%
38 Maybaugh Lane
Annapolis, MD 21403

Joseph Carr                                     370,000                   .90%
President
659 Western Avenue
Albany, NY 12203

TriPoint Capital Advisors, LLC                2,436,825                  5.95%
400 Professional Drive, Ste 310
Gaithersburg, Maryland 20879

Charles D. Marin                                 20,000                   0.00%
Controller
1 Kirkland Ranch Rd
Napa, CA 94558

Jay Essa                                         10,000                   0.00%
Executive Vice President of Sales
1644 Black Fox Canyon Road
Henderson, NV 89052


All directors and officers as a group (5     18,300,545                 44.71%
   persons)


* Included in this table are persons who may not own 5% of our outstanding Voting Stock but who currently hold positions as our officers or directors.

--------------
(1) All Percentages have been rounded up to the nearest one hundredth of one percent.

(2) The number of shares offered by this prospectus will vary from time to time based upon several factors including the total number of shares of common stock the holders of the note intend to convert and the amount of warrants that may be exercised. Based upon the terms of the both the note and the warrants, holders may not convert the note and/or exercise the warrants, if on any date, such holder would be deemed the beneficial owner of more than 9.99% of the then outstanding shares of our common stock. Additionally, the shares underlying the note are subject to certain anti-dilution provisions, which would be triggered if we were to sell securities at a price below the note's conversion price. But for this contractual limitation, Gryphon would own 34.06%. The person having voting, dispositive or investment powers over Gryphon Master Fund, L.P. is E.B. Lyon, IV, and Authorized Agent.

(3) Per the terms of the membership agreement between Knightsbridge Fine Wines, Inc., Kirkland Ranch Winery and Mr. Larry Kirkland, Mr. Kirkland controls the voting rights to one hundred (100%) percent of the 4,255,320 shares of Knightsbridge, LLC. Therefore, Mr. Kirkland beneficially owns 4,255,320 shares of our voting stock.

(4) On April 16, 2004, the Company and Mr. Gardner mutually agreed to terminate their working relationship. As part of this agreement, the company agreed to pay Mr. Gardner approximately $50,700 of salary and expenses and Mr. Gardner agreed to wave his severance package.

(5) Mr. Gardner is a one hundred (100%) percent shareholder of PLS Super Annuation Fund, which owns 1,897,000 of our voting shares. Therefore, Mr. Gardner beneficially owns 1,897,000 Shares of our voting stock. PLS Annuation is organized under the laws of Australia as a tax-deferred retirement fund set up for the benefit of Mr. Gardner.

(6) Mr. McCubbin served as our Chief Financial Officer from August 1 - December 31, 2003. Mr. McCubbin continued to serve as consultant to the company until April 30, 2004 but no longer acted in the capacity of Chief Financial Officer, and as such, he no longer certifies our filings with the Securities and Exchange Commission. Mr. McCubbin's compensation was less than $60,000 in 2003.




CHANGES IN CONTROL

         We are not aware of any arrangements that may result in a change in control of Knightsbridge.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Commencing April 21, 2004, our principal corporate office is located at One Kirkland Ranch Road, Napa, California 94558. The property is owned by
Knightsbridge Kirkland, our joint venture subsidiary, and has an existing mortgage securing a $20,000,000 loan. The Kirkland property consists of sixty-nine (69) acres of vineyard land and a 57,000 square winemaking facility. Since relocation, our office in Livingston, NJ is used as our U.S. satellite office.

         We formerly subleased our Australian office located at 13 Lileura Avenue, Beaumaris, Victoria, AU 3193 pursuant to a verbal lease agreement with The PLS Super Annuation Fund, a company that is 100% owned by Paul Gardner. The Company was not charged rent for this space.

         Because of their management positions, organizational efforts and/or percentage share ownership in Knightsbridge, Messrs. Shapiro and Kirkland may be deemed to be "parents" and "promoters" of the Company, as those terms are defined in the Securities Act of 1933 and the applicable Rules and Regulations under the Securities Act of 1933. Because of the above-described relationships, transactions between and among Knightsbridge and Messrs. Shapiro and Kirkland such as the sale of our common stock to each of them as described above, should not be considered to have occurred at arm's-length.

         Furthermore, with regard to our predecessor Tech-Net Communications, Mr. Jayeson Carmichael, Mr. Ed Wong and Ms. Diane Travis, may have been deemed to be "promoters" or "parents" of Tech-Net due to their share holdings. However, Mr. Carmichael, Mr. Wong and Ms. Travis no longer have any affiliation with the Company.



                            DESCRIPTION OF SECURITIES


         Our authorized capital consists of 100,000,000 shares of Common Stock, $.001 par value per share, and no shares of preferred stock. As of October 27, 2004, there were outstanding 40,928,297 shares of Common Stock and no shares of Preferred Stock.


COMMON STOCK

         The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of our common Stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors, in its discretion, from funds legally available therefore. Upon liquidation or dissolution of Knightsbridge, the holders of our common stock are entitled to receive, pro rata, assets remaining available for distribution to stockholders. Our common stock has no cumulative voting, preemptive or subscription rights and is not subject to any future calls. There are no conversion rights or redemption or sinking fund provisions applicable to shares of our common stock. All of the outstanding shares of our common stock are fully paid and nonassessable.

CONVERTIBLE NOTES


         The first note was due together with all accrued but unpaid interest thereon, if any, on the third anniversary of the issuance date (October 16,
2006), to the extent such principal amount and interest have not been repaid or converted into shares of the our common stock. The conversion rate of the note into shares of our common stock is $0.55 per share. Interest on the unpaid principal balance of the note accrues at the rate of 7.5% per annum from the date of original issuance until the note becomes due and payable on October 16, 2006, or such earlier date upon acceleration or by conversion, repayment or redemption in accordance with the terms of the note. See Exhibit 10.2 "Convertible Note Agreement" and Exhibit 10.3 "Registration Rights Agreement".

         The second note was due together with all accrued but unpaid interest thereon, if any, on the third anniversary of the issuance date (December 22,
2006), to the extent such principal amount and interest have not been repaid or converted into shares of the our common stock. The conversion rate of the note into shares of our common stock is $0.55 per share. Interest on the unpaid principal balance of the note accrues at the rate of 7.5% per annum from the date of original issuance until the note becomes due and payable on December 22, 2006, or such earlier date upon acceleration or by conversion, repayment or redemption in accordance with the terms of the note. See Exhibit 10.6 "Convertible Note Agreement" and Exhibit 10.9 "Registration Rights Agreement".



         In connection with the offering, the Company entered into a Securities Exchange Agreement with Gryphon Master Fund, L.P. through which, Gryphon exchanged its prior securities from the October 16, 2003 and December 22, 2003 Purchase Agreements stated above, for a Note in the principal amount of $5,500,000 and New Warrants to purchase shares of Common Stock. The Note issued is a 7.5% senior secured convertible note due April 21, 2006 in the principal amount of $5,500,000, $3,500,000 of which principal amount was previously outstanding and payable to Gryphon. Pursuant to the Exchange Agreement, Gryphon's October 16th Agreement is terminated and of no further force or effect; however, Gryphon's December 22nd Agreement is amended and restated, into an Amended and Restated Agreement, according to the terms of the exchange. (Form of Securities Exchange Agreement by and between the Company and Gryphon Master Fund, L.P., is incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed on May 3, 2004). See Exhibit 10.18 "Convertible Note Agreement" and Exhibit 10.21 "Registration Rights Agreement".

         Under the terms of the Amended and Restated Security Agreement, dated April 21, 2004, Gryphon exchanged, among other things, the Company's 7.5% Secured Convertible Note due December 2006 that was the subject of the Original Security Agreement dated December 22, 2003 for the New Note and the Company agreed to grant Gryphon a security interest in the Company's properties and assets to secure the payment of the New Note. Gryphon continues to have a first priority security interest in any and all of the assets of Knightsbridge, but it is to secure payment of the New Note rather than the Original Note. Pursuant to the terms of the New Note, the Company promises to pay to or upon the order of Gryphon, the principal sum of $5,500,000, together with all accrued but unpaid interest thereon, if any, on the second (2nd) anniversary of the Issuance Date or April 21, 2006 to the extent such principal amount and interest have not been repaid or converted into shares of the Company's Common Stock, $.001 par value. The Company has the right to prepay all or any portion (in increments of $100,000) of the New Note, in cash, at the applicable call amount based upon the formula set forth in the New Note. (Form of Amended and Restated Security Agreement by and between the Company and Gryphon Master Fund, L.P., is incorporated by reference to Exhibit 10.10 to the Company's Current Report on Form 8-K filed on May 3, 2004).



Warrants

Warrants from December 22nd and April 21st Convertible Debt Financing

         Each warrant from the convertible debt financing (completed on December 22, 2003 and amended on April 21, 2004) allows its holder to purchase one share of our common stock at an exercise price of $0.70, subject to adjustment, until five years after the date of issuance (April 21, 2009). Holders may also exercise the warrants through a net exercise using the following formula:


                                 X = Y x (A - B)
                                   -----------
                                        A

where,

          X =    the number of shares of Common Stock to be issued to the Holder

          Y = the number of shares of Common Stock as to which this Warrant is to be exercised

          A = the Current Fair Market Value of one share of Common Stock calculated as of the last Trading Day immediately preceding the exercise of this Warrant

          B =    the Purchase Price



         For example, if a warrant holder exercises a warrant for 100,000 common shares ("Y") at a Current Fair Market Value of $1.00 per share (A) with a Purchase Price of $0.70 (B), then the number of shares of Common Stock (X) that the holder is entitled to is as follows:

                           X = 100,000 x (1.00 - 0.70)
                               -----------------------
                                          0.70

                           X = 30,000 common shares


         For additional terms of the warrants, see Exhibit 10.6 "Purchase Agreement" and the form of Investor Warrant annexed hereto as Exhibit 10.8.

         The exercise price of the warrants and the number of shares of common stock purchasable upon exercise of the warrants are subject to adjustment upon the occurrence of certain events, including split-ups or combinations of our common stock, dividends payable in common stock, and the issuance of rights to purchase additional shares of common stock or to receive other securities or rights convertible into or entitling the holder to receive additional shares of common stock with or without payment of any consideration.

         Pursuant to the terms of the warrants, Knightsbridge shall not effect the exercise of any warrants, and no person who is a holder of these warrants shall have the right to exercise their warrants, to the extent that after giving effect to such exercise, such person (together with such person's affiliates) would beneficially own in excess of 9.99% of the shares of the common stock of Knightsbridge outstanding immediately after giving effect to such exercise.

         No fractional shares will be issued upon the exercise of the warrants, but we will pay cash for the value of any fractional shares or warrants otherwise issuable.

Additional Warrants from the April 21, 2004 Convertible Debt Financing

         On April 21, 2004, in conjunction with completion of a $2 million convertible debt financing and settlement of potential penalties and fees from a October 16, 2003 and December 22, 2003 financing, we issued a warrant to purchase 5,000,000 shares of our common stock exercisable for a period of five
(5) years from the date of issuance at a purchase price of $0.01 per share.

         For additional terms of the warrants, see Exhibit 10.20, Green Shoe Warrants.

         The exercise price of the warrants and the number of shares of common stock purchasable upon exercise of the warrants are subject to adjustment upon the occurrence of certain events, including split-ups or combinations of our common stock, dividends payable in common stock, and the issuance of rights to purchase additional shares of common stock or to receive other securities or rights convertible into or entitling the holder to receive additional shares of common stock with or without payment of any consideration.

         Pursuant to the terms of the warrants, Knightsbridge shall not effect the exercise of any warrants, and no person who is a holder of these warrants shall have the right to exercise their warrants, to the extent that after giving effect to such exercise, such person (together with such person's affiliates) would beneficially own in excess of 9.99% of the shares of the common stock of Knightsbridge outstanding immediately after giving effect to such exercise.

         No fractional shares will be issued upon the exercise of the warrants, but we will pay cash for the value of any fractional shares or warrants otherwise issuable.

Other Warrants

         Each warrant from various financing and consulting agreements between December 16, 2002 and November 24, 2003 allows its holder to purchase one share of common stock at prices ranging from $1.50 to $2.70, subject to adjustment, until five years after the date of issuance.

         The exercise price of the warrants and the number of shares of common stock purchasable upon exercise of the warrants are subject to adjustment upon the occurrence of certain events, including split-ups or combinations of our common stock, dividends payable in common stock, and the issuance of rights to purchase additional shares of common stock or to receive other securities or rights convertible into or entitling the holder to receive additional shares of common stock with or without payment of any consideration.

         No fractional shares will be issued upon the exercise of the warrants, but we will pay cash for the value of any fractional shares or warrants otherwise issuable.

DIVIDEND POLICY

         It is the policy of our Board of Directors to retain our earnings for use in our day-to-day operations and expansion of our operations. We have not declared any dividends on our common stock, nor do we intend to declare any dividends in the foreseeable future.

REGISTRATION RIGHTS


         In connection with the issuance of the convertible note and warrants, and under the Registration Rights Agreement between Knightsbridge and Gryphon dated April 21, 2004, we were obligated to file a registration statement with the Securities and Exchange Commission on or before April 30, 2004, covering 125% of the shares of common stock issuable under the Note and 100% of the shares of common stock exercisable under the warrants. If the registration statement is not filed on or before April 30, 2004 or not declared effective by the Securities and Exchange Commission on or before June 15, 2004, we will owe liquidated damages to the holder of the note and warrants. In addition, we agreed, at our expense, to keep such registration statement current until the earlier of 24 months or such time as all of the shares of common stock registered herein are freely tradable under the Securities Act.

Our registration statement has not yet been declared effective and we are therefore in default under our Registration Rights Agreement with Gryphon as described above. To cure the default, we entered into a Debt Restructuring Agreement with Gryphon on September 24, 2004. Pursuant to the Agreement, Gryphon agreed to cancel certain penalties due to it under the Senior Secured Convertible Note dated April 21, 2004, and to freeze remaining penalties that may come due pursuant to the terms of the Registration Rights Agreement. Gryphon also agreed to cancel certain interest payments currently due and which will become due pursuant to the terms of the $5,500,000 Note dated April 21, 2004. In consideration for the foregoing agreements by Gryphon, we agreed to issue a new promissory note in the amount of seven hundred thousand dollars ($700,000), which will bear interest at 6% per annum and is due and payable on August 31, 2005. However, pursuant to the Note dated April 21, 2004 Gryphon maintains the right to declare the note in default as a result of our failure to have this registration declared effective by June 15, 2004. In the event Gryphon declares a default we will be required to pay the full value of the note and any interest due or Gryphon will have the right, upon notice, to foreclose upon the assets of the Company for which it holds a priority lien pursuant to the Security Agreement also dated April 21, 2004. (Form of Debt Restructuring Agreement by and between the Company and Gryphon Master Fund, L.P., is incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on September 30, 2004.)

        In addition to the registration rights granted to the purchasers of the convertible note and warrants, we have granted piggy-back registration rights to certain other shareholders and /or warrant holders who received shares of our common stock or warrants as consideration for services performed on our behalf and/or financing provided to Knightsbridge. See "Selling Shareholders."



                            MARKET FOR COMMON EQUITY
                         AND RELATED SHAREHOLDER MATTERS

         Our common stock is currently quoted on the OTC Bulletin Board under the symbol "KFWI." Prior to September 25, 2003, the date on which our name change became effective, the Common Stock traded under the symbol "TNTC" and there was limited active market for trading of the Common Stock.

         The following  table sets forth the  quarterly  high and low bid prices for our  common  stock as of the  share  exchange  and  reverse  acquisition  of
Knightsbridge   on  August  1,  2003.  The  prices  set  forth  below  represent interdealer  quotations,  without retail markup,  markdown or commission and may not be reflective of actual transactions.


FISCAL 2003                                                  HIGH        LOW
                                                             ----        ---
  Second Quarter (starting April, 2003)                    $0.30        $0.01
  Third Quarter (beginning on August 1, 2003)...........   $5.00        $0.12
  Fourth Quarter 2003...................................   $3.95        $1.16
  First Quarter 2004....................................   $2.90        $1.69
  Second Quarter 2004...................................   $2.53        $0.83
  Third Quarter 2004....................................   $1.28        $0.46

         At October 27, 2004, the closing bid price of our common stock was $0.73. At October 27, 2004 there were approximately 520 record holders of the Common Stock. This number excludes any estimate by the Company of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.


Dividends

         We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

         The following table provides information as of December 31, 2003 with respect to compensation plans (including individual compensation arrangements) under which any of our equity securities are authorized for issuance:

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Number of securities to be   Weighted-average exercise    Number of securities
                                issued upon exercise of      price of outstanding         remaining for future
                                outstanding options,         options, warrants and        issuance under equity
                                warrants and rights (a)      rights (b)                   compensation plans
                                                                                          (excluding securities
                                                                                          reflected in column
                                                                                          (a))(c)

------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans                   -0-                          N/A                          -0-
approved by security holders

------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not           100,000 (1)                     $1.50                         -0-
approved by security holders

------------------------------- ---------------------------- ---------------------------- ----------------------------
Total                                     100,000                       $1.50                         -0-
------------------------------- ---------------------------- ---------------------------- ----------------------------

(1) We issued 100,000 warrants, each of which entitles the holder to purchase one share of our common stock for a period of five years from the date of issuance at a price of $1.50 per share pursuant to a consulting agreement dated November 24, 2003.


Stock Price

         The offering price of our common stock may vary from the market price of our common stock after the offering. If you purchase shares of common stock, you may not be able to resell those shares at or above the offering price. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

          o    a quarterly variations in operating results;

          o    changes in financial estimates by securities analysts;

          o    changes in market valuations of other similar companies;

          o    announcements  by us or our  competitors  of new  products  or of
               significant  technical  innovations,   contracts,   acquisitions,
               strategic partnerships or joint ventures;

          o    additions or departures of key personnel;

          o any deviations in net sales or in losses from levels expected by securities analysts; and

          o    future sales of common stock.

         In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our performance.

                    MANANGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION


         The following discussion should be read in conjunction with our Financial Statements and Notes thereto which appear elsewhere in this prospectus. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations, which involve uncertainties. Actual results and the timing of events could differ materially from the forward-looking statements as a result of a number of factors. Readers should also carefully review factors set forth in other reports or documents that we file from time to time with the Securities and Exchange Commission.

OVERVIEW

         Knightsbridge Fine Wines, Inc., a Nevada corporation, was incorporated on October 8, 2002 and is a development stage company. From its inception, Knightsbridge had a vision to establish and build a diversified international wine company. Knightsbridge believed that an oversupply of small and mid-sized wineries existed which lack effective sales, marketing, and branding strength. Knightsbridge believed an opportunity existed in which it could strategically consolidate a group of these small and mid-sized wineries and create an enterprise which would maximize economies of scale by strategically leveraging the production of wines in under utilized facilities and increasing the efficiency of sales through the utilization of a singular global sales and marketing group.

         On August 1, 2003, Knightsbridge completed a share exchange and reverse acquisition with Tech-Net Communications, Inc., a Nevada corporation. Tech-net was incorporated on May 15, 2000. Subsequent to the share exchange and reverse acquisition between Knightsbridge and Tech-net, Tech-net changed its name to Knightsbridge Fine Wines, Inc. Therefore Tech-net became the parent company of Knightsbridge, its operating subsidiary. As a result of this transaction the directors and officers of Knightsbridge became the directors and officers of Tech-net. Also, Knightsbridge is treated as the acquirer for accounting purposes and the historical financials are those of Knightsbridge and not of Tech-net.

         During 2003, we entered into sales and marketing agreements with two California wineries, initiated agreements to develop two brands with renowned artist, entered into several letters of intent to purchase interest in targeted wineries, executed a definitive purchase agreement with one of the wineries in November of 2003, entered into contingent purchase agreements to purchase several brands and inventory of distressed properties, closed on two financing agreements in October and December of 2003 to finance our ongoing development stage operations, launched a sales and marketing effort which included hiring and deploying an internationally based group of sales and marketing professionals, and initiated the development of an administrative staff to coordinate and account for our activities. We also acquired a 56% equity interest in Dominion Wines International on February 17, 2003, an international sales and distributor of Australian sourced wines sold under several of our proprietary brands.

         On November 6, 2003 we completed the acquisition of Bodegas y Vinedos Anguinan S.A. through our wholly-owned subsidiary, KFWBA. The Bodegas winery and estate encompasses approximately 900 acres in the Andes Mountains of Argentina. The estate winery, founded in 1924, has developed a reputation for producing high quality wines with exceptional value. The winery focuses on traditional Bordeaux varietals, including Cabernet Sauvignon, Merlot, and Malbec, which has been shown to excel in Argentina's microclimates. Currently, there are 160 mature planted acres on a 900-acre estate. The vineyards have modern irrigation and piping systems contributing to optimum quality and production of the grapes.

GROWTH STRATEGY

         We believe an opportunity exists in which we can strategically consolidate a group of these small and mid-sized wineries and create an enterprise which can maximize economies of scale by strategically leveraging the production of wines in under utilized facilities and increasing the efficiency of sales through the utilization of a singular global sales and marketing group. We further believe that by adopting and applying consumer beverage marketing principals we can further enhance operating results beyond what is currently achieved by many small and mid-sized wineries creating a comparative advantage for us over these smaller enterprises.

         We intend to grow our operations through both internal initiatives and external acquisitions. The internal initiatives include the development of new and innovative brands and alliances with noted artist that leverage their proprietary designs into award wining wine labels that produce a differentiated consumer product. We further intend to internally grow sales by providing a wider selection of brands and products for our sales force to introduce into the marketplace thereby reducing average sales cost per product and increasing variety of product to our client base. We believe that by increasing our ability to provide an ever growing inventory of brands and products that we will be able to increase our ability to provide wholesalers with better promotional advantages over our smaller peers and therefore increase our competitive position and drive internal growth. The external initiatives include the targeting and subsequent acquisition of small to mid-sized wineries and distressed brands or inventory that we can assimilate into its business model. We believe that by assimilating the small to mid-sized wineries we can add brands to our portfolio that we can introduce into our sales and marketing channel that should provide wider awareness and a greater level of sales.


         In California, the Company acquired 50 percent ownership of the Kirkland Ranch Estate Winery via their joint venture subsidiary, Kirkland Knightsbridge LLC. In the coming year, this LLC will not only produce its own brands but also sell wine imported in bulk both Australia and finish products from both Argentina and Australia. With the shipment of bulk wine, we will be able to increase the utilization of the Kirkland facility with only minimal increase in Kirkland's overhead. With the combination of well-known brands with national distribution channels and a modern winery, management believes it can maximize utilization and efficiency --thereby bringing together the best of brands, quality, location, infrastructure, and distribution at Kirkland Knightsbridge.

         As part of this transaction, we entered into a guaranty, dated as of April 21, 2004, in favor of The Travelers Insurance Company ("Travelers"), pursuant to which we guaranteed the obligations under that certain promissory note in the amount of $20 million (the "Travelers Note") issued by Travelers to Kirkland Cattle Co., a California general partnership, Kirkland Ranch, and Mr. Larry Kirkland, as co-borrowers. The obligations under the Travelers Note is secured by, among other things, a mortgage on certain land and a lien on certain assets, excluding inventory, owned by the Joint Venture Subsidiary.

         In conjunction with the operations of our Joint Venture Subsidiary, we may be required to make additional capital contributions to fund negative flows with the LLC and if the value of our initial capital contribution (4,255,320 common shares) is less than $10 million after three years. Other business purposes that may require additional cash contributions include certain principle and interest payments owed under the Travelers Note through April 21, 2007. In addition, we agreed, solely upon the occurrence of non-payment of principal and interest payments owed under the Travelers Note, to risk of forfeiture of its membership interest.

         As part of our  growth  strategy,  we also  acquired  Bodegas y Venedos

Anguinan S.A. through the Company's wholly-owned subsidiary, KFWBA Acquisition Corp, ("KFWBA") in November 2003. We plan to produce and bottle estate wines in Argentina and ship this product to our in California LLC for distribution. The purchase price consisted of a combination of cash and one million shares of the Company's restricted common stock. The shares issued to the former shareholders of Bodegas are subject to a put option agreement, whereby KFWBA agreed to purchase the shares in accordance with a schedule over the next 4 years, at a price per share of $2.50. We has guaranteed KFWBA's performance of the puts. Additionally, should KFWBA default on its obligations and the we default on our guarantee, the shares of Bodegas would revert to the former shareholders of Bodegas.



Sales and Marketing


            We formerly marketed and distributed wines produced by third parties under our own or such other parties' labels. As a result of our recent acquisitions, we began producing and distributing our own wines. We sell our wines through direct sales, independent distributors, our own customer list, and in limited quantities, directly from the wineries. Distributors generally remarket the wines through specialty wine shops and grocery stores, selected restaurants, hotels and private clubs across the country, and in certain overseas markets. We rely primarily on word-of-mouth recommendation, wine tastings, and positive reviews in various publications, select wine competitions and company-sponsored promotional activities in order to increase public awareness of its wines.

         Our wines are marketed by independent distributors in throughout the United States, including the District of Columbia and Puerto Rico, and internationally in the Caribbean Islands and Canada. We are currently investigating extending our distribution network into the Far East and Europe. The Company employs 10 dedicated sales and marketing professionals who work directly with distributors in a particular region of the United States and their customers. In addition, we have 25 broker agents who assist our sales and marketing forces with the distribution of our wines. As a result of the development stage of the Company and its sales and distribution strategy as describe, the Company does not currently believe it has a dependence on one or a few major customers.

         As part of our recent joint venture, we plan to begin providing a wider selection of brands and products for its sales force to introduce into the marketplace and to our growing client base. We believe that by increasing our inventory of brands and products that we will be able to provide wholesalers with better promotional advantages over our competitors and therefore improve our competitive position and drive internal sales growth.

         Part of our sales and marketing plans is to continue to expand and develop our artist series of fine wines. Our first series, the Guy Buffet International Collection of Fine Wine, which was sourced from EOS Winery in California, was met with tremendous support and enthusiasm from our distributor network and sold out its initial production. Since we have terminated our relationship with EOS, the second series was sourced from central California grapes and juice and is being produced at our joint venture subsidiary. We expect to begin shipping this wine is the third quarter of 2004.

         We terminated our sales and marketing agreement with EOS winery in 2003. Although wines for this winery accounted for approximately 78% or revenue last year, we have replaced these product lines with wines from a sales and marketing agreement with Kirkland Ranch Winery and our subsequent joint venture subsidiary. We expect the joint venture to produce a variety of products for our sales and marketing efforts, however, we can not be assured that these new products, including new artist series of fin wines and wines from Argentina, will be well received by our distributors.

Results of Operations
COMPARISON OF RESULTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, TO THE FISCAL YEAR ENDED DECEMBER 31, 2002.

         Revenues. Revenues for the year ended December 31, 2003, were approximately $689,500. We had no revenues prior to the commencement of our operations in 2003. We earned revenues representing commissions earned from the sales and marketing relationships we entered into with two wineries in July and August of 2003. As we prepare to launch our own brands in the 2004 and expand our sales and marketing infrastructure we anticipate our revenues to expand.

      Sales and marketing expenses. Sales and marketing expenses for the year ended December 31, 2003, were approximately $1,130,000. We had no sales and marketing expenses in 2002. Our cost of revenues were a result of expenses associated with establishing, building, and funding our sales and marketing expenses team which is the major direct expense related to producing the Company's sales commissions. We anticipate our sales and marketing expenses to grow as we attempt to establish and build a sales and marketing infrastructure to support the anticipated sales volume of both our own brands and our sales and marketing relationships.

      General and administrative. General and administrative expenses for the year ended December 31, 2003, were approximately $1,027,000. Our General and administrative expenses were approximately $35,000 for the year ended December 31, 2002. This is an increase of approximately $992,000 or 2734%. Our general and administrative expenses for the year ended December 31, 2003 were attributable to startup costs associated with establishing, building, and supporting the requirements of the Company. The Company anticipates these costs to expand as we continue to expand the operations of the Company.

         Stock compensation expense. Stock compensation expense for the year ended December 31, 2003, were approximately $2,973,600. The expense principally related to a non-cash charge resulting from the issuance of stock under a stock subscription agreement for the benefit of Knightsbridge Fine Wines, Inc., prior to its share exchange with TechNet Communications, Inc. As such, the difference between the issuance price of $0.001 under the stock subscription agreement and the average share price of $0.80 (split adjusted) on the first effective trading date following the share exchange with TechNet Communications, Inc. was deemed a stock compensation expense.

      Other income (expense), net. Interest income for the year ended December 31, 2003, was approximately $13,330 due to a loan made to a winery with whom the Company is currently negotiating a purchase agreement. Interest expense for year ended December 31, 2003 was approximately $521,000 attributable to interest from short term loans and convertible debt entered into by the Company to fund operations. Interest expense for the year ended December 31, 2002 was approximately $1,780.

      Minority Interest. In the year ended December 31, 2003, minority interest of approximately $13,750 was reversed due to losses incurred from the Company's Dominion Wines, Ltd. subsidiary that were apportioned to the Company's minority interest.

      Net loss. As a result of the above, the net loss for the year ended December 31, 2003 was approximately $5,050,000 as compared to a net loss of $37,020 for the year ended December 31, 2002.

COMPARISON OF RESULTS FOR THREE MONTHS ENDED JUNE 30, 2004 TO THREE MONTHS ENDED JUNE30, 2003 AND THE SIX MONTHS ENDED JUNE 30, 2004 TO THE SIX MONTHS ENDED JUNE 30, 2003.

      Revenues. Revenues for the three month period ended June 30, 2004, were approximately $850,000. We had revenues of approximately $16,000 for the three months ended June 30, 2003. During the six month period ended June 30, 2004, we had revenues of approximately $1,340,000 compared to revenues of approximately $50,000 for the six months ended June 30, 2003. Our revenues resulted from commissions and sales of products from the sales and marketing relationships we entered into with two wineries in July and August of 2003. As a result of our recent acquisitions and financings, we plan to begin producing and distributing our own wines. As we launch our own brands in the third and fourth third quarter of 2004 and expand our sales and marketing infrastructure we anticipate our revenues to expand.

      Sales and marketing expenses. Sales and marketing expenses for the three month period ended June 30, 2004, were approximately $518,000. We had no sales and marketing expenses in the three months ended June 30, 2003. Our sales and marketing expenses for the six months ended June 30, 2004 were approximately $1,204,000. We had no sales and marketing expenses for the six months ended June 30, 2003. Our sales and marketing expenses were a result of expenses associated with establishing, building, and funding our sales and marketing team which is the major direct expense related to producing our sales commissions. We anticipate our sales and marketing expenses to grow as we continue to establish and build a sales and marketing infrastructure to support the anticipated sales volume of both our own brands and our sales and marketing relationships.

      General and  administrative.  General and administrative  expenses for the three month period ended June 30, 2004, were approximately $1,055,000. Our general and administrative expenses were approximately $138,000 for the three month period ended June 30, 2004. This is an increase of approximately $917,000 or 564%. For the six months ended June 30, 2004, our general and administrative expenses were approximately $1,882,000 compared to expenses of approximately $270,000 for the six months ended June 30, 2003. Our general and administrative expenses for the three and six months ended June 30, 2004, were attributable to startup costs associated with establishing, building, and supporting our infrastructure. We anticipate that these cost will rise as we continue to expand our operations.

         Stock compensation expense. Our Board of Directors authorized the issuance of 516,000 shares of our restricted common stock to various consultants and employees in lieu of cash payments and 100,000 shares of our restricted common in conjunction with a debt financing completed on May 28, 2004. Based upon the common stock trading price at the times of issuance, and FASB rules, we were required to incur non-cash consulting expenses of approximately $538,000 for the issuance of these shares during the three-month ended June 30, 2004.

      We also had an expense of approximately $264,000 during the three months ended March 31, 2004. The expense was related to the amortization of prepaid stock compensation. As such, we incurred a stock compensation expense of approximately $802,000 for the six months ended June 30, 2004.

      Other income (expense), net. We had no interest income for the three month period ended June 30, 2004. Interest income for the six months ended June 30, 2004, was approximately $12,000 as part of a loan to Kirkland Ranch, LLC, a California limited liability company ("Kirkland Ranch"). Interest expense for the three months ended June 30, 2004 was approximately $1,042,000, due to various notes payable. The interest expense for the three ended June 30, 2003 was approximately $16,000 attributable to interest from short term loans entered into by the Company to fund operations. This represents an increase in interest expense for the period ended June 30, 2004, of $1,026,000 or 6,747%. Interest expense for the six months ended June 30, 2004 was approximately $1,384,000, due to various notes payable. Interest expense for the six month period ended June 30, 2003, was approximately $29,000 attributable to interest from short term loans entered into by the Company to fund operations. This represents an increase in interest expense for the six month period ended June 30, 2004, of approximately $1,355,000 or 4,572%. For the three months ended June 30, 2004, we had a loss of approximately $5,000 on currency transactions. We had no loss on currency transaction for the three months ended June 30, 2003. For the six months ended June 30, 2004, we had a loss of approximately $21,000 on currency transactions. We had no loss on currency transaction for the six months ended June 30, 2003. As a result, we had net other expense of approximately $1,048,000 for the three months ended June 30, 2004 and approximately $16,000 for the three months ended June 30, 2003. We had net other expense of approximately $1,393,000 for the six months ended June 30, 2004 and approximately $29,000 for the six months ended June 30, 2003.

      Minority Interest. Minority interest in the consolidated loss was approximately $458,000 for the three months ended June 30, 2004 and the six months ended June 30, 2004. This minority interested was a result of our Joint Venture subsidiary Kirkland-Knightsbridge, LLC. As a result of diminishing activities at our Dominion Wines, Ltd. subsidiary and the fact that all losses for minority shareholders were fully absorbed in 2003, there was no minority interest generated by Dominion Wines, Ltd. for the three or six month periods ended June 30, 2004. For the three months period ended June 30, 2003, minority interest of approximately $15,000 was generated due to income from our Dominion Wines, Ltd. subsidiary. For the six month period ended June 30, 2003, minority interest of approximately $8,000 was generated due to income from our Dominion Wines, Ltd. Subsidiary.

      Net loss. As a result of the above, the net loss for the three month period ended June 30, 2004, was $2,638,000 as compared to a net loss of $128,000 for the three month period ended June 30, 2003. The net loss for the six month period ended June 30, 2004, was approximately $4,488,000 as compared to a net loss of $249,000 for the six month period ended June 30, 2003.


Liquidity and Cash Resources

         Since inception, we have financed our operations through the sale of stock, the issuance of promissory notes; convertible notes; and convertible, exchangeable debentures, many of these with detachable warrants.

         Cash used in operating activities for the six months June 30, 2004, was approximately $2,258,000. The use of cash during the first six months of 2004 was primarily to fund our operating loss.

         Cash provided from financing activities for the six months ended June 30, 2004, was approximately $2,995,000. The cash provided from financing activities during the six months ended 2004 was primarily a result of the proceeds from notes issued during the period.

         Cash used in investing activities for the first six months of 2004 was approximately $2,242,000. The cash used in investing activities for the six months ended June 30, 2004 was a result of a the initial capital contribution and loan to Kirkland Knightsbridge, LLC and a short-term loan to Kirkland Ranch Winery prior to our acquisition of the 50% membership interest in Kirkland Knightsbridge, LLC.

         As of June 30, 2004, we had negative net cash flow of approximately $1,539,000. We had a positive net working capital of approximately $195,000 as of June30, 2004. Our current ratio, defined as current assets over current liabilities, was 1.03.

         At June 30, 2004, we had a cash balance of approximately $103,000. We expect to achieve operating positive cash flow no earlier than the fourth quarter of 2004. However, there is no assurance that we will achieve positive cash flow. Our operations to date have been largely financed through the sale of our securities, and, as a result, our auditors have expressed substantial doubt as to our ability to continue as a going concern. Additionally, we are in default on some of our short-term notes payable, payment of which has currently been extended by the lenders pending refinancing of our liabilities. As a result, we will be required to raise substantial amounts of cash during 2004. There can be no assurance that we will be successful in our efforts and any failure to raise such monies would have a material negative effect on our business and operations.

 As part of the Company's effort to meet its cash  requirements over the next twelve months, in July 2004, the Company completed a transaction with a UK publicly traded investment trust in which it exchanged 7,272,727 shares of restricted common stock in exchange for 4,444,444 ordinary shares of the investment trust. The Company simultaneously completed a transaction where it sold 2,222,222 of the ordinary shares for approximately $2,000,000. In addition, the company recently settled the remaining $350,000 of its orginal notes payable issued between December 2002 and April 2004 for $75,000 in cash and 331,325 shares of our common stock.

Material Contingency

The Company entered a Note dated April 21, 2004 with Gryphon Master Fund, LP. The failure to have the current registration statement declared effective by June 15, 2004 is considered an event of default under the Note. Pursuant to the Note, Gryphon has the following two remedies available if they declare us in default of the Note: foreclose on all of our assets or require us to immediately pay the entire outstanding Principal amount of the Note and any accrued and unpaid interest thereon in cash. Since this date has passed and the registration statement has not yet been declared effective, Gryphon maintains the right to declare us in default under the Note and to require payment within 20 days from the date of notice. If we are unable pay the amount due under the Note, Gryphon's investment is secured by a first priority security interest in all of the assets and property of our Company, including our interest in Kirkland Knightsbridge LLC.

CRITICAL ACCOUNTING POLICIES

         Our unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         We believe the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our financial statements:


Allowance for Doubtful Accounts

         We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivables when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance for doubtful accounts is based on specific identification of customer accounts and our best estimate of the likelihood of potential loss, taking into account such factors as the financial condition and payment history of major customers. We evaluate the collectibility of our receivables at least quarterly. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The differences could be material and could significantly impact cash flows from operating activities. The allowance for doubtful accounts and sales discounts are $121,968 at June 30, 2004.

Inventory

         Bulk wine and case goods are stated at the lower of average cost or net realizable value. Inventories of supplies are stated at the lower of first-in, first-out (FIFO) cost or replacement cost. Costs associated with the current year's unharvested grape crop are deferred and recognized in the subsequent year when the grapes are harvested. Wine inventories are classified as current assets in accordance with recognized trade practice although some products will not be sold in the following year. We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and theWe estimated market value of inventory based upon assumptions about future market conditions. If actual future demand, future pricing or market conditions are less favorable than those projected by management, inventory write-downs may be required and the differences could be material. Such differences might significantly impact cash flows from operating activities.

Foreign Currency Translation

         The functional currency of our foreign subsidiaries is the local foreign currency. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate prevailing on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the period. Translation adjustments resulting from translation of the subsidiaries' accounts are accumulated as a separate component of shareholders' equity. Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations and have not been significant.


Income Taxes

         We account for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. We continue to reduce our net deferred taxes by a 100% valuation allowance. If actual results differ favorably from those estimates used, we may be able to realize all or part of our net deferred tax assets. Such realization could positively impact our operating results and cash flows from operating activities.



Stock-based Compensation

         We account for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions of Accounting
Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123
"Accounting for Stock-Based Compensation." Under APB Opinion No. 25, compensation cost is generally recognized based on the difference, if any, on the date of grant between the fair value of our common stock and the amount an employee must pay to acquire the stock.





CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         Pursuant to the Share Exchange Agreement, Morgan & Company, our former accountant, resigned as principal accountants for Tech-Net Communications, Inc. and Marks, Paneth & Shron, the principal accountants of Knightsbridge, were appointed as our principal accountants effective August 1, 2003.

         With regard to Morgan & Company's reports on the Company's consolidated financial statements for the years ending Match 31, 2002 and March 31, 2003 respectively, neither of these reports contained an adverse opinion, disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the past two fiscal years and in the subsequent eight months prior to Morgan & Company's dismissal effective August 31,2003 there were no disagreements with Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Morgan and Company would have caused them to make reference thereto in their report on the financial statements for such periods.

         In connection with the audit of Knightsbridge for the fiscal year ended December 31, 2002 and a review of financial statements for interim period ending June 30, 2003, Morgan and Company did not advise us with respect to any of the matters described in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.

         We have had no disagreements with Marks Paneth & Shron, LLP on any matter of accounting practices or principles, financial statement disclosure, or auditing scope or procedure.

            Our Board of Directors approved the change of accountants.

         Marks Paneth & Shron LLP resigned as principal accountants for Knightsbridge on August 20, 2004. The Company engaged Lopez, Blevins, Bork & Associates, LLP as its principal accountants effective August 20, 2004. The Company's board of directors and audit committee approved the decision to engage Lopez, Blevins, Bork & Associated.

         Marks Paneth & Shron's report dated April 14, 2004 on the Company's consolidated balance sheet of Knightsbridge and its Subsidiaries as of December 31, 2003, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for the year then ended, for the period October 8, 2002 (Inception) to December 31, 2002 and for the period October 8, 2002 (Inception) to December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except to the extent that, as discussed in their report, the Company has suffered significant losses and negative cash flows from operations which raise substantial doubt about its ability to continue as a going concern. The Company's financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         In connection with the audit of Knightsbridge for the fiscal year ended December 31, 2003, Marks Paneth & Shron did not advise the Company with respect to any of the matters described in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.



                                LEGAL PROCEEDINGS


On April 14, 2004, a complaint was filed by the California Wine Company, as plaintiff, against us in Napa County Superior Court of the State of California. The complaint alleges breach of contract, anticipatory breach of contract, breach of an interim sales agent agreement and breach of the implied covenant of good faith and fair dealing. Although management disputes any claims for damages, plaintiff seeks damages in excess of $2.5 million, which are based on future events which management believes will not occur. The plaintiff alleges, among other things, the failure of us to perform our obligations to purchase grapes under a certain grape purchase agreement, and costs incurred for moving and storing bulk wines. We are currently negotiating a settlement with the plaintiff.

The Company has not accrued an allowance for a loss in this matter as there is no reason to believe that a loss is probable. Due to the uncertainties of litigation, it is, however, reasonably possible that an unfavorable outcome, resulting in a loss, will occur, although the amount of such an effect cannot currently be estimated.

         In September 2004, we received correspondence from counsel to an entity purportedly known as Knightsbridge Wine Shoppe, which alleged that we were infringing upon its use of the trademark "Knightsbridge Wine." Our management is evaluating this claim and also discussing a settlement with Knightsbridge Wine Shoppe. We believe that a fair and appropriate settlement will be reached and will not have a material adverse impact on our operations.



              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our Articles of Incorporation and bylaws provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been our directors or officers in accordance with Section
78.7502 of the Nevada Revised Statutes. Our bylaws also permit us to maintain insurance on behalf of our officers, directors, employees and agents required or permitted to be indemnified pursuant to our bylaws.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                 TRANSFER AGENT

         The transfer agent for our common stock is Pacific Stock Transfer, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119. Its telephone number is (702) 361-3033.

                                     EXPERTS

         The financial statements included in the Prospectus have been audited by Marks Paneth & Shron LLP, independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         On April 14, 2004, California Wine Company filed a complaint against the Company alleging mainly, breach of contract on the part of the Company. The Company and the plaintiff are currently in settlement negotiations.

         Law Offices of Louis E. Taubman, P.C., has passed upon the validity of the securities being offered hereby.


         Louis E. Taubman is considered  "counsel" as that term is defined under
Item 508 of Regulation S-B. We retained the Law Offices of Louis E. Taubman pursuant to a retainer agreement dated May 4, 2004. Under the terms of the retainer agreement, the Law Offices of Louis E. Taubman will assist us with drafting and provide us with general advice regarding applicable provisions of U.S. Securities Law. Mr. Taubman is also one of three owner/managers of both TriPoint Capital Advisors, LLC and TriPoint Holdings, LLC, which is a holding company that owns 100% of Tripoint Capital Advisors. Deciding to augment our management expertise in the area of corporate and business development to support our business and growth, we entered into a consulting agreement with TriPoint Capital Advisors on May 4, 2004. Pursuant to Mr. Taubman's affiliation with TriPoint Capital Advisors, in the Retainer Agreement, we waived any conflicts that may arise between Mr. Taubman's representation of Knightsbridge and his affiliation with TriPoint Capital Advisors; provided, however, that either party may terminate the Retainer Agreement upon written notice if either party feels it is inappropriate for Mr. Taubman to continue representing Knightsbridge. We further agreed to release and hold harmless the Law Offices of Louis E. Taubman, P.C. and Louis E. Taubman, personally from any claim or liability that may arise from any conflict between TriPoint Capital Advisors and Knightsbridge. Additionally, TriPoint Capital Advisors currently owns 5.66% of our outstanding capital stock.





                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement.

         For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

         The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. Our web site address is www.knightsbridgewines.us.

                              FINANCIAL STATEMENTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Knightsbridge Fine Wines, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Knightsbridge Fine Wines, Inc. and Subsidiaries (a development stage company) as of December 31, 2003, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for the year then ended, for the period October 8, 2002 (Inception) to December 31, 2002 and for the period October 8, 2002 (Inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Knightsbridge Fine Wines, Inc. and Subsidiaries as of December 31, 2003, and the results of its operations and its cash flows for the year then ended, for the period October 8, 2002 (Inception) to December 31, 2002 and for the period October 8, 2002 (Inception) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company has suffered significant losses and negative cash flows from operations which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  Marks Paneth & Shron LLP
-----------------------------
     Marks Paneth & Shron LLP

New York, NY

April 14, 2004, except for note 14, as to which the date is April 21, 2004 and for notes 14 (Kirkland Knightsbridge Acquisition) and 18 as to which the date is October 28, 2004.





ITEM 1.   FINANCIAL STATEMENTS

                 KNIGHTSBRIDGE FINE WINES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                                     AUDITED
                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2003

                                     ASSETS

Current assets:
       Cash                                                                                    $ 1,325,373
       Accounts receivable, net of allowance
       of doubtful accounts of $0                                                                   74,494
       Inventory                                                                                   830,467
       Prepaid expenses                                                                             69,443
       Deposits                                                                                    217,500
       Other current assets                                                                         21,520
                                                                                         ------------------

         Total current assets                                                                    2,538,797

Property and equipment, net of accumulated depreciation                                          2,506,781

Loan Receivable                                                                                    213,369
Other assets                                                                                        94,270
Deferred financing costs                                                                           515,115
                                                                                         ------------------

       Total assets                                                                            $ 5,868,332
                                                                                         ==================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
       Accounts payable                                                                          $ 596,963
       Accrued expenses                                                                            448,653
       Notes payable                                                                               375,000
       Short-term portion of long-term debt                                                         13,489
                                                                                        ------------------

       Total Current Liabilities                                                                 1,434,105

Long-term debt, net of unamortized discount of $2,943,470, face amount $3,527,291                  583,821

Total Liabilities                                                                                2,017,926
                                                                                         ------------------
Stockholders' Equity
       Common stock, $0.001 par value, 100,000,000 shares authorized
       31,638,250 shares issued and outstanding as of December 31, 2003                             31,638
       Subscription receivable                                                                     (21,566)
       Prepaid stock compensation                                                                 (928,325)
       Additional paid in capital                                                                9,951,302
       Accumulated other comprehensive income - foreign exchange adjustment                       (102,838)
       Deficit accumulated during development stage                                             (5,079,805)
                                                                                         -----------------

       Total Stockholders' Equity                                                                3,850,406
                                                                                         ------------------

Total Liabilities and Stockholders' Equity                                                     $ 5,868,332
                                                                                         ==================



                 KNIGHTSBRIDGE FINE WINES, INC. AND SUBSIDIARIES
                         ( A DEVELOPMENT STAGE COMPANY)
                                     AUDITED
                      CONSOLIDATED STATEMENTS OF OPERATIONS





                                                           YEAR               FOR PERIOD                FOR PERIOD
                                                          ENDED            OCTOBER 8, 2002            OCTOBER 8, 2002
                                                       DECEMBER 31,       (INCEPTION) THROUGH       (INCEPTION) THROUGH
                                                           2003           DECEMBER 31, 2002          DECEMBER 31, 2003
                                                     ------------------------------------------------------------------
Revenues:
      Commissions                                           $ 399,826      $               -     $             399,826
      Sales                                                   289,682                      -                   289,682
                                                     ------------------------------------------------------------------

            Total                                             689,508                      -                   689,508
                                                     ------------------------------------------------------------------

Operating expenses:
      Cost of goods sold                                      187,297                      -                   187,297
      Sales and marketing                                   1,130,269                      -                 1,130,269
      General and administrative                            1,020,389                  35,242                1,055,631
      Stock compensation expense                            2,973,662                      -                 2,973,662
                                                     ------------------------------------------------------------------

            Total                                           5,311,617                 35,242                5,346,859
                                                     ------------------------------------------------------------------

Loss from operations                                       (4,622,109)               (35,242)               (4,657,351)


Other income:
      Interest income                                          13,337                      -                    13,337
      Interest expense                                       (447,763)                (1,778)                 (449,541)
                                                     ------------------------------------------------------------------
                Other income (expense), net                  (434,426)                (1,778)                 (436,204)
                                                     ------------------------------------------------------------------

Loss before minority interest                              (5,056,535)               (37,020)               (5,093,555)

Minority interest in consolidated loss                         13,750                      -                    13,750
                                                     ------------------------------------------------------------------

Net loss                                                 $ (5,042,785)     $         (37,020)    $          (5,079,805)
                                                     ==================================================================

Net loss per share:
      Basic and diluted                                         (0.21)                 (0.00)                    (0.22)

Weighted average shares outstanding:
      Basic and diluted                                    24,410,559             17,705,050                23,143,963



                 KNIGHTSBRIDGE FINE WINES, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                                     AUDITED
                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS





                                                   YEAR                 FOR PERIOD                    FOR PERIOD
                                                  ENDED               OCTOBER 8, 2002               OCTOBER 8, 2002
                                               DECEMBER 31,         (INCEPTION) THROUGH          (INCEPTION) THROUGH
                                                   2003              DECEMBER 31, 2002             DECEMBER 31, 2003
                                             -----------------------------------------------------------------------

Net loss                                      $ (5,042,785)                 $ (37,020)                 $ (5,079,805)

Foreign currency translation adjustment           (102,838)                         -                      (102,838)
                                             -----------------------------------------------------------------------

Comprehensive loss                            $ (5,145,623)                 $ (37,020)                 $ (5,182,643)
                                             =======================================================================



                 KNIGHTSBRIDGE FINE WINE, INC AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                                    AUDITED
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                                                                Prepaid         Additional
                                                        Common Stock            Subscriptions    Stock          Paid in
                                                   ----------------------
                                                      Number     Value          Receivable      Compensation    Capital
--------------------------------------------------------------------------------------------------------------------------------

Oct. 10, 2002
  Common stock issued                                17,705,050        17,705    $    (17,705)   $       --      $       --

Dec. 16, 2002
  100,000 warrants issued  in connection with note
  payable of $200,000                                                                                                  10,000

Loss for the period

                                                  ------------------------------------------------------------------------------
Balance 12-31-02                                    17,705,050         17,705         (17,705)           --            10,000

February 17, 2003
  Common stock issued in connection with
  acquisition of Dominion Wines Int'l                1,000,000          1,000          16,501          17,501

February 20, 2003
  Common stock issued as compensation                  986,700            987                                          21,813

May 15, 2003
  100,000 warrants issued in connection with
  note payable of $100,000                                                                                             41,217

May 15, 2003
  25,000 warrants issued  in connection with
  note payable of $25,000                                                                                              10,603

May 27, 2003
  25,000 warrants issued  in connection with
  note payable of $25,000                                                                                              10,576

July 1, 2003
  Common stock issued as compensation                3,313,250          3,313          (3,313)       (299,625)      2,647,287

July 7, 2003
  25,000 warrants issued  in connection with
  note payable of $25,000                                                                                              10,304

July 22, 2003
  Payment of subscription receivable                                                    1,252

July 28, 2003
  Common stock issued for cash                           6,250              6                                          24,994

July 28, 2003
  75,000 warrants issued  in connection with
  note payable of $250,000                                                                                             46,744

August 1, 2003
  Common stock issued in connection with Tech-Net
  recapitalization                                   5,122,000          5,122                                          (5,122)



                                                    Deficit               Accumulated
                                                   Accumulated           Foreign Exchange
                                                   During Development    Translation

                                                    Stage                Adjustments       Total
                                                   ---------------------------------------------
Oct. 10, 2002
  Common stock issued                               $       --             $  --         $ --

Dec. 16, 2002
  100,000 warrants issued  in connection with note
  payable of $200,000                                                                     10,000

Loss for the period                                      (37,020)           (37,020)

                                                   ---------------------------------------------
Balance 12-31-02                                         (37,020)             --         (27,020)

February 17, 2003
  Common stock issued in connection with
  acquisition of Dominion Wines Int'l

February 20, 2003
Common stock issued as compensation                                                        22,800

May 15, 2003
  100,000 warrants issued in connection with
  note payable of $100,000                                                                 41,217

May 15, 2003
  25,000 warrants issued  in connection with
  note payable of $25,000                                                                  10,603

May 27, 2003
  25,000 warrants issued  in connection with
  note payable of $25,000                                                                  10,576

July 1, 2003
  Common stock issued as compensation                                                   2,347,662

July 7, 2003
  25,000 warrants issued  in connection with
  note payable of $25,000                                                                  10,304

July 22, 2003
  Payment of subscription receivable                                                        1,252

July 28, 2003
  Common stock issued for cash                                                             25,000

July 28, 2003
  75,000 warrants issued  in connection with
  note payable of $250,000                                                                 46,744

August 1, 2003
  Common stock issued in connection with Tech-Net
  recapitalization                                                                           --




                 KNIGHTSBRIDGE FINE WINE, INC AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)
                                    AUDITED
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                                                                                Prepaid         Additional
                                                        Common Stock            Subscriptions    Stock          Paid in
                                                   ----------------------
                                                      Number     Value          Receivable      Compensation    Capital
------------------------------------------------------------------------------------------------------------------------------


August 6, 2003
  Common stock issued to company founder              900,000        900            (900)

August 6, 2003
  Common stock issued as compensation                 130,000        130                           (14,400)      14,270

August 8, 2003
  900,000 shares of stock issued to company founder   900,000        900            (900)

August 28, 2003
  50,000 warrants issued  in connection with
  note payable of $50,000                                                                                        30,281
  Beneficial conversion feature on notes payable                                                                 19,719

September 9, 2003
  25,000 warrants issued in connection with note
  payable of $25,000                                                                                             15,964
  Beneficial conversion feature on notes payable                                                                  9,036

September 23, 2003
  25,000 warrants issued in connection with
  note payable of $25,000                                                                                        16,130
  Beneficial conversion feature on notes payable                                                                  9,251

October 16, 2003
  416,667 warrants issued in connection with
  notes payable of $1,500,000                                                                                   374,443
  Beneficial conversion feature on notes payable                                                              1,125,557
  25,000 warrants issued as financing cost                                                                       84,000

November 4, 2003
  Common stock issued as compensation                 325,000            325                   (617,500)        617,175

November 6, 2003
  Common stock issued to acquire subsidiary         1,000,000          1,000                                  2,499,000

November 24, 2003
  100,000 warrants issued as consultant
  compensation                                                                                                  175,000

December 11, 2003
  Common stock issued as compensation                 250,000            250                   (425,000)        424,750

December 22, 2003
  1,111,111 warrants issued in connection with
  notes payable of $2,000,000                                                                                   711,927
  Beneficial conversion feature on notes payable                                                                867,482
  60,000 warrants issued as financing cost                                                                      122,400

Amortization of prepaid stock compensation                                                      428,200

Net loss

Foreign currency translation adjustment
                                                  ----------------------------------------------------------------------------
Balance 12-31-03                                   31,638,250    $    31,638    $ (21,566)   $ (928,325)    $ 9,951,302
                                                  ============================================================================






                                                          Deficit               Accumulated
                                                         Accumulated           Foreign Exchange
                                                         During Development    Translation
                                                          Stage                Adjustments       Total
                                                      ------------------------------------------------

August 6, 2003
  Common stock issued to company founder                                                           --

August 6, 2003
  Common stock issued as compensation                                                              --

August 8, 2003
  900,000 shares of stock issued to company founder                                                --

August 28, 2003
  50,000 warrants issued  in connection with
  note payable of $50,000                                                                      30,281
  Beneficial conversion feature on notes payable                                               19,719

September 9, 2003
  25,000 warrants issued in connection with note
  payable of $25,000                                                                           15,964
  Beneficial conversion feature on notes payable                                                9,036

September 23, 2003
  25,000 warrants issued in connection with
  note payable of $25,000                                                                      16,130
  Beneficial conversion feature on notes payable                                                9,251

October 16, 2003
  416,667 warrants issued in connection with
  notes payable of $1,500,000                                                                 374,443
  Beneficial conversion feature on notes payable                                            1,125,557
  25,000 warrants issued as financing cost                                                     84,000

November 4, 2003
  Common stock issued as compensation                                                          --

November 6, 2003
  Common stock issued to acquire subsidiary                                                 1,900,000

November 24, 2003
  100,000 warrants issued as consultant
  compensation                                                                                175,000

December 11, 2003
  Common stock issued as compensation                                                            --

December 22, 2003
  1,111,111 warrants issued in connection with
  notes payable of $2,000,000                                                                 711,927
  Beneficial conversion feature on notes payable                                              867,482
  60,000 warrants issued as financing cost                                                    122,400

Amortization of prepaid stock compensation                                                    428,200

Net loss                                                (5,042,785)                        (5,042,785)

Foreign currency translation adjustment                                     (102,838)        (102,838)
                                                      -----------------------------------------------
Balance 12-31-03                                      $ (5,079,805)       $ (102,838)     $ 3,850,406
                                                      ===============================================




                 KNIGHTSBRIDGE FINE WINES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                                   (AUDITED)
                      CONSOLIDATED STATEMENTS OF CASHFLOWS


                                                        YEAR           FOR PERIOD             FOR PERIOD
                                                       ENDED         OCTOBER 8, 2002       OCTOBER 8, 2002
                                                    DECEMBER 31,   (INCEPTION) THROUGH    (INCEPTION) THROUGH
                                                        2003        DECEMBER 31, 2002     DECEMBER 31, 2003
                                                   ------------------------------------------------------------

Cash flows from operating activities:

           Net loss                                  $ (5,042,785)            $ (37,020)          $ (5,079,805)

       Adjustments to reconcile net loss to
       net cash used in operating activities:
           Depreciation and amortization-property
            and equipment                                  23,999                                       23,999
           Amortization of deferred financing costs        11,285                                       11,285
           Amortization of debt discount                  241,633                   833                242,466
           Amortization of beneficial conversion feature  123,300                                      123,300
           Amortization of put liability                   73,792                                       73,792
           Repayment of notes payable representing
            amortized discount                           (119,696)                                    (119,696)
           Stock compensation                           2,973,662                                    2,973,662
           Minority interest in loss                      (13,750)                                     (13,750)

           Changes in current assets and liabilities:
           Accounts receivable                            (10,789)                                     (10,789)
           Inventories                                   (440,367)                                    (440,367)
           Prepaids                                        14,843               (68,965)               (54,122)
           Accounts Payable                               579,736                20,152                599,888
           Accrued expenses                               347,989                                      347,989
           Other                                              153                     -                    153
                                                   ------------------------------------------------------------

Net cash used in operating activities                  (1,310,787)              (85,000)            (1,395,787)
                                                   ------------------------------------------------------------


Cash flows from investing activities:

           Acquisition of property and equipment         (441,974)                                    (441,974)
           Notes receivable                              (226,706)                                    (226,706)
           Deposits                                      (217,500)                                    (217,500)
           Other assets                                   (90,800)                    -                (90,800)
                                                   ------------------------------------------------------------

Net Cash used in investing activities                    (976,980)                    -               (976,980)
                                                   ------------------------------------------------------------

Cash flows from Financing activites:

           Issuance of common stock                        37,343                                       37,343
           Proceeds from notes payable                  2,781,810               190,000              2,971,810
           Proceeds from issuance of warrants           1,268,190                10,000              1,278,190
           Repayment of note payable not representing
             unamortized                                 (269,116)                                    (269,116)
           Deferred Financing costs                      (320,000)                                    (320,000)
                                                   ------------------------------------------------------------

Net Cash provided by financing activities               3,498,227               200,000              3,698,227
                                                   ------------------------------------------------------------


Foreign Currency Translation effect                           (87)                    -                    (87)
                                                   ------------------------------------------------------------



Net increase in cash                                    1,210,373               115,000              1,325,373

Cash, beginning of period                                 115,000                     -                      -
                                                   ------------------------------------------------------------


Cash, end of period                                $    1,325,373             $ 115,000           $  1,325,373
                                                   --------------             -----------         -------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest             $      128,273             $       -           $    128,273
                                                   ==============             ===========         =============


                         Knightsbridge Fine Wines, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                    (Audited)


1.       BASIS OF PRESENTATION, ORGANIZATION AND NATURE OF OPERATIONS

         Knightsbridge Fine Wines, Inc. ("Knightsbridge") was incorporated in the State of Nevada, on October 8, 2002 with a vision and objective to establish and build a diversified international wine company. Knightsbridge believed that an oversupply of small and mid-sized wineries lacking effective sales, marketing, and branding strength currently exists, which has created an opportunity to economically and strategically consolidate and build an efficient operation that can maximize economies of scale, increase utilization of production assets, and provide a more streamlined and effective sales, marketing, and distribution group. Knightsbridge further believed that by adopting and applying consumer beverage marketing principles within the wine industry it could further enhance operating results beyond what is currently achieved by many small and mid-sized wineries creating a comparative advantage for Knightsbridge.

         On August 1, 2003, Knightsbridge completed a share exchange with Tech Net Communications, Inc. (the "Company"). Knightsbridge's shareholders sold all of their shares in exchange for 82.89% of the number of outstanding shares of common stock of the Company on a fully diluted basis, a total of 24,805,000 shares. For each two shares of Knightsbridge, the shareholders received one share of the Company. The Company's name was subsequently changed to Knightsbridge Fine Wines, Inc. on August 13, 2003. Also on August 13, 2003, the Company affected a two for one forward stock split so that Knightsbridge's shareholders received their original number of shares. Although the Company is the legal parent company, the share exchange has been treated as a recapitalization of Knightsbridge. Knightsbridge is the continuing entity for financial reporting purposes. The Financial Statements have been prepared as if Knightsbridge had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock. In addition, the transaction results in severe limitations being in place on the use of the Company's net operating loss carryovers.

         Most of the Company's current costs consist primarily of the expenses associated with the development stage activities associated with executing the Company's strategy. As a result of its plan to expand its operations through new internal and external initiatives to expand revenue growth, the Company expects these costs to increase. The Company's profitability and success depends upon its success in executing its strategy to consolidate and build an efficient operation and its ability to raise capital for the Company's endeavors. There can be no assurance that the Company will be able to secure such financing on terms, which are acceptable, if at all. The failure to secure future financing with favorable terms could have a material adverse effect on the Company's business and its ability to fund the Company's internal and external initiatives.

         On November 6, 2003 the Company acquired Bodegas y Venedos Anguinan S.A. through the Company's wholly-owned subsidiary, KFWBA Acquisition Corp, ("KFWBA") a Nevada Corporation. The purchase price consisted of a combination of U.S. $357,407 (including $157,407 of transaction costs) and one million shares of the Company's restricted common stock valued at the $2,500,000. The shares issued to the former shareholders of Bodegas are subject to a put option agreement, whereby KFWBA agreed to purchase the shares in accordance with a schedule over the next 4 years, at a price per share of $2.50. The Company has guaranteed KFWBA's performance of the puts. Additionally, should KFWBA default on its obligations and the Company default on its guarantee, the shares of Bodegas would revert to the former shareholders of Bodegas.

         During 2003, the majority of the Company's revenue was earned from commissions or sales of product from two wineries. The EOS Winery, with whom the Company terminated its sales and marketing agreement in November, 2003 (see Note
12) accounted for approximately 78% of total revenue and Kirkland Ranch Winery (see Notes 12 and 14) accounted for approximately 10% of total revenue.


2.       SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of the acquired entities since their respective dates of acquisition. All significant inter-company amounts have been eliminated.

Use of Estimates

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

         Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less. At December 31, 2003 the Company had on deposit with one U.S. bank approximately $1,200,000 in excess of federal deposit insurance coverage. Cash as of December 31, 2003 was approximately $1,325,000.

Accounts Receivable

         As of December 31, 2003, nearly all of the Company's accounts receivable is due from a Kirkland Ranch Winery (Note 14) for which the Company has a sales and marketing agreement.

Credit is extended based on evaluation of a customers' financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivables when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Inventory

         Bulk wine and case goods are stated at the lower of average cost or net realizable value. Inventories of supplies are stated at the lower of first-in, first-out (FIFO) cost or replacement cost. Costs associated with the current year's unharvested grape crop are deferred, included as "grapes in process", a component of inventory and recognized in finished goods and/or cost of sales in the subsequent year when the grapes are harvested. Wine inventories are classified as current assets in accordance with recognized trade practice although some products will not be sold in the following year.

         The Company has also initiated production of an Artist Series brand in which the Company is building inventory through contract producers and the procurement of goods. The Company has adopted the FIFO ("first in first out") method of accounting for this inventory.

         At December 31, 2003, Inventory consisted of the following

                  Wine making and packaging materials    $ 110,522
                  Grapes in process                         48,541
                  Finished goods                           671,404
                                                           -------

                  Total                                  $ 830,467
                                                           =======

Property, Plant and Equipment

         Property, plant and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the related assets, as follows:

                                                      Years
                                                      -----
         Land Improvements                            25
         Vineyards                                    25
         Buildings                                    40
         Cooperage                                    40
         Equipment                                     7

         Costs incurred in developing vineyards, including related interest costs, are capitalized until the vineyards become commercially productive. Maintenance and repairs are charged to operating costs as incurred. The cost of improvements is capitalized. Gains or losses on the disposition of assets are included in income. Amortization of assets held under capital leases is included in depreciation expense.

Deferred Financing Costs

         Costs incurred in connection with the issuance of debt are deferred and amortized on the interest rate method over the term of the related debt. Amortizaton is included in interest expense.

Concentrations of Credit Risk

         Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents, accounts receivable, and notes receivable.

Fair Value of Financial Instruments

         The Company's financial instruments consist of cash, accounts receivable, loans receivable, accounts payable, notes payable, long-term debt and accrued expenses. Except for notes payable and long-term debt, the fair value of these financial instruments approximates their carrying value as of December 31, 2003 due to their short-term nature or their recent creation. Notes payable and long-term debt are carried on the balance sheet as $972,310. Their fair value, if all convertible debt were valued based the number of shares that would be received in conversion at the December 31, 2003 multiplied by the $2.05 closing price on the Over-the-Counter Bulletin Board, would be approximately $4,431,000.

Foreign Currency Translation

         The functional currency of the Company's foreign subsidiaries is the local foreign currency. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate prevailing on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the period. Translation adjustments resulting from translation of the subsidiaries' accounts are accumulated as a separate component of shareholders' equity. Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations and have not been significant.

Revenue Recognition

         Commission revenue is recognized when product is shipped FOB winery and sales are recognized when product is shipped FOB winery. Revenue is recognized when product is shipped FOB winery. The cost of price promotions, rebates and coupon programs are treated as reductions of revenues. No products are sold on consignment.

Long-Lived Assets Impairment

The Company addressed the financial accounting and reporting for the impairment or disposal of long-lived assets by Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." In accordance with Statement 144, the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell and are generally no longer depreciated. To date, the use of Statement 144 did not have a material impact on the Company's consolidated financial statements.

Income Taxes

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No.109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. The Company continues to reduce its net deferred tax assets by a 100% valuation allowance.

Stock-based Compensation

         The Company accounts for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123
"Accounting for Stock-Based Compensation." Under APB Opinion No. 25, compensation cost is generally recognized based on the difference, if any, on the date of grant between the fair value of the Company's common stock and the amount an employee must pay to acquire the stock.

Basic and Diluted Net Loss per Share

Basic income or loss per share includes no dilution and is computed by dividing net income or loss by the weighted-average number of common shares outstanding for the period. Diluted income or loss per share includes the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For all periods presented, diluted loss per share equaled the basic loss per share as all convertible instruments were anti-dilutive.

New accounting pronouncements

         In 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Severance pay under SFAS 146, in many cases, would be recognized over the remaining service period rather than at the time the plan is communicated. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The Company will adopt SEAS 146 for any actions initiated after January 1, 2003, and any future exit costs or disposal activities will be subject to this statement.

         In 2003, the FASB issued FIN 46, "Consolidation of Variable Interest Entities." FIN 46 defines a variable interest entity (VIE) as a corporation, partnership, trust, or any other legal structure that does not have equity investors with a controlling financial interest or has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires consolidation of a VIE by the primary beneficiary of the assets, liabilities and results of activities effective in 2003. FIN 46 also requires certain disclosures by all holders of a significant variable interest in a VIE that are not the primary beneficiary. As of December 31, 2003, the Company does not have any material investments in variable interest entities; therefore, the adoption of this interpretation currently will have no impact on our consolidated financial position or results of operations.

         In 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amends SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method used on reported results. The disclosure provisions of SFAS No. 148 are effective for fiscal years ending after December 15, 2002.

         Pursuant to SFAS No. 148, the Company has elected to account for employee stock-based compensation under APB Opinion No. 25, "Accounting for Stock Issued to Employees," using an intrinsic value approach to measure compensation expense. Accordingly, no compensation expense has been recognized for options granted to employees under such a plan since the Company at this time does not have an option plan in place.

         In 2003, the FASB issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends SFAS 133 for certain decisions made by the FASB Derivatives Implementation Group. In particular, SFAS 149: (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative; (2) clarifies when a derivative contains a financing component; (3) amends the definition of an underlying to conform it to language used in FASB Interpretation No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others"; and (4) amends certain other existing pronouncements. This Statement is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. In addition, most provisions of SFAS 149 are to be applied prospectively. The Company does not expect the adoption of SFAS 149 to have a material impact on its financial position, cash flows or results of operations.

         In 2003,  the  FASB  issued  SFAS  No.  150,  "Accounting  for  Certain
Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS 150"). SFAS 150 changes the accounting for certain financial instruments that under previous guidance issuers could account for as equity. It requires that those instruments be classified as liabilities in balance sheets. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective on July 1, 2003. The Company believes that SFAS 150 requires that the put options granted as part of the consideration in the Bodegas acquisition be recorded as a liability. The Company has made no determination as to what the accounting treatment would have been under the pre SFAS 150 accounting standards.

3.    PROPERTY AND EQUIPMENT

             Land                                                  $   117,102

             Cultivated land                                           603,998

             Buildings, improvements and equipment                   1,809,680
                                                                     ---------
                                                                     2,530,780
                                                                     ---------
             Less:  accumulated depreciation and  amortization          23,999
                                                                     ---------
                                                                   $ 2,506,781

      Depreciation expense was $23,999 for the year ended December 31, 2003, none for 2002.

4.       LOANS RECEIVABLE

         Pursuant to the initial capitalization and founding of the Company, the founding shareholders owe to the Company the par value associated with the initial stock issuance. These amounts are reported as a contra-account in shareholders' equity labeled "subscriptions receivable". Pursuant to a purchase agreement, the Company has advanced a loan for $213,369 plus interest at 10% to Kirkland Ranch Winery (Note 14). The Company is currently has a marketing agreement in place with the winery and negotiating a potential purchase Kirkland Ranch Winery.

5.       SHORT-TERM NOTES PAYABLE

         Short-term notes payable consist of eight notes issued from December 2002 to September 2003 at a total face-value amount of $725,000. The original terms ranged from 90 days to 180 days. Interest ranged from 8% to 12% if paid on time and rose to 19% thereafter. During 2003, $350,000 of principal (representing five of the notes) was repaid. The remaining notes shown on the December 31, 2003 balance sheet at their $375,000 face value are convertible into approximately 211,112 shares at prices ranging from $1.50 to $2.00 per share. The notes payable are currently in default and the note holders have at this time extended the notes pending a refinancing of the liabilities.

         In conjunction with the issuance of the notes, the lenders were given 450,000 warrants, each warrant giving the holder the right, at any time during a five year period from the date of issuance, to purchase one share of the Company's common stock at prices varying from $1.50 to $2.70 per share. Using the Black-Scholes model the Company estimated the fair value of the warrants and allocated $181,820 of the $525,000 proceeds received in 2003, and $10,000 of the $200,000 proceeds received in 2002 to the warrants which was recorded as deferred interest and presented as a discount on the notes payable. The $191,820 was entirely amortized as interest expense during 2003.

         Also, on the dates of the issuance of several of the notes payable, Company's common stock had a closing price per share on the Over-the Counter Bulletin Board that, based on the terms of the conversion associated with the notes, created an intrinsic value associated with the beneficial conversion feature estimated at $38,006, which was recorded as deferred interest and presented as a discount on the notes payable and as additional paid-in capital. The $38,006 was entirely amortized as interest expense during 2003. The effective interest rate through December 31, 2003 on net principal recorded after discounts was approximately 74.4%.

6.       LONG-TERM NOTES PAYABLE

         On October 16, 2003, the Company issued a note in the amount of $1,500,000. The note accrues interest at 7.5% annually with interest payable quarterly and the entire principal balance due in October 2006. The outstanding principal on the note is convertible at any time into shares of the Company's common stock at $1.80 per share. As part of the note, the Company issued detachable warrants to purchase 416,667 shares of the Company's common stock for $2.40 per share, exercisable at any time over a five year period from the date of issuance. Using the Black-Scholes model the Company estimated the fair value of the warrants and allocated $374,564 of the proceeds from the debenture to the warrants which was recorded as deferred interest and presented as a discount on the convertible debenture, net of amortization which is being recorded as interest expense to be taken over the three-year term of the note on the interest rate method. On the date of the issuance of the note, the Company's common stock had a closing price per share on the Over-the Counter Bulletin Board of $3.45. Based on the terms of the conversion associated with the note, there was an intrinsic value associated with the beneficial conversion feature estimated at $1,125,557, the entire proceeds of the note after allocation to the warrants issued, which was recorded as deferred interest and presented as a discount on the convertible debenture, net of amortization, which is being recorded as interest expense over the three-year term of the note. At December 31, 2003, the $1,500,000 face value note was shown as $121,161 on the balance sheet which was net of unamortized discounts. Based on the $121,161 carrying value at December 31, 2003 and the future contractual cash payments under the debt, if not converted, the prospective effective interest rate on the note is approximately 123.5%.

On December 22, 2003, the Company issued a note in the amount of $2,000,000. The note accrues interest at 7.5% annually with interest payable quarterly and the entire principal balance due in December 2006. The outstanding principal on the note is convertible at any time into shares of the Company's common stock at $1.80 per share. As part of the note, the Company issued detachable warrants to purchase 1,111,111 shares of the Company's common stock for $0.70 per share exercisable, at any time over a three year period from the date of issuance. Using the Black-Scholes model the Company estimated the fair value of the warrants and allocated $711,927 of the proceeds from the note to the warrants which was recorded as deferred interest and presented as a discount on the convertible debenture, net of amortization which is being recorded as interest expense to be taken over the three-year term of the note on the interest rate method. On the date of the issuance of the note, the Company's common stock had a closing price per share on the Over-the Counter Bulletin Board of $2.04. Based on the terms of the conversion associated with the note, there was an intrinsic value associated with the beneficial conversion feature estimated at $867,482 which was recorded as deferred interest and presented as a discount on the convertible debenture, net of amortization, which is being recorded as interest expense over the three-year term of the note. At December 31, 2003, the $2,000,000 face value note was shown as $435,370 on the balance sheet which was net of unamortized discounts. Based on the $435,370 carrying value at December 31, 2003 and the future contractual cash payments under the debt, if not converted,  the prospective effective interest rate on the note is approximately
69.7%.

The remaining  $40,779  long-term  debt  (including  the  short-term  portion of
$13,489) consist of the amounts due to an Argentine financial  institution.  The balance due is  denominated  in US dollars.  Subsequent  to the  December,  2001 devaluation,  the debtors are  permitted  under  Argentine  law to pay US dollar obligations  at a regulated  ("CER")  rate rather than a market  exchange  rate.
Management's position is that it has the right to pay this debt at the CER rate.
The financial statements reflect this position. The creditor may, however, claim that this particular obligation is not covered by the relevant Argentine law and that the Company is obligated to pay in US dollars at the market  exchange rate.
Were the creditor to make this claim and succeed in  establishing  it the amount due would exceed the amount shown on the balance sheet by approximately $75,000.
Approximately  $13,489  is due in each of 2004,  2005 and 2006.  The note  bears interest  at a  variable  rate  based  on that  used by an  Argentine  financial institution for its U.S. dollar  activities.  At December 31, 2003, the rate was
6.67%.

The maturities of the amounts recorded on the balance sheet as long-term debt and as put option liability are as follows:

2004                          $   181,375
2005                               463,776
2006                               921,618
2007                               393,731
2008                               171,673
                                ----------

Total                         $  2,132,133
                                ==========

7.       INCOME TAXES

         The provision for taxes consisted of the following:

                                                               2003             2002
                                                          ------------------------------

         Loss before income taxes                         $ (5,050,000)    $    (37,000)
                                                          =============    =============

     Current                                                      -                -
     Deferred                                                     -                -
                                                          ------------------------------

           Total provision                                        -                -
                                                          ==============================


                                                              2003              2002
                                                          ------------------------------

         Federal income taxes at statutory rate           $ (1,768,000)    $    (13,100)
         State income taxes                                   (253,000)          (1,900)
                                                               -------            -----









         Increase in taxes resulting from:
           Benefit of U.S. tax loss not recognized           1,781,000           15,000
           Benefit of temporary difference from stock
           compensation not recognized                         121,000             -
           Interest expense arising from beneficial
           conversion features not deductible                   79,000             -
           Other, net                                           40,000             -
                                                          ------------------------------
         Provision for income taxes                               -                -
                                                          ==============================

         The primary components of deferred income tax assets and liabilities are as follows:

                                                              2003                2002
                                                              ----                ----
         Deferred income tax assets:
           Loss and credit carryforwards                  $  1,796,000     $     15,000
           Benefit of temporary difference from stock
           compensation not recognized                         121,000             -

         Other                                                       0             -
                                                          ------------------------------
                                                             1,917,000           15,000
         Less Valuation allowance                            1,917,000           15,000
                                                          ------------------------------
                                                                  -                -
                                                          ==============================

         The valuation allowance increased by $1,902,000 in 2003, by $15,000 in the period October 8, 2002 (inception) through December 31, 2002 and $1,917,000 in the period October 8, 2002 (inception) through December 31, 2003.

         Realization of the Company's deferred tax assets is dependent on generating sufficient taxable income prior to the expiration of loss carryforwards. Management believes that, more likely than not, deferred tax assets will not be fully realized in the future and have therefore provided a valuation allowance to reserve for those deferred tax assets not considered realizable. Despite the current estimate, it is possible that some of the deferred tax assets will be realized in the future. Should this happen, the valuation allowance will be reduced.

        At December 31, 2003, the Company had tax operating loss carryforwards for U.S. federal tax purposes approximating $4,490,000 expiring in years 2022 and 2023. These do not include Tech-Net's carryovers as of the August 1, 2003 merger/recapitalization which are subject to severe limitations. These Tech-Net carryovers were also not taken into consideration in calculating the deferred tax assets disclosed above.

8.       INTEREST INCOME (EXPENSE), NET

         In conjunction with a loan receivable the Company had interest income for the year ended December 31, 2003, of 12,378.

         The table below outlines the interest expense for the year ended December 31, 2003

         Notes Payable - $725,000
              Amortization of discount on notes payable            $ 190,987
              Contractual interest                                    76,156
              Beneficial conversion features                          38,006

         Notes Payable - $3,500,000
              Contractual interest and discount on notes payable      50,646
              Beneficial conversion features                          85,294


         Other                                                         6,674
                                                                     -------
                  Total                                            $ 447,763


9.       STOCK-COMPENSATION EXPENSE

         In July 2003, Knightsbridge issued 3,313,250 shares of stock to various parties, who had or would provide services to Knightsbridge, through a stock subscription agreement for $0.001 per share. Subsequently in August 2003, Knightsbridge was acquired by the Company pursuant to a share exchange. As a result of the share exchange between the parties, Knightsbridge used the difference between the average first day trading price split adjusted and the issuance price of the stock issued by Knightsbridge in the stock subscription agreement as the estimate of the value given. Knightsbridge believes that use of an amount based on the initial public trading value of the stock, immediately following announcement of the reverse merger, was reasonably indicative of the value of the shares as a private Company shortly before the finalization of its plans to effectuate a recapitalization as a public company. In addition, as disclosed in Note 12, Paul Gardner received 986,700 shares. Also, in the fourth quarter of 2003 Company directors received 575,000 unvested shares and in the third quarter, consultants received 130,000 shares and 100,000 warrants. These shares and warrants were valued based on the quoted marketprice of the shares on the grant dates. The consultant shares are earned on a monthly basis. These transactions resulted in the recording of additional stock compensation expense of $2,973,662 on the statement of operations and prepaid stock compensation expense in stockholders' equity at December 31, 2003 totaling $928,325.

10.      BUSINESS COMBINATIONS

         On February 17, 2003, Knightsbridge purchased a 56% share position in Dominion Wines International (Dominion), an Australian wine distributor, for $17,501. This acquisition was financed by the issuance of 1,000,000 shares of Knightsbridge, valued at $17,501 and Knightsbridge recorded $13,750 Minority Interest. This transaction is part of the company's strategy to build a diversified wine company. The result of operations of Dominion is included in the consolidated statement of operations from the date of acquisition. For financial reporting purposes, this acquisition was accounted for as a purchase business combination and this stock issuance was accounted for as a non-cash investing activity.

        On November  6, 2003,  the  company's  wholly-owned  subsidiary,  KFWBA
Acquisition Corp., a Nevada corporation (KFWBA) acquired 100% of Bodegas y Vinedos Anguinan S.A. (Bodegas). The purchase price consisted of a combination of $357,407 (USD) (including $157,407 of transaction costs, one million shares of the company's restricted common stock, and a put option defined below. The purchase price was paid to the former shareholders' of Bodegas Anguinan Winery.


         Originally the Company valued the stock at $1,900,000 (USD) based on the quoted market price and separately valued the put option as a liability with an estimated value of $1,461,033 for a total of $3,718,440. This treatment was based on the conclusion that the put options were "freestanding financial instruments" as referred to in SFAS 150 - Accounting for Certain Financial
Instruments with Characteristics of both Liabilities and Equity ("SFAS 150") and consequently should be valued separately. This conclusion resulted from the put options being set-forth in a separate agreement that was appended to the agreement for the purchase of the Bodegas stock.

         After review of the terms of the agreement, the Company has now concluded that the put options are not "freestanding financial instruments" but instead are not separable from the Company's agreement to purchase the stock of Bodegas, principally because, in the event of default the option holders are required to offer to take back the Bodegas stock in satisfaction of the amount owed to them pursuant to the put option.

         As a consequence of this  reevaluation,  the Company  considers the put options  to be a  security  price  based  contingency  as  defined in SFAS 141 -
Business  Combinations  ("SFAS  141").  The  Company  is  hereby  restating  the financial statements for the year ended December 31, 2003 to reflect the cost of the  Bodegas  acquisition  as the cash  expended of  $357,407  (USD),  including
$157,407 of transaction costs and one million shares of the company's restricted common stock valued at $2,500,000  ($2.50 per share)  pursuant to the agreement.
This results in the following  changes to previously  reported amounts - removal of the put option liability shown as $1,534,825  ($167,886  current,  $1,366,939 non-current) at December 31, 2003.  The initial  recorded  valuation of property and  equipment  acquired  in the  transaction  has been  restated  at an  amount
$861,033 lower than originally  reported,  additional  paid-in-capital  has been increased  by  $600,000,  interest  expense  and  depreciation  expense has been reduced by $73,792 and $6,747  respectively,  for the  year-ended  December  31,
2003. This results in the following changes to shareholders'  equity at December
31, 2003 and to net loss for the year then ended:


                                                                    December 31,
                                                                    2003

Shareholders'
   equity   -  as originally reported                               3,169,867
                       -  increase                                    680,539
                                                                    ---------
                       -  as restated                               3,850,406

Net loss    -  as originally reported                              (5,123,324)
                       -  decrease                                     80,539
                                                                    ---------
                       -  as restated                              (5,042,785)

Loss per share         -  as originally reported                    (0.21)
                       -  increase                                  -----
                       -  as restated                               (0.21)


         Pursuant to the Agreement, KFWBA entered into Put Options Agreements with the former shareholders of Bodegas (hereinafter the "Puts"), which provides that those former shareholders can compel KFWBA to purchase a specific portion of the Company's shares delivered as a part of the purchase price according to a schedule attached to each of the Puts. The Company has provided its Guarantee to each of such former shareholders of the performance of KFWBA under the Puts. The
Company's shares subject to the Puts are required to be purchased by KFWBA, if exercised, at $2.50 per share. In order to secure the performance of KFWBA under the Puts (and of the Company, under its guarantee of KFWBA's performance under the Puts), the shares of Bodegas Anguinan Estate Winery acquired in this transaction are subject to the terms of a Stock Pledge Agreement.

         During the term of the Pledge Agreement Bodegas Anguinan Estate Winery, among other things, cannot issue additional shares, amend its charter or by-laws in a way that might affect the security under the Pledge Agreement, is subject to limits on the sale, financing, liening or mortgaging of assets of Bodegas
Anguinan Estate Winery at the time of the acquisition.

         Bodegas Anguinan Estate Winery encompasses approximately 900 acres in the Andes Mountains of Argentina. An independent appraisal of Bodegas estimates the value of net assets acquired to exceed the $3,718,440 purchase price. The result of operations of Bodegas is included in the consolidated statement of operations from the date of acquisition. The acquisition of Bodegas Anguinan
Estate Winery is part of Knightsbridge's strategy to build a diversified international wine company.

         The allocation of the acquisition costs of the acquired subsidiaries follow:



                                                 Bodegas y Venedos  Dominion Wines
                                                    Anguinan         International
                                                 November 6, 2003   February 17, 2003

         Cash                                    $       -          $      7,378
         Accounts receivable                           37,583             26,688
         Inventory                                    400,999
         Other current assets                          20,709              7,040
                                                       ------              -----

         Total current assets                         459,291             41,106

         Property, plant and equipment              2,540,795               -
         Other assets                                   3,570               -
                                                 ------------       ------------
         Total assets                               3,003,656             41,406

         Liabilities assumed                         (146,249)           (9,855)

         Minority Interest                               -              (13,750)
                                                 ------------       ------------

         Total allocation of acquisition cost    $  2,857,407       $     17,501
                                                 ============       ============

         The following unaudited pro forma financial information reflects the consolidated results of operations of the Company as if the acquisitions had taken place on January 1, 2002. The pro forma information includes primarily adjustments for the depreciation of the tangible property aquired. The pro forma information is not necessarily indicative of the results of the operations as it would have been had the transactions been effected on the assumed date.



                                         2003 Pro Forma      2002 Pro Forma
                                         --------------      --------------

Revenue                                    $ 850,677             $358,196

Net loss                                   $ (5,341,365)         $ (260,551)

Basic and diluted loss per common share          ($0.21)             ($0.04)


11.      SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

         Purchase of assets in subsidiaries in exchange for:

                Stock (subject to put option)               $2,500,000

         Stock Issued for Prepaid Compensation              $  928,325
                                                            ==========
         Warrants issued as deferred financing costs        $  206,400
                                                            ==========

12.      COMMITMENTS AND CONTINGENCIES

Corporate Offices

        For the fiscal year ended December 31, 2003, the U.S. corporate office was located at 65 Shrewsbury Road, Livingston, NJ 07039. This space was provided on a rent free basis by our majority shareholder. As a result, the Company did not recognize rental expense in the fiscal year.

         Commencing April 21, 2004, the principal corporate office is located at One Kirkland Ranch Road, Napa, California 94558. The property is owned by the Joint Venture Subsidiary. Since relocation, our office in Livingston, NJ is the Company's satellite U.S. office.

         The Australian office is located at 13 Lileura Avenue, Beaumaris, Victoria, AU 3193. There is currently no rent for the space.

Employment Agreements

         On February 20, 2003, Knightsbridge entered into an employment agreement with Mr. Paul Gardner as an executive of Knightsbridge effective March 1, 2003. Mr. Gardner was to serve at the pleasure of the Board of Directors. Mr. Gardner's compensation will be $125,000 (Australian Dollars) (US $166,200 at December 31, 2003) per annum along with other similar employee benefits as offered to employees of the Company. In addition Mr. Gardner received 986,700 shares of stock of Knightsbridge valued at US $22,800. On April 16, 2004, the Company and Mr. Gardner mutually agreement to terminated this relationship.

         On June 1, 2003 Knightsbridge entered into an employment agreement with Mr. Joe Carr as an executive of Knightsbridge effective June 1, 2003. Mr. Carr will serve at the pleasure of the Board of Director's. Mr. Carr's compensation will be US $125,000 per annum along with other similar employee benefits as offered to employees of the Company. Mr. Carr also received a stock grant of 350,000 shares of stock of Knightsbridge.

Sales and Marketing Agreements

         On July 1, 2003, Knightsbridge entered into a sales and marketing agreement with EOS Winery. This agreement was terminated effective November 30, 2003.

         On August 1, 2003, the Company entered into a sales and marketing agreement with Kirkland Ranch Winery.

Licensing Agreements

         During the third quarter of 2003, the Company entered into two licensing agreements with noted artists in its effort to launch an Artist series brand to be built around leading artists around the world.

Litigation

        Kirkland Knightsbridge Acquisition

        On April 14, 2004, a complaint  was filed by  California  Wine
Company , as plaintiff, against the Company in Napa County Superior Court of the State of California. The complaint alleges breach of contract, anticipatory breach of contract, breach of an interim sales agent agreement and breach of the implied covenant of good faith and fair dealing. Plaintiff seeks damage in excess of $2.5 million. The plaintiff alleges, among other things, the failure of the Company to perform its obligations to purchase grapes under a certain grape purchase agreement, and costs incurred for moving and storing bulk wines. The plaintiff and the Company are currently in settlement negotiations. The Company has not accrued an allowance for a loss in this matter, as there is no reason to believe that a loss is probable. Due to the uncertainties of litigation, it is, however, reasonably possible that an unfavorable outcome, resulting in a loss, will occur, although the amount of such an effect cannot currently be estimated.


13.      WARRANTS

         Warrants outstanding consist of the following:

         Transaction                    No. of Warrants  Exercise Price  Term
         -----------                    ---------------  --------------  ----
         Consultants and issuance
           of short-term debt             550,000        $1.50-$2.70     5 Years
         Issuance of long-term debt     1,612,778         $0.70-$1.80    3 Years

14.      RECENT DEVELOPMENTS

Kirkland Knightsbridge Acquisition

         On April 21, 2004 the Company acquired a 50% membership interest in Kirkland Knightsbridge, LLC, a California limited liability company (the "Joint Venture Subsidiary" or "KKLLC") pursuant to that certain Capital Stock Contribution Agreement, dated as of April 21, 2004 (the "Contribution Agreement"), by and among Kirkland Ranch, LLC, a California limited liability company ("Kirkland Ranch"), the Joint Venture Subsidiary, the Company and Mr. Larry Kirkland. In exchange for its 50% membership interest, the Company made an initial capital contribution equal in value of $10 million through the initial issuance of 4,255,320 shares ("Initial Shares") of its common stock, par value $.001 per share, at an initial valuation of $2.35 per share. On April 21, 2007 (the "Valuation Date"), if the Initial Shares have a Market Value less than the amount of ten million dollars ($10,000,000), Knightsbridge shall, as an additional capital contribution, contribute to KKLLC (to be immediately withdrawn by Kirkland Ranch), in cash or such additional number of shares of Common Stock, which can be immediately converted to cash on the Valuation Date, when added to the Market Value of the Initial Shares, equals the sum of ten million dollars ($10,000,000). Because the governing document of KKLLC specifies that gains or losses on the value of KKLLC's assets, which would include the 4,255,320 shares of Company stock, are allocated 50% each to the Company and Kirkland Ranch, one half of the shares issued were recorded at $5,000,000, representing their $2.35 per share guaranteed value pursuant to the Contribution Agreement and one-half of the shares were recorded at $3,829,788, representing the average price between the high and low price per share on the Over-the Counter Bulletin Board of $1.80.

As part of the financing for the joint venture transaction, the Company provided loans to KKLLC in the aggregate amount of $2.4 million to be paid pari passu with other debt from any initial profits of KKLLC. The loans have been eliminated in consolidation and included in the acquisition cost of the Company's controlling financial interest in KKLLC.

         In connection with the closing under the Contribution Agreement and to finance the joint venture transaction, the Company entered into a guaranty, dated as of April 21, 2004, in favor of The Travelers Insurance Company ("Travelers"), pursuant to which the Company guaranteed the obligations under that certain promissory note in the amount of $20 million (the "Travelers Note") issued by Travelers to Kirkland Cattle Co., a California general partnership, Kirkland Ranch, and Mr. Larry Kirkland, as co-borrowers. The obligations under the Travelers Note is collateralized by, among other things, a mortgage on certain land and a lien on certain assets, excluding inventory, owned by the Joint Venture Subsidiary.

         Pursuant to the Contribution Agreement, Kirkland Ranch contributed all of its assets and certain of its liabilities to the Joint Venture Subsidiary, including all of the assets of the Kirkland Ranch Winery located in Napa Valley, California. The Joint Venture Subsidiary has title and ownership to all of the Kirkland Ranch assets including, without limitation, sixty-nine (69) acres of vineyard land, a 57,000 square foot winemaking facility, wine labels including Kirkland Ranch Winery and Jamieson Canyon, inventory, accounts receivable, intellectual property and general intangibles. In connection with the transaction, the Company entered into an exclusive distribution and marketing agreement with the Joint Venture Subsidiary to sell wine and wine related products under its labels with an initial annual minimum purchase requirement equal to $3 million. Under a separate bottling agreement, the Joint Venture Subsidiary will serve as the exclusive bottler of the Company's products in California.

         In connection with the operations of the Joint Venture Subsidiary and subject to the occurrence of certain events, the Company is required to make additional cash capital contributions in accordance with the budget to the Joint Venture Subsidiary for certain business purposes. Such cash contributions include, solely to the extent not previously paid from cash provided at closing, certain principal and interest payments owed under the Travelers Note through April 21, 2007. The Company agreed, solely upon the occurrence of non-payment of principal and interest payments owed under the Travelers Note, to risk of forfeiture of its membership interest.

         Voting control of KKLLC is formally split between the Company and Kirkland Ranch. Pursuant to the Operating Agreement, however, the Company has disproportionate control over certain budgetary and expenditure matters while Kirkland Ranch has disproportionate control over certain operating matters. The Company has concluded that KKLLC is a Variable Interest Entity under Financial Interpretation No. 46 (Revised) - Consolidation of Variable Interest Entities ("FIN 46(R)"). Because of the requirement for Knightsbridge to make additional capital contributions to fund certain operating expenses and debt payments, and the requirement to make additional capital contributions should the Company stock owned by KKLLC be worth less than $10,000,000 on April 21, 2007, Knightsbridge would incur the majority of KKLLC's "expected losses" as defined by FIN 46(R). The Company believes this is true despite the basic sharing of income and losses between the Company and Kirkland Ranch on an equal basis. This basic equal sharing of income and loss results in "expected income" and any relatively small overall losses being shared equally. The equal allocation of losses is, however, limited by each partner's capital account which means that in all reasonable scenarios involving relatively large losses Knightsbridge would incur more than 50% of the loss.

 The Company recorded the assets and liabilities of KKLLC, including the "minority interest" (joint venture partner's) share based on their preliminary estimated fair values. Pursuant to the capital account maintenance provisions of the Limited Liability Company Agreement the minority interest was credited with the full net value of assets and liabilities less the $5,000,000 agreed-upon value of one-half of the Company shares contributed to KKLLC which are eliminated in consolidation. This resulted in an increase in the Company's net assets of $5,000,000. The preliminary estimate of the fair values of KKLLC's assets and liabilities was based on a June 3, 2002 independent appraisal of the land, buildings and fixtures and on management estimates of other assets and liabilities. Management is arranging for current independent appraisals of values as of April 21, 2004. KKLLC's asset and liability values will be adjusted when the current appraisals are obtained.

         The Company also incurred $28,588 of transaction costs in acquiring its joint venture interest. Because the fair value of KKLLC's identified assets and liabilities above the $5,000,000 of stock credited to the minority interest was allocated to the minority interest, an amount equal to the transaction cost was recorded as goodwill. The Company believes that paying this relatively small amount in excess of the identified assets and liabilities was worthwhile to acquire KKLLC to use as an initial United States base for its plan to establish a diversified international wine company.

         The allocation of the acquisition costs follow:

         Cash                                                     $    316,503
         Accounts Receivable                                           130,483
         Inventory                                                   4,424,373
         Other current assets                                          693,119
                                                                  ------------

         Total current assets                                        5,564,478
                                                                  ------------

         Property, Plant and Equipment                              39,402,080
         Goodwill                                                       28,588
                                                                  ------------

         Total Assets                                               44,995,146

         Liabilities assumed                                       (23,169,684)

         Minority Interest                                         (16,796,874)
                                                                  ------------

         Total Allocation of Acquisition Cost                     $  5,028,588


Senior Secured Convertible Note Financing

         On April 21, 2004, as part of the financing of the Company's purchase of its 50% membership interest in the Joint Venture Subsidiary, the Company completed a senior secured convertible note financing with gross proceeds to the Company of $2 million. Net proceeds from the note offering, after estimated costs and expenses, were approximately $1,950,000 and were utilized to pay off certain debts and for working capital to the Joint Venture Subsidiary. In connection with the offering, the Company entered into a Securities Exchange Agreement with Gryphon Master Fund, L.P. ("Gryphon") pursuant to which, among other things, the Company issued a 7.5% senior secured convertible note due April 21, 2006 in the principal amount of $5,500,000 (the "Note"), $3,500,000 of which principal amount was previously outstanding and payable to Gryphon. The Company also issued to Gryphon: (i) a warrant to purchase 3,055,556 shares of the Company's common stock exercisable for a period of five (5) years from the date of issuance at an exercise price of $0.70 cents per share, 1,527,778 of which warrant shares were previously issued to Gryphon and outstanding, and (ii) a warrant to purchase 5,000,000 shares of the Company's common stock exercisable for a period of five (5) years from the date of issuance at an exercise price of $0.01 per share. The holder of the Note has the option, during the term of the Note, to convert the outstanding principal amount under the Note into the Company's common stock at a conversion price of $1.80 per share, subject to certain anti-dilution adjustments. Pursuant to the Amended and Restated Security Agreement, dated as of April 21, 2004, by and between the Company and Gryphon, the Note is secured by a lien and pledge of all of the assets of the Company.

         It is anticipated that for financial reporting purposes the entire $2,000,000 gross proceeds from the new financing will either be allocated to the warrants issued in connection with the note or to the beneficial conversion feature inherent in the note. As a result, a $2,000,000 debt discount will be created which will eventually be amortized as a charge against income.

         In connection with the closing under the Contribution Agreement and to finance the joint venture transaction, the Company entered into a guaranty, dated as of April 21, 2004, in favor of The Travelers Insurance Company ("Travelers"), pursuant to which the Company guaranteed the obligations under that certain promissory note in the amount of $20 million (the "Travelers Note") issued by Travelers to Kirkland Cattle Co., a California general partnership, Kirkland Ranch, and Mr. Larry Kirkland, as co-borrowers. The obligations under the Travelers Note is secured by, among other things, a mortgage on certain land and a lien on certain assets, excluding inventory, owned by the Joint Venture Subsidiary.

         Pursuant to the Contribution Agreement, Kirkland Ranch contributed all of its assets and certain of its liabilities to the Joint Venture Subsidiary, including all of the assets of the Kirkland Ranch Winery located in Napa Valley, California. The Joint Venture Subsidiary has title and ownership to all of the Kirkland Ranch assets including, without limitation, sixty-nine (69) acres of vineyard land, a 57,000 square foot winemaking facility, wine labels including Kirkland Ranch Winery and Jamieson Canyon, inventory, accounts receivable, intellectual property and general intangibles. In connection with the transaction, the Company entered into an exclusive distribution and marketing agreement with the Joint Venture Subsidiary to sell wine and wine related products under its labels with an initial annual minimum purchase requirement equal to $3 million. Under a separate bottling agreement, the Joint Venture Subsidiary will serve as the exclusive bottler of the Company's products in California.

         In connection with the operations of the Joint Venture Subsidiary and subject to the occurrence of certain events, the Company shall make additional cash capital contributions in accordance with the budget to the Joint Venture Subsidiary for certain business purposes. Such cash contributions include, solely to the extent not previously paid from cash provided at closing, certain principal and interest payments owed under the Travelers Note through April 21, 2007. The Company agreed, solely upon the occurrence of non-payment of principal and interest payments owed under the Travelers Note, to risk of forfeiture of its membership interest.



15.      GOING CONCERN

         As of December 31, 2003, the Company's working capital has been primarily financed with various forms of debt and convertible debt. The Company has suffered significant operating losses since its inception in its efforts to establish and execute its business strategy. The Company anticipates that it will continue to require additional working capital to fund its ongoing operations and execute its business strategy. In the event that the Company does not continue to raise such required capital it would raise substantial doubt about the Company's ability to continue as a going concern.

         The Financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis and ultimately to attain profitability. The Company's management intends to obtain working capital through operations and to seek additional funding through debt and equity offerings to help fund the Company's operations as it expands. There is no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

16.    SEGMENT REPORTING

         At December 31, 2003, the Company had two reportable segments located in the United States and Argentina. Approximately 47% of the assets were located in Argentina but approximately 1% of the net loss and 5% of sales were from Argentina. Since the Argentine segment was owned by the Company for less than two months during the year ended December 31, 2003, any additional disclosure would not be significant.

17.    FOREIGN OPERATIONS

       The Company's share of the net assets held outside of the United States totaled approximately $2,785,000 at December 31, 2003.

18.    RESTATEMENT

         These financial statements have been restated from the version originally filed. The restatement principally involves the accounting for the acquisition of the Bodegas acquisition, particularly the put option granted to the sellers, as described in Note 10. There were also changes to certain disclosures in Notes.




ITEM I.   FINANCIAL STATEMENTS

                KNIGHTSBRIDGE FINE WINES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                 JUNE 30, 2004

                                    ASSETS

Current assets:
      Cash                                                                    $    103,180
      Accounts receivable, net of allowance of $121,968                            424,229
      Inventory                                                                  5,373,751
      Prepaid expenses                                                             199,300
      Other current assets                                                         213,446
                                                                              ------------

                                                                                 6,313,906

Property and equipment, net of accumulated depreciation                         41,629,844

Goodwill                                                                            28,588
Other assets                                                                       270,802
Deferred financing costs                                                         1,199,005
                                                                              ------------

      Total current assets                                                    $ 49,442,145
                                                                              ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                        $  1,555,932
      Accrued expenses                                                             994,951
      Notes payable                                                              3,568,494
                                                                              ------------

      Total current liabilities                                                  6,119,377

Long-term debt, net of unamortized discount of $6,082,714
      face amount $25,500,000                                                   19,486,520
                                                                              ------------

      Total liabilities                                                         25,605,897
                                                                              ------------

Minority interest                                                               16,339,314
                                                                              ------------

Stockholders' Equity
      Common stock, $0.001 par value, 100,000,000 shares authorized
      36,544,570 shares issued, 34,416,910 outstanding as of  June 30, 2004         36,544
      Subscription receivable                                                      (21,566)
      Prepaid stock compensation                                                  (805,875)
      Treasury stock                                                            (3,861,237)
      Additional paid in capital                                                21,856,260
      Accumulated other comprehensive income - foreign exchange adjustment        (139,676)
      Deficit accumulated during development stage                              (9,567,516)
                                                                              ------------

      Total stockholders' Equity                                                 7,496,934
                                                                              ------------

      Total Liabilities and Stockholders' Equity                              $ 49,442,145
                                                                              ============



                                          KNIGHTSBRIDGE FINE WINES, INC. AND SUBSIDIARIES
                                                  ( A DEVELOPMENT STAGE COMPANY)

                                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                                            (UNAUDITED)



                                                                                                                     FOR PERIOD
                                            THREE MONTHS       SIX MONTHS      THREE MONTHS    SIX MONTHS   OCTOBER 8, 2002
                                                ENDED            ENDED             ENDED         ENDED         (INCEPTION)
                                              JUNE 30,          JUNE 30,         JUNE 30,       JUNE 30,         THROUGH
                                                2004              2004             2003          2003        JUNE 30, 2004
                                          --------------------------------------------------------------------------------

Revenues:
      Commissions                             $       --      $     20,780    $     16,080    $     50,014    $    421,930
      Sales                                        820,075       1,289,396            --              --         1,577,754
      Custom services and events                    29,853          29,853            --              --            29,853
                                              ----------------------------------------------------------------------------

            Total                                  849,928       1,340,029          16,080          50,014       2,029,537
                                              ----------------------------------------------------------------------------

Operating expenses:
      Cost of goods sold                           787,718       1,003,563           5,569           7,625       1,190,860
      Sales and marketing                          517,618       1,204,367            --              --         2,334,636
      General and administrative                 1,054,977       1,882,013         138,179         270,019       2,937,644
      Stock compensation expense                   538,025         802,250            --              --         3,775,912
                                              ----------------------------------------------------------------------------

            Total                                2,898,338       4,892,193         143,748         277,644      10,239,052
                                              ----------------------------------------------------------------------------

Loss from operations                            (2,048,410)     (3,552,164)       (127,668)       (227,630)     (8,209,515)
                                              ----------------------------------------------------------------------------

Other income (expense):
      Interest income                                 --            12,323            --              --            25,660
      Interest expense                          (1,042,375)     (1,384,228)        (15,733)        (29,445)     (1,833,769)
      Gain (loss) on currency transactions          (5,235)        (21,202)           --              --           (21,202)
                                                                                                              ------------
                Other income (expense), net     (1,047,610)     (1,393,107)        (15,733)        (29,445)     (1,829,311)
                                              ----------------------------------------------------------------------------

Loss before minority interest                   (3,096,020)     (4,945,271)       (143,401)       (257,075)    (10,038,826)

Minority interest in consolidated loss             457,560         457,560          15,785           8,136         471,310
                                              ----------------------------------------------------------------------------

Net loss                                      $ (2,638,460)   $ (4,487,711)   $   (127,616)   $   (248,939)   $ (9,567,516)
                                              ============================================================================

Net loss per share:
      Basic and diluted                       $      (0.08)   $      (0.14)   $      (0.01)   $      (0.01)   $      (0.37)

Weighted average shares outstanding:
      Basic and diluted                         33,340,743      32,454,496      19,691,750      18,846,580      25,825,161





                 KNIGHTSBRIDGE FINE WINES, INC. AND SUBSIDIARIES
                         ( A DEVELOPMENT STAGE COMPANY)

                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                                   (UNAUDITED)



                                                                                                                      FOR PERIOD
                                           THREE MONTHS        SIX MONTHS       THREE MONTHS       SIX MONTHS      OCTOBER 8, 2002
                                               ENDED             ENDED              ENDED             ENDED           (INCEPTION)
                                             JUNE 30,           JUNE 30,          JUNE 30,          JUNE 30,           THROUGH
                                               2004               2004              2003              2003          JUNE 30, 2004
                                         ------------------------------------------------------------------------------------------

Net loss                                    $ (2,638,460)      $ (4,487,711)       $ (127,616)       $ (248,939)      $ (9,567,516)

Foreign currency translation adjustment         (131,570)           (36,838)                -                 -           (139,676)
                                         ------------------------------------------------------------------------------------------

Comprehensive loss                          $ (2,770,030)      $ (4,524,549)       $ (127,616)       $ (248,939)      $ (9,707,192)
                                         ==========================================================================================




                 KNIGHTSBRIDGE FINE WINES, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



                                                                                            FOR PERIOD
                                                                   SIX MONTHS   SIX MONTHS  OCTOBER 8, 2002
                                                                      ENDED       ENDED      (INCEPTION)
                                                                    JUNE 30,     JUNE 30,     THROUGH
                                                                      2004         2003     JUNE 30, 2004
                                                                   --------------------------------------

Cash flows from operating activities:

    Net loss                                                       $ (4,487,711) $ (248,939)$ (9,567,516)

    Adjustment to reconcile net loss to cash used in operating activities:

    Foreign currency transaction loss                                   21,459            -      21,459
    Depreciation and amortization - property and equipment             261,663        9,167     285,662
    Amortization of deferred financing costs                            46,696            -      57,981
    Amortization of debt discount                                      676,146            -     918,612
    Amortization of beneficial conversion feature                      242,459            -     365,759
    Repayment of notes payable representing amortized discount               -            -    (119,696)
    Stock compensation                                                 802,250       22,800   3,775,912
    Minority interest in loss                                         (457,560)      (8,136)   (471,310)


    Changes in current assets and liabilities:
    Interest Receivable                                                (66,620)           -     (66,620)
    Accounts receivable                                             (1,116,712)      16,015  (1,127,501)
    Inventories                                                       (125,289)           -    (565,656)
    Prepaid expenses                                                   120,138      (15,527)     66,016
    Other current assets                                              (213,446)           -    (213,446)
    Accounts payable                                                 1,337,045       73,258   1,936,933
    Accrued expenses                                                   701,265            -   1,049,254
    Customer prepaid liability                                                        8,189           -
    Other                                                                    -            -         153
                                                                   -------------------------------------

Net cash used in operating activities                               (2,258,217)    (143,173) (3,654,004)
                                                                   -------------------------------------

Cash flows from investing activities:

    Investment in subsidiary                                        (2,060,038)           -  (2,060,038)
    Acquisition of property and equipment                               (4,271)           -    (446,245)
    Notes receivable                                                   (23,294)    (100,000)   (250,000)
    Deposits                                                            17,500            -    (200,000)
    Other assets                                                      (172,109)           -    (262,909)
                                                                   -------------------------------------

Cash used in investing activities                                   (2,242,212)    (100,000) (3,219,192)
                                                                   -------------------------------------

Cash flows from Financing activities:

    Issuance of common stock                                                 -        7,378      37,343
    Proceeds from notes payable                                      3,025,787      125,000   5,997,597
    Proceeds from issuance of warrants                                       -            -   1,278,190
    Repayment of note payable not representing unamortized discount    (30,472)           -    (299,588)
    Deferred Financing costs                                                 -            -    (320,000)
                                                                   -------------------------------------

Cash provided by financing activities                                2,995,315      132,378   6,693,542
                                                                   -------------------------------------


Foreign Currency Translation effect                                    (33,582)           -     (33,669)
                                                                   -------------------------------------


Net decrease in cash                                                (1,538,696)    (110,795)   (213,323)

Cash, beginning of period                                            1,641,876      115,000     316,503
                                                                   -------------------------------------

Cash, end of period                                                  $ 103,180      $ 4,205   $ 103,180
                                                                   =====================================


                         KNIGHTSBRIDGE FINE WINES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1: Basis of Presentation, Organization and Nature of Operations

        Knightsbridge Fine Wines, Inc. ("Knightsbridge" or "the Company") was incorporated in the State of Nevada, on October 8, 2002 with a vision and objective to establish and build a diversified international wine company.
Knightsbridge believed that an oversupply of small and mid-sized wineries lacking effective sales, marketing, and branding strength currently exists, which has created an opportunity to economically and strategically consolidate and build an efficient operation that can maximize economies of scale, increase utilization of production assets, and provide a more streamlined and effective sales, marketing, and distribution group. Knightsbridge further believed that by adopting and applying consumer beverage marketing principles within the wine industry it could further enhance operating results beyond what is currently achieved by many small and mid-sized wineries creating a comparative advantage for Knightsbridge.

         On August 1, 2003, Knightsbridge completed a share exchange with Tech Net Communications, Inc. Knightsbridge's shareholders exchanged all of their shares for 82.89% of the number of outstanding shares of common stock of the Company on a fully diluted basis, a total of 24,805,000 shares. For each two shares of Knightsbridge, the shareholders received one share of the Company. The Company's name was subsequently changed to Knightsbridge Fine Wines, Inc. on August 13, 2003. Also on August 13, 2003, the Company affected a two for one forward stock split so that Knightsbridge's shareholders received their original number of shares. Although the Company is the legal parent company, the share exchange has been treated as a recapitalization of Knightsbridge. Knightsbridge is the continuing entity for financial reporting purposes. The Financial Statements have been prepared as if Knightsbridge had always been the reporting company and then on the share exchange date, had changed its name and reorganized its capital stock. In addition, the transaction results in severe limitations being in place on the use of the Company's net operating loss carryovers.

         Most of the Company's current costs consist primarily of the expenses associated with the development stage activities associated with executing the Company's strategy. As a result of its plan to expand its operations through new internal and external initiatives to expand revenue growth, the Company expects these costs to increase. The Company's profitability and success depend upon its success in executing its strategy to consolidate and build an efficient operation and its ability to raise capital for the Company's endeavors. There can be no assurance that the Company will be able to secure such financing on terms, which are acceptable, if at all. The failure to secure future financing with favorable terms could have a material adverse effect on the Company's business and its ability to fund the Company's internal and external initiatives.

NOTE 2:  Significant Accounting Policies

Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of the acquired entities since their respective dates of acquisition. All significant inter-company amounts have been eliminated. This includes Kirkland Knightsbridge LLC ("KKLLC"). The Company does not have voting control, it is shared with its joint venture partner, but management has concluded that it must be consolidated under the principles set-forth in FASB Interpretation No. 46 (Revised) - Consolidation of Variable Interest Entities ("FIN 46(R)"). As further described in Note 9, ownership interests in KKLLC are based on the maintenance of capital accounts, rather than on shares as would be the case with a corporation. The minority interest in KKLLC as shown on the balance sheet represents the joint venture partner's share of KKLLC net assets based on the partner's capital account. As described in EITF Issue No. 98-2 - Accounting by a Subsidiary or Joint Venture for an Investment in the Stock of Its Parent Company of Joint Venture Partner, there is no consensus as to the methodology under generally accepted accounting principles for eliminating parent company stock owned by a consolidated, partly owned subsidiary. Because KKLLC owns a material amount of Company stock, any policy adopted by the Company in this unsettled area is a particularly significant accounting policy.

         Under the terms of KKLLC's governing document, the Company and the joint venture partner share equally in all gains and losses on KKLLC's Company stock. The Company has guaranteed a minimum value to the stock, which will eventually be distributed to the joint venture partner. Because the Company will receive full credit in its capital account for any payment of the guarantee, and the joint venture partner will be charged with the full fair value of the stock when withdrawn, the Company has effectively extended half the guarantee to itself. Considering these facts, the Company's policy is to eliminate half of the Company's stock owned by KKLLC as treasury stock, valued at the quoted market price on the date of the acquisition ($3,861,237 total), and to eliminate the other half against minority interest, valued at the $2.35 per share guaranteed in the agreement ($5,000,000 total).

Unaudited Interim Financial Statements

         The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They do not include all information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The interim unaudited consolidated financial statements should be read in conjunction with financial statement for the year ended December 31, 2003 included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. In the opinion of management, all adjustments considered necessary for a fair presentation consisting solely of normal reoccurring adjustments have been made. Operating results and cash flows for the three months and six months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

Use of Estimates

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

         Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less. Cash as of June 30, 2004 was $103,180.

Accounts Receivable

         Credit is extended based on evaluation of a customers' financial condition and, generally, collateral is not required. Accounts receivable are due within 30 to 45 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivables when they become uncollectible and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The allowance for doubtful accounts and sales discounts are $121,968 at June 30, 2004.

Inventory

         Bulk wine and case goods are stated at the lower of average cost or net realizable value. Inventories of supplies are stated at the lower of first-in, first-out (FIFO) cost or replacement cost. Costs associated with the current year's unharvested grape crop are deferred and recognized in the subsequent year when the grapes are harvested. Wine inventories are classified as current assets in accordance with recognized trade practice although some products will not be sold in the following year.

         The Company has initiated production of an Artist Series brand in which the Company is building inventory through contract producers and the procurement of goods. The Company has adopted the FIFO ("first in first out") method of accounting for this inventory.


         At June 30, 2004, Inventory consisted of the following



                Wine making, packaging materials and other          $  379,570

                Grapes in process                                      182,662

                Work in process                                        496,309
                Finished goods                                       1,487,137

                Wines                                                2,828,071
                                                                    ----------

                Total                                               $5,373,751
                                                                    ==========

Property, Plant and Equipment



         Property, plant and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated lives of the related assets, as follows:

                                                              Years
                                                              -----
         Land Improvements                                    25

         Vineyards                                            25

         Buildings                                            40

         Cooperage                                            40

         Equipment                                             7



         Costs incurred in developing vineyards, including related interest costs, are capitalized until the vineyards become commercially productive. Maintenance and repairs are charged to operating costs as incurred. The cost of improvements is capitalized. Gains or losses on the disposition of assets are included in income.

Deferred Financing Costs

         Costs incurred in connection with the issuance of debt are deferred and amortized on the interest rate method over the term of the related debt. Amortization is included in interest expense.

Concentrations of Credit Risk

         Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents, accounts receivable, and notes receivable.

Fair Value of Financial Instruments

         The Company's financial instruments consist of cash, accounts receivable, loans receivable, accounts payable, notes payable, long-term debt and accrued expenses. Except for notes payable and long-term debt, the fair value of these financial instruments approximates their carrying value as of June 30, 2004 due to their short-term nature or their recent creation. Long-term debt is carried on the balance sheet as $19,436,520. The fair value of the debt payable to Travellers' Life Insurance Company ("Travellers") approximates its $18,283,120 carrying value because of its recent issuance. The fair value of the remaining debt, if all convertible debt were valued based on the number of shares that would be received on conversion at June 30, 2004 multiplied by $1.00 closing price on the Over-the-Counter Bulletin Board would be approximately $3,055,000. When added to the Travellers debt fair value the total fair value is $21,338,000.

Foreign Currency Translation

         The functional currency of the Company's foreign subsidiaries is the local foreign currency. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rate prevailing on the balance sheet date. Revenues, costs and expenses are translated at average rates of exchange prevailing during the period. Translation adjustments resulting from translation of the subsidiaries' accounts are accumulated as a separate component of shareholders' equity. Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations and have not been significant.

Revenue Recognition

        Revenue is recognized when product is shipped FOB winery. The cost of price promotions, rebates and coupon programs are treated as reductions of revenues. Revenue from items sold through the Company's retail locations is recognized at the time of sale. No products are sold on consignment.

Long-Lived Asset Impairment

            The Company addressed the financial accounting and reporting for the impairment or disposal of long-lived assets by Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." In accordance with Statement 144, the Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell and are generally no longer depreciated. To date, the use of Statement 144 did not have a material impact on the Company's consolidated financial statements.

Income Taxes

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No.109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized. The Company continues to reduce its net deferred tax assets by a 100% valuation allowance.

     Stock-based Compensation

         The Company accounts for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123 "Accounting for Stock-Based Compensation," as amended by SFAS No. 148. Under APB Opinion No. 25, compensation cost is generally recognized based on the difference, if any, on the date of grant between the fair value of the Company's common stock and the amount an employee must pay to acquire the stock.

Basic and Diluted Net Loss per Share

         Basic income or loss per share includes no dilution and is computed by dividing net income or loss by the weighted-average number of common shares outstanding for the period. Diluted income or loss per share includes the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For all periods presented, diluted loss per share equaled the basic loss per share as all convertible instruments were anti-dilutive.

NOTE 3:  Property and Equipment

      Property and equipment at June 30, 2004 consisted of the following:

           Land                                                    $    117,102

           Cultivated land                                           15,292,855

           Buildings, improvements and equipment                     26,502,567
                                                                     ----------
                                                                     41,912,524

           Less:  accumulated depreciation and  amortization            282,680
                                                                    -----------
                                                                   $ 41,629,844
                                                                   ============


      Depreciation expense was $261,663 for the six months ended June 30, 2004.

NOTE 4:  Short-Term Notes Payable

         Short-term notes payable consist of nine notes issued from December 2002 to April 2004 at a total face-value amount of $1,220,000 and three notes issued on May 28, 2004 at a total face-value of $500,000.

         The original terms for the nine notes issued between December 2002 and April 2004 ranged from 90 days to one year. Interest ranged from 8% to 12% if not in default and rose to 19% if in default for the 2002 and 2003 notes. The April 2004 note is at 10% interest. During 2003, $350,000 of principal (representing five of the notes) was repaid. For the six months ended June 30, 2004, an additional $25,000 of principal was repaid. Of the remaining notes shown on the June 30, 2004, $350,000 of principal plus interest are convertible into approximately 194,445 shares at prices ranging from $1.50 to $2.00 per share. Some of the notes payable are currently in default and the note holders have at this time extended the notes pending a refinancing of the liabilities.

         In conjunction with the issuance of the May 28 notes, the lenders were given 75,000 shares of the Company's common stock. An additional 25,000 shares were issued to the note holders effective July 28, 2004 because the principal had not been repaid at that time. $58,766 of the $500,000 proceeds were allocated to the 75,000 shares issued, based on the relative estimated fair values of the stock and the convertible debt, resulting in a discount on the debt. A further $103,766 was allocated to the beneficial conversion feature inherent in the convertible notes resulting in a further discount. $72,236 of the discounts were amortized as interest expense during the quarter ended June 30, 2004, the remaining $90,298 will be amortized in the quarter ending September 30, 2004.

         The notes issued on May 28, 2004 have a Maturity Date of August 26, 2004 with interest accruing at a rate of six percent (6%) per annum for the first 60 days and twelve percent (12%) per annum from the 61st day until the Maturity Date. The Company and lender are continuing negotiations on an extension of this maturity date. The $500,000 principal and accrued but unpaid interest is convertible into the Company's common stock at $1.00 per share.

         As part of the joint venture transaction, the Kirkland Cattle Co. provided inventory loans to KKLLC in the aggregate amount of $2.25 million to be paid pari passu with other debt from any initial profits of KKLLC. The loans bear no interest and have no call option.

         Other miscellaneous debts carry a balance of $133,024, including $63,790 of short term debt.

         As a result, at June 30, 2004, that Company had $3,658,790 of short term notes payable less the discount of $92,296 that will be amortized in the quarter ending September 30, 2004 for a balance of $3,568,494.

NOTE 5:  Long Term Debt

         On April 21, 2004, as part of the financing of the Company's purchase of its 50% membership interest in the KKLLC, the Company completed a senior secured convertible note financing with gross proceeds to the Company of $2 million. Net proceeds from the note offering, after estimated costs and expenses, were approximately $1,950,000 and were utilized to pay off certain debts and for working capital to KKLLC. In connection with the offering, the Company entered into a Securities Exchange Agreement with Gryphon Master Fund, L.P. ("Gryphon") pursuant to which, among other things, the Company issued a 7.5% senior secured convertible note due April 21, 2006 in the principal amount of $5,500,000 (the "Note"), $3,500,000 of which principal amount was previously outstanding and payable to Gryphon. The Company also issued to Gryphon: (i) a warrant to purchase 3,055,556 shares of the Company's common stock exercisable for a period of five (5) years from the date of issuance at a purchase price of $0.70 cents per share, 1,527,778 of which warrant shares were previously issued to Gryphon and outstanding with exercise prices of $0.70 and $2.40, and (ii) a warrant to purchase 5,000,000 shares of the Company's common stock exercisable for a period of five (5) years from the date of issuance at a purchase price of $0.01 per share. The holder of the Note has the option, during the term of the Note, to convert the outstanding principal amount under the Note into the Company's common stock at a conversion price of $1.80 per share, subject to certain anti-dilution adjustments. Pursuant to the Amended and Restated Security Agreement, dated as of April 21, 2004, by and between the Company and Gryphon, the Note is secured by a lien and pledge of all of the assets of the Company. The incorporation of the previously outstanding $3,500,000 has been accounted for as a modification of the terms of the note under EITF 96-19 Debtor's Accounting for a Modification or Exchange of Debt Instruments.

         Using the Black-Scholes model the Company estimated the fair value of the additional warrants and the modification of the terms of the previously issued warrants and allocated $1,702,001 of the proceeds from the April 21, 2004 financing to the warrants which was recorded as deferred interest and presented as a discount on the convertible debenture, net of amortization which is being recorded as interest expense to be taken over the three-year term of the note on the interest rate method. On the date of the issuance of the note, the Company's common stock had an average price between the high and low price per share on the Over-the Counter Bulletin Board of $1.80. Based on the terms of the conversion associated with the note, there was an intrinsic value associated with the beneficial conversion feature estimated at $297,299, the entire additional proceeds of the note after allocation to the warrants issued, which was recorded as deferred interest and presented as a discount on the convertible debenture, net of amortization, which is being recorded as interest expense over the three-year term of the note. At June 30, 2004, the $5,500,000 face value note was shown as $1,134,166 on the balance sheet which was net of unamortized discounts. Based on the $1,134,166 carrying value at June 30, 2004 and the future contractual cash payments under the debt, if not converted, the prospective effective interest rate on the note is approximately 77.7% per annum. Total interest expense for this note, not including any liquidated damages, as discussed two paragraphs below, is expected to be $256,000 and
$284,000 for the three months ended September 30 and December 31, 2004 respectively.

         The terms of the Note require that the shares underlying the warrants and conversion rights be subject to a registration statement filed by April 30, 2004 that is declared effective by June 15, 2004. Failure to meet these requirements puts the Note in default and gives the lender the right to demand immediate payment of the $5,500,000 principal, any accrued interest and liquidated damages equal to 25% of outstanding principal ($1,375,000). The lender has waived this default so neither acceleration of the discount amortization, nor liquidated damages were recorded and the liability on the balance sheet continues to be shown as a non-current liability.

         A separate Registration Rights Agreement with Gryphon provides for liquidated damages of $55,000 for the first month and $110,000 for each subsequent month that the filing or effectiveness of a registration statement does not meet the deadlines set-forth in the preceding paragraph. Pursuant to this provision, $165,000 was accrued as of June 30, 2004. The Company continues to accrue such liquidated damages at the rate of $110,000 per month until such time as the registration statement is declared effective. Because it is related to the Note payable, the liquidated damages expense has been included in interest expense on the statement of operations. The Company and Gryphon are continuing negotiations to settle the liquidated damages and certain interest payments with an additional note payable.

         These consolidated financial statements include KKLLC's mortgage note to Travellers which is guaranteed by Knightsbridge itself (see Note 9). The principal amount of the debt is $20,000,000 but $1,950,000 was withheld at closing for prepaid interest through October 31, 2005. The $1,950,000 was recorded as a discount on the debt which is being amortized as interest expense on the interest rate method over the term of the debt. The debt requires payments, including principal and interest at 6.5% p.a., of $149,115 monthly, beginning December 1, 2005 with a balloon payment due March 1, 2009. The effective rate, considering the discount, is 6.724% p.a. The Company's joint venture partner in KKLLC and parties related to the joint venture partner are listed as co-borrowers and have pledged certain land as collateral for the debt. The agreement among the Company, KKLLC and the joint venture partner is that KKLLC is the borrower and that the legal co-borrowers are effectively guarantors, consequently the full amount of the debt has been recorded as that of KKLLC and, in consolidation, the Company's. The debt is also collateralized by the real property and other certain assets of KKLLC.

NOTE 6:  Stock-compensation expense

         The Company periodically issues common stock for acquisitions and services rendered. Common stock issued is valued at the estimated fair market value, as determined by management and the board of directors of the Company. Management and the board of directors consider market price quotations, recent stock offering prices and other factors in determining fair market value for purposes of valuing the common stock. In addition, the Company issued 516,000 shares of common stock to various employees and consultants for services rendered during the quarter ended June 30. These shares were valued at $1.20 per share, the market price for shares at the time of issuance. Therefore, the total aggregate value of consideration paid was $619,200.

Note 7:  Income Taxes

         The Company has significant deferred tax assets. The potential tax benefits of these losses has not been recorded as a full deferred tax asset valuation allowance has been provided due to the uncertainty regarding the realization of the losses.

NOTE 8:  Commitments and Contingencies

Litigation

 On April 14, 2004, a complaint was filed by California Wine Company ("Stonegate"), as plaintiff, against the Company in Napa County Superior Court of the State of California. The complaint alleges breach of contract, anticipatory breach of contract, breach of an interim sales agent agreement and breach of the implied covenant of good faith and fair dealing. Plaintiff seeks damages in excess of $2.5 million. The plaintiff alleges, among other things, the failure of the Company to perform its obligations to purchase grapes under a certain grape purchase agreement, and costs incurred for moving and storing bulk wines. The Company and the plaintiff are currently negotiating a settlement agreement. See "Legal Proceedings" and Note 12 Commitments and Contingencies, Litigation to the Year End Financials.

NOTE 9: Acquisition of Interest in Kirkland Knightsbridge LLC

         On April 21, 2004 the Company acquired a 50% membership interest in Kirkland Knightsbridge, LLC, a California limited liability company (the "Joint Venture Subsidiary" or "KKLLC") pursuant to that certain Capital Stock Contribution Agreement, dated as of April 21, 2004 (the "Contribution Agreement"), by and among Kirkland Ranch, LLC, a California limited liability company ("Kirkland Ranch"), the Joint Venture Subsidiary, the Company and Mr. Larry Kirkland. In exchange for its 50% membership interest, the Company made an initial capital contribution equal in value of $10 million through the initial issuance of 4,255,320 shares ("Initial Shares") of its common stock, par value $.001 per share, at an initial valuation of $2.35 per share. On April 21, 2007 (the "Valuation Date"), if the Initial Shares have a Market Value less than the amount of ten million dollars ($10,000,000), Knightsbridge shall, as an additional capital contribution, contribute to KKLLC (to be immediately withdrawn by Kirkland Ranch), in cash or such additional number of shares of Common Stock, which can be immediately converted to cash on the Valuation Date, when added to the Market Value of the Initial Shares, equals the sum of ten million dollars ($10,000,000). As of June 30, 2004, if the price of the Company's Stock remains unchanged from the $1.00 closing price on the Over-the-Counter Bulletin Board, the Company would have to issue an additional 5,744,680 shares of common stock on the Valuation Date. Because the governing document of KKLLC specifies that gains or losses on the value of KKLLC's assets, which would include the 4,255,320 shares of Company stock, are allocated 50% each to the Company and Kirkland Ranch, one half of the shares issued were recorded at $5,000,000, representing their $2.35 per share guaranteed value pursuant to the Contribution Agreement and one-half of the shares were recorded at $3,829,788, representing the average price between the high and low price per share on the Over-the Counter Bulletin Board of $1.80.

         As part of the financing for the joint venture transaction, the Company provided loans to KKLLC in the aggregate amount of $2.4 million to be paid pari passu with other debt from any initial profits of KKLLC. The loans have been eliminated in consolidation and included in the acquisition cost of the Company's controlling financial interest in KKLLC.

         In connection with the closing under the Contribution Agreement and to finance the joint venture transaction, the Company entered into a guaranty, dated as of April 21, 2004, in favor of The Travelers Insurance Company ("Travelers"), pursuant to which the Company guaranteed the obligations under that certain promissory note in the amount of $20 million (the "Travelers Note") issued by Travelers to Kirkland Cattle Co., a California general partnership, Kirkland Ranch, and Mr. Larry Kirkland, as co-borrowers. The obligations under the Travelers Note is collateralized by, among other things, a mortgage on certain land and a lien on certain assets, excluding inventory, owned by the Joint Venture Subsidiary.

         Pursuant to the Contribution Agreement, Kirkland Ranch contributed all of its assets and certain of its liabilities to the Joint Venture Subsidiary, including all of the assets of the Kirkland Ranch Winery located in Napa Valley, California. The Joint Venture Subsidiary has title and ownership to all of the Kirkland Ranch assets including, without limitation, sixty-nine (69) acres of vineyard land, a 57,000 square foot winemaking facility, wine labels including Kirkland Ranch Winery and Jamieson Canyon, inventory, accounts receivable, intellectual property and general intangibles. In connection with the transaction, the Company entered into an exclusive distribution and marketing agreement with the Joint Venture Subsidiary to sell wine and wine related products under its labels with an initial annual minimum purchase requirement equal to $3 million. Under a separate bottling agreement, the Joint Venture Subsidiary will serve as the exclusive bottler of the Company's products in California.

         In connection with the operations of the Joint Venture Subsidiary and subject to the occurrence of certain events, the Company is required to make additional cash capital contributions in accordance with the budget to the Joint Venture Subsidiary for certain business purposes. Such cash contributions include, solely to the extent not previously paid from cash provided at closing, certain principal and interest payments owed under the Travelers Note through April 21, 2007. The Company agreed, solely upon the occurrence of non-payment of principal and interest payments owed under the Travelers Note, to risk of forfeiture of its membership interest.

         Voting control of KKLLC is formally split between the Company and Kirkland Ranch. Pursuant to the Operating Agreement, however, the Company has disproportionate control over certain budgetary and expenditure matters while Kirkland Ranch has disproportionate control over certain operating matters. The Company has concluded that KKLLC is a Variable Interest Entity under Financial Interpretation No. 46 (Revised) - Consolidation of Variable Interest Entities ("FIN 46(R)"). Because of the requirement for Knightsbridge to make additional capital contributions to fund certain operating expenses and debt payments, and the requirement to make additional capital contributions should the Company stock owned by KKLLC be worth less than $10,000,000 on April 21, 2007, Knightsbridge would incur the majority of KKLLC's "expected losses" as defined by FIN 46(R). The Company believes this is true despite the basic sharing of income and losses between the Company and Kirkland Ranch on an equal basis. This basic equal sharing of income and loss results in "expected income" and any relatively small overall losses being shared equally. The equal allocation of losses is, however, limited by each partner's capital account which means that in all reasonable scenarios involving relatively large losses Knightsbridge would incur more than 50% of the loss.

         The Company recorded the assets and liabilities of KKLLC, including the "minority interest" (joint venture partner's) share based on their preliminary estimated fair values. Pursuant to the capital account maintenance provisions of the Limited Liability Company Agreement the minority interest was credited with the full net value of assets and liabilities less the $5,000,000 agreed-upon value of one-half of the Company shares contributed to KKLLC which are eliminated in consolidation. This resulted in an increase in the Company's net assets of $5,000,000. The preliminary estimate of the fair values of KKLLC's assets and liabilities was based on a June 3, 2002 independent appraisal of the land, buildings and fixtures and on management estimates of other assets and liabilities. Management is arranging for current independent appraisals of values as of April 21, 2004. KKLLC's asset and liability values will be adjusted when the current appraisals are obtained.

         The Company also incurred $28,588 of transaction costs in acquiring its joint venture interest. Because the fair value of KKLLC's identified assets and liabilities above the $5,000,000 of stock credited to the minority interest was allocated to the minority interest, an amount equal to the transaction cost was recorded as goodwill. The Company believes that paying this relatively small amount in excess of the identified assets and liabilities was worthwhile to acquire KKLLC to use as an initial United States base for its plan to establish a diversified international wine company.

         The allocation of the acquisition costs follow:

        Cash                                                $    316,503
        Accounts Receivable                                      130,483
        Inventory                                              4,424,373
        Other current assets                                     693,119
                                                            ------------

        Total current assets                                   5,564,478
                                                            ------------

        Property, Plant and Equipment                         39,402,080
        Goodwill                                                  28,588
                                                            ------------

        Total Assets                                          44,995,146

        Liabilities assumed                                  (23,169,684)

        Minority Interest                                    (16,796,874)
                                                            ------------

        Total Allocation of Acquisition Cost                $  5,028,588

NOTE 10: Put Option Contingency

         On November 6, 2003, the company's wholly-owned subsidiary, KFWBA Acquisition Corp., a Nevada corporation (KFWBA) acquired 100% of Bodegas y Venedos Anguinan S.A. (Bodegas). The purchase price consisted of a combination of $357,407, including $157,407 of transaction costs, one million shares of the company's restricted common stock and a put option liability (as defined below). The purchase price was paid to the former shareholders' of Bodegas. Originally the Company valued the stock at $1,900,000 (USD) based on the quoted market price and separately valued the put option as a liability with an estimated value of $1,461,033 for a total of $3,718,440. This treatment was based on the conclusion that the put options were "freestanding financial instruments" as referred to in SFAS 150 - Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS 150") and consequently should be valued separately. This conclusion resulted from the put options being set-forth in a separate agreement that was appended to the agreement for the purchase of the Bodegas stock.

         After review of the terms of the agreement, the Company has now concluded that the put options are not "freestanding financial instruments" but instead are not separable from the Company's agreement to purchase the stock of Bodegas, principally because, in the event of default the option holders are required to offer to take back the Bodegas stock in satisfaction of the amount owed to them pursuant to the put option.

          As a consequence of this reevaluation, the Company considers the put options to be a security price based contingency as defined in SFAS 141 - Business Combinations ("SFAS 141"). The Company is thereby restating the financial statements for the year ended December 31, 2003 and the three months ended March 31, 2004 to reflect the cost of the Bodegas acquisition as the cash expended of $357,407 (USD), including $157,407 of transaction costs and one million shares of the company's restricted common stock valued at $2,500,000 ($2.50 per share) pursuant to the agreement. This results in the following changes to previously reported amounts - removal of the put option liability shown as $1,534,825 ($167,886 current, $1,366,939 non-current) at December 31,
2003 and $1,635,046  ($276,767  current,  $1,358,279  non-current)  at March 31,
2004. The initial recorded valuation of property and equipment acquired in the transaction has been restated at an amount $861,033 lower than originally reported, additional paid-in-capital has been increased by $600,000, interest expense has been reduced by $73,792 for the year-ended December 31, 2003 and by $100,222 for the three months ended March 31, 2004 and the depreciation expense has been reduced by $6,747 for the year ended December 31, 2003 and by $10,071 for the three months ended March 31, 2004.. This results in the following changes to shareholders' equity at December 31, 2003 and March 31, 2004 and to net loss for the year and three months, respectively, then ended:

                                                       December 31,   March 31,
                                                          2003          2004

Shareholders'
   equity   -  as originally reported                 $ 3,168,867   $ 1,569,285
                       -  increase                        680,539       790,832
                                                        ---------     ---------
                       -  as restated                 $ 3,849,406   $ 2,360,117

Net loss    -  as originally reported                 $(5,123,324)  $(1,959,539)
                       -  decrease                         80,539       110,293
                                                        ---------     ---------
                       -  as restated                 $(5,042,785)  $(1,849,246)

Loss per share         -  as originally reported            (0.21)        (0.06)
                                                        ---------     ---------
                       -  increase
                       -  as restated                       (0.21)        (0.06)


         Pursuant to the Agreement, KFWBA entered into Put Options Agreements with the former shareholders of Bodegas (hereinafter the "Puts"), which provides that those former shareholders can compel KFWBA to purchase a specific portion of the Company's shares delivered as a part of the purchase price according to a schedule attached to each of the Puts. The Company has provided its Guarantee to each of such former shareholders of the performance of KFWBA under the Puts. The Company's shares subject to the Puts are required to be purchased by KFWBA, if exercised, at $2.50 per share. In order to secure the performance of KFWBA under the Puts (and of the Company, under its guarantee of KFWBA's performance under the Puts), the shares of Bodegas Anguinan Estate Winery acquired in this transaction are subject to the terms of a Stock Pledge Agreement.

         During the term of the Pledge Agreement Bodegas, among other things, cannot issue additional shares, amend its charter or by-laws in a way that might affect the security under the Pledge Agreement, is subject to limits on the sale, financing, liening or mortgaging of assets of Bodegas at the time of the acquisition. Under the Terms of the Stock Pledge Agreement, if the holders seek to enforce the pledge agreement they must offer to buy the shares of Bodegas from the Company for the amount owed.

In accordance with SFAS 141, when any of the put options expire unexercised there will be no accounting effect. When any of the put options are exercised and paid in cash, the payment will be recorded as a reduction of capital with no effect on income or loss.

NOTE 11:  Subsequent Events

         In July 2004, the Company completed a transaction with a UK publicly traded investment trust in which it exchanged 7,272,727 shares of restricted common stock in exchange for 4,444,444 ordinary shares of the investment trust. The Company simultaneously completed a transaction where it sold 2,222,222 of the ordinary shares for approximately $2,000,000.

         In July 2004 the Company exercised its sole and absolute discretion to reject the subscription agreements of certain shareholders for failure to pay the purchase price for the shares and/or provide other services for consideration. As such, the Company canceled 2,594,000 shares of its common stock held by 10 shareholders. The Shares are null and void and may not be sold or otherwise transferred to any third party.

         In August 2004, the Company terminated the contract of a consultant and canceled the 250,000 shares that were originally granted on June 18, 2004.

NOTE 12:  Going Concern

         As of June 30, 2004, the Company's working capital has been primarily financed with various forms of debt and convertible debt. The Company has suffered significant operating losses since its inception in its efforts to establish and execute its business strategy. The Company anticipates that it will continue to require additional working capital to fund its ongoing operations, repay certain debts in default and execute its business strategy. In the event that the Company does not continue to raise such required capital it would raise substantial doubt about the Company's ability to continue as a going concern.

         The Financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis and ultimately to attain profitability. The Company's management intends to obtain working capital through operations and to seek additional funding through debt and equity offerings to help fund the Company's operations as it expands. There is no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                         KNIGHTSBRIDGE FINE WINES, INC.





                        --------------------------------

                                   PROSPECTUS

                        --------------------------------



                                     PART II


ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation include provisions, which limit the liability of our directors. As permitted by applicable provisions of the Nevada Law, directors will not be liable to Knightsbridge for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director's duty to Knightsbridge or our shareholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit,
(ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of Knightsbridge or our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to Knightsbridge or our shareholders, or that show a reckless disregard for duty to Knightsbridge or our shareholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to Knightsbridge or our shareholders, or (iii) based on transactions between Knightsbridge and our directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of Nevada Law. This limitation of directors' liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

         We have been advised that it is the position of the Commission that insofar as the provision in Knightsbridge's Articles of Incorporation, as amended, may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         We are not issuing any common stock under this Registration Statement. All common stock registered pursuant to this Registration Statement is being registered on behalf of selling shareholders. We have agreed to pay all costs of this Registration Statement. The estimated expenses for the distribution of the common stock registered hereby, other than underwriting commissions, fees and Registrant's nonaccountable expense allowance are set forth in the following table:

       ITEM                                   AMOUNT
       ----                                   ------

       SEC Registration Fee                   $1,880.80
       Transfer Agent Fees                    $  500
       Legal Fees                             $10,000
       Accounting Fees                        $ 1,000
       Printing and Engraving Costs           $ 1,500
       Miscellaneous                          $ 1,000
                                              ----------
       Total                                  $15,880.80
                                              ==========



ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

         During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act as amended. Unless stated otherwise; (i) that each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (ii) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions;
(iii) the transactions did not involve a public offerings; and (iv) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

         In order to accomplish the August 2003 share exchange with Knightsbridge, we issued an aggregate of 12,402,500 (24,803,000 as of our forward split effective August 13, 2003) shares of our Common Stock in exchange for all of the issued and outstanding capital stock of Knightsbridge from the shareholders of Knightsbridge. The 12,402,500 shares are worth $9,922,000. The shares issued to the Knightsbridge Shareholders were issued to 35 persons, 7 of whom are employees of Knightsbridge whose shares in Knightsbridge were originally issued in accordance with Rule 701 and the remainder of whom are accredited investors, pursuant to the exemption from Registration provided by
Section 4(2) of the Securities Act of 1933, as amended, for issuances not involving a public offering.

         On August 6, 2003, we issued 130,000 shares of restricted Common Stock to Michael McIntyre pursuant to a consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act, for issuances not involving a public offering. The shares were valued at $0.12 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Michael McIntyre was $15,600. These restricted shares will vest 20,000 in August and 10,000 per month thereafter.

         In connection with a series of private debt financings between December 16, 2002 and September 23, 2003, we issued 610,000 warrants, each of which entitles the holder to purchase one share of our common stock for a period of five years from the date of issuance at a price of between $1.50 and $2.70 per share, to eight accredited investors pursuant to a private debt financing. The private debt financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Securities Act for issuances not involving a public offering.

         On October 16, 2003, we issued to Gryphon Master Fund, L.P. a 7.5% convertible note for $1,500,000 that is due together with all accrued but unpaid interest thereon, if any, on the third anniversary of the issuance date, to the extent such principal amount and interest have not been repaid or converted into shares of our common stock, at a price per share of $1.80. In addition, as further consideration to the investor, we issued 416,667 common stock purchase warrants, each of which entitles the holder to purchase one share of the our common stock, $.001 par value, for a period of three years from the date of issuance at a price of $2.40 per share. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On October 16, 2003, we issued 25,000 common stock purchase warrants to accredited investors, each of which entitles the holder to purchase one share of the our common stock, $.001 par value, for a period of three years from the date of issuance at a price of $2.40 per share. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On November 24, 2003, we issued 100,000 warrants, each of which entitles the holder to purchase one share of our common stock for a period of five years from the date of issuance at a price of $1.50 per share, to three accredited investors pursuant to a consulting agreement. The warrants were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act.

         On December 22, 2003, we issued to Gryphon Master Fund, L.P. a 7.5% convertible note for $2,000,000 that is due together with all accrued but unpaid interest thereon, if any, on the third anniversary of the issuance date, to the extent such principal amount and interest have not been repaid or converted into shares of our common stock, at a price per share of $1.80. In addition, as further consideration to the investor, we issued 1,111,111 common stock purchase warrants, each of which entitles the holder to purchase one share of the our common stock, $.001 par value, for a period of three years from the date of issuance at a price of $0.70 per share. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On December 22, 2003, we issued 60,000 common stock purchase warrants, each of which entitles the holder to purchase one share of the our common stock, $.001 par value, for a period of three years from the date of issuance at a price of $0.70 per share, to accredited investors. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On April 21, 2004 the Company acquired a 50% membership interest in Kirkland Knightsbridge, LLC, a California limited liability company (the "Joint

Venture Subsidiary") pursuant to that certain Capital Stock Contribution Agreement, dated as of April 21, 2004 (the "Contribution Agreement"), by and among Kirkland Ranch, LLC, a California limited liability company ("Kirkland Ranch"), the Joint Venture Subsidiary, the Company and Mr. Larry Kirkland. In exchange for its 50% membership interest, the Company made an initial capital contribution equal in value of $10 million through the initial issuance of 4,255,320 shares of its common stock, par value $.001 per share, at an initial valuation of $2.35 per share. As part of the financing for the joint venture transaction, the Company provided loans to the Joint Venture Subsidiary in the aggregate amount of $2.4 million to be paid pari passu with other debt from any initial profits of the Joint Venture Subsidiary. The Company obtained the necessary financing for the acquisition through the issuance of a $2 million senior secured convertible promissory note to an existing financing partner, details of which financing is disclosed under Item 5 to this Annual Report on Form 10-KSB.

         On April 21, 2004, as part of the financing of the Company's purchase of its 50% membership interest in the Joint Venture Subsidiary, the Company completed a senior secured convertible note financing with gross proceeds to the Company of $2 million. Net proceeds from the note offering, after estimated costs and expenses, were approximately $1,950,000 and were utilized to pay off certain debts and for working capital to the Joint Venture Subsidiary. In connection with the offering, the Company entered into a Securities Exchange Agreement with Gryphon Master Fund, L.P. ("Gryphon") pursuant to which, among other things, the Company issued a 7.5% senior secured convertible note due April 21, 2006 in the principal amount of $5,500,000 (the "Note"), $3,500,000 of which principal amount was previously outstanding and payable to Gryphon. The Company also issued to Gryphon: (i) a warrant to purchase 3,055,556 shares of the Company's common stock exercisable for a period of five (5) years from the date of issuance at an exercise price of $0.70 cents per share, 1,527,778 of which warrant shares were previously issued to Gryphon and outstanding, and (ii) a warrant to purchase 5,000,000 shares of the Company's common stock exercisable for a period of five (5) years from the date of issuance at an exercise price of $0.01 per share. The holder of the Note has the option, during the term of the Note, to convert the outstanding principal amount under the Note into the Company's common stock at a conversion price of $1.80 per share, subject to certain anti-dilution adjustments. Pursuant to the Amended and Restated Security Agreement, dated as of April 21, 2004, by and between the Company and Gryphon, the Note is secured by a lien and pledge of all of the assets of the Company. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

         On April 21, 2004, we issued 140,000 common stock purchase warrants, each of which entitles the holder to purchase one share of the our common stock, $.001 par value, for a period of three years from the date of issuance at a price of $0.70 per share. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On May 28, 2004, we issued 50,000 shares of restricted common stock to Longview Fund, LP, 40,000 shares of restricted common stock to Longview Equity Fund, LP and 10, 000 shares of restricted common stock to Longview International Equity Fund, LP pursuant to private debt financing. The private equity financing described above was made pursuant to the exemption from the registration provisions of the Securities Act provided by Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder.

         On June 18, 2004, we issued 250,000 shares of restricted Common Stock to Logic's Consulting, Inc. pursuant to a consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the

Securities Act, for issuances not involving a public offering. The shares were valued at $1.20 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Logic's Consulting, Inc. was $300,000. These restricted shares will vest 41,666 immediately and 41,666 per month thereafter.

         On June 18, 2004, we issued 100,000 shares of restricted Common Stock to Galatin Consulting, Inc. pursuant to a consulting agreement. The shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act, for issuances not involving a public offering. The shares were valued at $1.20 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to Galatin Consulting, Inc. was $120,000. These restricted shares will vest 25,000 shares per quarter.

         On June 18, 2004, we issued 85,500 shares of restricted Common Stock to twelve employees. The shares were issued in accordance with Rule 506 under
Section 4(2) of the Securities Act, for issuances not involving a public offering. The shares were valued at $1.20 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to certain employees was $102,600.

         On June 18, 2004, we issued 80,500 shares of restricted Common Stock to seven consultants. The shares were issued in accordance with Rule 506 under
Section 4(2) of the Securities Act, for issuances not involving a public offering. The shares were valued at $1.20 per share, the market price for shares of our common stock at the time of issuance. Therefore, the total aggregate value of the consideration paid to certain employees was $96,600.

ITEM 27.  EXHIBITS

Exhibits.

Exhibit Number     Description
--------------     -----------

2.1 Share Exchange Agreement between Tech-Net Communications, Inc. and the shareholders of Knightsbridge Fine Wines, Inc., dated as of July 31, 2003 (Incorporated by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K filed on August 1, 2003).

3.1                Articles of  Incorporation of Tech-Net  Communications,  Inc.
                   (Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2 (File No. 333-90456)).

3.2                Amendment  to the Articles of  Incorporation  of the Company.
                   (Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K filed on May 11, 2004).

3.3 Amended Bylaws of the Company (Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2 (File No. 333-90456)).

5.1                Consent of Law Offices of Louis E. Taubman, P.C.

10.1 Form of Purchase Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of October 16, 2003 (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on October 17, 2003).

10.2 Form of Convertible Note issued by the Company to Gryphon Master Fund, L.P., dated as of October 16, 2003 (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on October 17, 2003).

10.3 Form of Registration Rights Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of October 16, 2003 (Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on October 17,
                   2003).

10.4 Form of Common Stock Purchase Warrant issued by the Company to Gryphon Master Fund, L.P., dated as of October 16, 2003 (Incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on October 17, 2003).

10.5 Stock Purchase Agreement among Raul Granillo Ocampo, Nelida Barros Reyes and KFWBA Acquisition Corp., dated as of November 5, 2003 (Incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed on November 6,
                   2003).

10.6 Form of Purchase Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of December 22, 2003 (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on December 22, 2003).

10.7 Form of Convertible Note issued by the Company to Gryphon Master Fund, L.P., dated as of December 22, 2003 (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed on December 22, 2003).

10.8 Form of Common Stock Purchase Warrant issued by the Company to Gryphon Master Fund, L.P., dated as of December 22, 2003 (Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on December 22, 2003).

10.9 Form of Registration Rights Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of December 22, 2003 (Incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on December 22,
                   2003).

10.10 Form of Security Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of December 22, 2003 (Incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed on December 22, 2003).

10.11 Employment Agreement between Paul Gardner and the Company, dated February 20, 2003. (Incorporated by reference to Exhibit 10.11 to the Company's Annual Report on Form 10-K filed on May 11, 2004).

10.12 Employment Agreement between Joe Carr and the Company, dated June 1, 2003. (Incorporated by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-K filed on May 11,
                   2004).

10.13 Form of Capital Stock Contribution Agreement by and among Kirkland Ranch, LLC, Kirkland Knightsbridge, LLC, Knightsbridge Fine Wines, Inc and Mr. Larry Kirkland, dated as of April 21, 2004 (Incorporated by reference to Exhibit
                   10.1 to the Company's Current Report on Form 8-K filed on May 3, 2004).

10.15 Form of Promissory Note issued by Larry Kirkland, Kirkland Knightsbridge, LLC and Kirkland Cattle Co. to The Travelers Insurance Company, dated April 21, 2004 (Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on May 3, 2004).

10.16 Form of Trust Deed, Security Agreement, Assignment of Rents and Fixture Filing by and among Larry Kirkland, Kirkland Knightsbridge, LLC, Kirkland Cattle Co., First American Title Insurance Company and The Travelers Insurance Company, dated April 21, 2004 (Incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on May 3,
                   2004).

10.17 Form of Securities Exchange Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of April 21, 2004 (Incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K filed on May 3, 2004).

10.18 Form of Convertible Note issued by the Company to Gryphon Master Fund, L.P., dated April 21, 2004 (Incorporated by reference to Exhibit 10.6 to the Company's Current Report on Form 8-K filed on May 3, 2004).

10.19 Form of Common Stock Purchase Warrant issued by the Company to Gryphon Master Fund, L.P., dated April 21, 2004 (Incorporated by reference to Exhibit 10.7 to the Company's Current Report on Form 8-K filed on May 3, 2004).

10.20 Form of Common Stock Purchase Warrant (Green Shoe Warrant) issued by the Company to Gryphon Master Fund, L.P., dated April 21, 2004 (Incorporated by reference to Exhibit 10.8 to the Company's Current Report on Form 8-K filed on May 3,
                   2004).

10.21 Form of Registration Rights Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of April 21, 2004 (Incorporated by reference to Exhibit 10.9 to the Company's Current Report on Form 8-K filed on May 3, 2004).

10.22 Form of Amended and Restated Security Agreement by and between the Company and Gryphon Master Fund, L.P., dated as of April 21, 2004 (Incorporated by reference to Exhibit 10.10 to the Company's Current Report on Form 8-K filed on May 3,
                   2004).

10.23 Sales and Marketing Agreement by and between the Company and Kirkland Ranch Winery, dated as of June 1, 2003

10.24 License Agreement by and between the Company, Guy Buffet and The Guy Buffet Collection, dated as of July 9, 2003

10.25 License Agreement by and between the Company and The Andy Warhol Foundation For the Visual Arts, Inc., dated as of September 22, 2003

10.26 Sales and Marketing Agreement by and between the Company and Gutsverwaltung Niederhausen Schlossbockenheim, dated as of February 1, 2004

14.1 Code of Ethics of the Company. (Incorporated by reference to Exhibit 14.1 to the Company's Annual Report on Form 10-K filed on May 11, 2004).

16.1 Letter from Morgan & Company regarding change in certifying accountant, dated December 1, 2003 (Incorporated by reference to Exhibit 16.1 to the Company's amendment to Current Report on Form 8-K/A filed on December 1, 2003).

21.1               List of  Subsidiaries.  (Incorporated by reference to Exhibit
                   21.1 to the Company's Annual Report on Form 10-K filed on May 11, 2004).

23.1               Consent of Marks Paneth & Shron LLP, Independent Auditors








ITEM 28.  UNDERTAKINGS.

         We hereby undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange

Commission by us pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         In addition, we hereby undertake:

         (a) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (b) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

         We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KNIGHTSBRIDGE FINE WINES, INC.

By: /s/ JOEL SHAPIRO                                    Dated:  November 01,2004
--------------------------------------------
Name:   Joel Shapiro

Title:  Chairman, Chief Executive Officer
        Chief Financial Officer
Dated:

         Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


       /s/ Joel Shapiro                                 Dated: November 01,2004
       -----------------------
       Joel Shapiro
       Chairman & Chief Executive Officer


       /s/ Anthony J. A. Bryan                          Dated:  November 01,2004
       -----------------------
           Anthony J. A. Bryan
           Director

       /s/ Phillip E. Pearce                            Dated:  November 01,2004
       -----------------------
           Phillip E. Pearce
           Director

       /s/ Charles D. Marin                             Dated:  November 01,2004
       -----------------------
           Charles D. Marin
           Controller, Director

                                                        Dated:
       -----------------------
           Larry Kirkland
           Director

       /s/ Michael Jeub                                 Dated:  November 01,2004
       -----------------------
           Michael Jeub
           Director